AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 30, 2014
INVESTMENT COMPANY ACT FILE NO. 811-22404

U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM N-2
(CHECK APPROPRIATE BOX OR BOXES)

REGISTRATION STATEMENT UNDER THE
INVESTMENT COMPANY ACT OF 1940	☒
AMENDMENT NO. 2
________________________________	☐

SCS Hedged Opportunities Fund, LLC

(Exact name of Registrant as specified in charter)

One Winthrop Square
Boston, Massachusetts  02110

(Address of Principal Executive Offices)

(617) 204-6400

(Registrant’s Telephone Number, including Area Code)

Peter H. Mattoon
c/o SCS Capital Management, LLC
One Winthrop Square
Boston, Massachusetts  02110

(Name and address of agent for service)

Please Send Copies of all Communications to:

Toby Serkin
Bingham McCutchen LLP
One Federal Street
Boston, Massachusetts 02110

EXPLANATORY NOTE

This Registration Statement has been filed by Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended.  However, interests in the Registrant are not being registered under the Securities Act of 1933, as amended (the “Securities Act”), since such interests will be issued solely in private placement transactions which do not involve any “public offering” within the meaning of Section 4(2) of the Securities Act.  This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any interests in the Registrant.

Memorandum Number: ____________________________	Name: ____________________________________

CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM

May 30, 2014

SCS HEDGED OPPORTUNITIES FUND, LLC

A Private Offering of Limited Liability Company Interests

Adviser:  SCS Capital Management, LLC

Minimum Subscription:  $25,000

The Fund is a Delaware limited liability company registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as a closed-end, non-diversified, management investment company.  The Fund’s investment objective is to seek attractive, long-term capital appreciation with volatility that is lower than that of the equity market and returns that demonstrate a low correlation to both the equity and fixed income markets.

The Securities and Exchange Commission and the Commodity Futures Trading Commission have not approved or disapproved these securities or passed upon the adequacy of this memorandum. Any representation to the contrary is a criminal offense.

This Confidential Private Placement Memorandum (the “Memorandum”) sets forth concisely information about the SCS Hedged Opportunities Fund, LLC (the “Fund”) that a prospective investor should know before investing in the Fund.  It includes the information required to be included in a prospectus and statement of additional information.  Please read it before you invest and keep it for future reference.

You may request a free copy of this Memorandum, annual and semi-annual reports to Investors and other information about the Fund, and make inquiries by calling (877) 653-1415 or by writing to the Fund.  Additional information about the Fund has been filed with the Securities and Exchange Commission (“SEC”) and is available on the SEC ’s website at www.sec.gov.

The interests described in this Memorandum have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any of the States of the United States.  The offering contemplated by this Memorandum will be made in reliance upon an exemption from the registration requirements of the Securities Act for offers and sales of securities which do not involve any public offering, and analogous exemptions under state securities laws.

This Memorandum shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of interests in the Fund in any jurisdiction in which such offer, solicitation or sale is not authorized or to any person to whom it is unlawful to make such offer, solicitation or sale.  No person has been authorized to make any representations concerning the Fund that are inconsistent with those contained in this Memorandum.  Prospective investors should not rely on any information not contained in this Memorandum or the appendices hereto.

This Memorandum is intended solely for the use of the person to whom it has been delivered for the purpose of evaluating a possible investment by the recipient in the interests in the Fund described herein, and is not to be reproduced or distributed to any other persons (other than professional advisors of the prospective investor receiving this document).  Notwithstanding the foregoing and any other provision or statement in any offering document of the Fund (including the Subscription Agreement, this Memorandum and the Fund’s Limited Liability Company Agreement, as amended and/or restated from time to time (as so amended and in effect from time to time , the “LLC Agreement”), but subject to restrictions reasonably necessary to comply with federal or state securities laws, an investor (and each employee, representative or other agent of the investor ) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the Fund and the offering of its interests and all materials of any kind (including opinions or other tax analyses) that are provided to the Investor relating to such tax treatment and tax structure.

Prospective investors should not construe the contents of this Memorandum as legal, tax or financial advice.  Each prospective investor should consult his or her own professional advisors as to the legal, tax, financial or other matters relevant to the suitability of an investment in the Fund for such investor .

These securities are subject to substantial restrictions on transferability and resale and may not be transferred or resold except as permitted under the LLC Agreement, and as permitted under the Securities Act and applicable state securities laws pursuant to registration or exemption therefrom.

As a feeder fund, the Fund invests all or substantially all of its assets in SCS Hedged Opportunities Master Fund, LLC, a Delaware limited liability company (the “Master Fund”).  The Fund and the Master Fund have the same investment objective , policies and strategies.

In making an investment decision, prospective investors must rely upon their own examination of the Fund and the terms of the offering, including the merits and risks involved.  Neither the SEC nor any state securities commission has approved or disapproved the Fund’s interests or passed upon the adequacy of the disclosure in this Memorandum.  Any representation to the contrary is a criminal offense.

Interests in the Fund are not deposits or obligations of, or guaranteed or endorsed by, any bank or other insured financial institution, and are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other government agency.

The Adviser is registered as a “commodity pool operator” (“CPO”) under the Commodity Exchange Act with respect to its service as investment adviser to the Fund.  The Adviser seeks to rely on CFTC Regulation 4.12(c)(3) with respect to the Fund, which relieves the Advisor from certain CFTC recordkeeping, reporting, and disclosure requirements that would otherwise apply to it as a registered CPO.

CIRCULAR 230 NOTICE.  TO ENSURE COMPLIANCE WITH REQUIREMENTS IMPOSED BY UNITED STATES TREASURY REGULATIONS, WE INFORM YOU THAT:  (1) ANY UNITED STATES FEDERAL TAX ADVICE CONTAINED IN THIS MEMORANDUM IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, BY ANY TAXPAYER FOR THE PURPOSE OF AVOIDING UNITED STATES FEDERAL TAX PENALTIES THAT MAY BE IMPOSED ON THE TAXPAYER; (2) ANY SUCH ADVICE IS WRITTEN TO SUPPORT THE PROMOTION OR MARKETING OF THE TRANSACTIONS OR MATTERS DESCRIBED IN THIS MEMORANDUM; AND (3) EACH TAXPAYER SHOULD SEEK ADVICE BASED ON THE TAXPAYER’S PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

May 30, 2014

DIRECTORY

Master Fund:	SCS Hedged Opportunities Master Fund, LLC c/o SCS Capital Management, LLC One Winthrop Square Boston, MA 02110
Investment Adviser:	SCS Capital Management, LLC One Winthrop Square Boston, MA 02110
Auditors:	PricewaterhouseCoopers LLP 125 High Street Boston, MA 02110
Administrator:	U.S. Bancorp Fund Services, LLC MK-WI-T5F 777 E. Wisconsin Avenue Milwaukee, WI 53202
Counsel:	Bingham McCutchen LLP One Federal Street Boston, MA 02110

TABLE OF CONTENTS

PAGE

SUMMARY OF TERMS	1

SUMMARY OF FEES AND EXPENSES	24

THE FUND	25

INVESTMENT PROGRAM	26

CERTAIN RISK FACTORS	36

MANAGEMENT OF THE FUND	55

THE ADVISER	62

CONFLICTS OF INTEREST	65

CAPITAL ACCOUNTS AND ALLOCATIONS.	66

VOTING	68

SUBSCRIPTIONS FOR INTERESTS.	69

REDEMPTIONS, REPURCHASES OF INTERESTS, DISTRIBUTIONS AND TRANSFERS	71

CALCULATION OF NET ASSET VALUE; VALUATION	75

CERTAIN U.S. FEDERAL INCOME TAX ASPECTS	76

ERISA CONSIDERATIONS	92

PROXY VOTING POLICIES AND PROCEDURES	93

SUMMARY OF LLC AGREEMENT	95

ADDITIONAL INFORMATION	99

APPENDIX A – LIMITED LIABILITY COMPANY AGREEMENT	A -1

SUMMARY OF TERMS

The information set forth below is intended only for quick reference, is neither complete nor exact and is qualified in its entirety by reference to the more detailed information appearing elsewhere in this Confidential Private Placement Memorandum (the “Memorandum”).  All information in this Memorandum regarding the limited liability company operating agreement of the Fund as amended and/or restated, from time to time (as so amended and in effect from time to time , the “LLC Agreement”), and all other documents referenced herein, is qualified by a full statement of the terms thereof, which you should carefully review .

The Fund
The Fund is a Delaware limited liability company registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as a closed-end, non-diversified, management investment company.  The Fund commenced investment operations on September 1 , 2010.  This Memorandum relates to the offering of limited liability company interests (the “Interests”) in the Fund, which, as described below, may be denominated in Units.

Investment Objective
The Fund seeks attractive, long-term capital appreciation with volatility that is lower than that of the equity market and returns that demonstrate a low correlation to both the equity and fixed income markets.  Broadly defined, the equity market represents the totality of stocks that are traded on stock markets around the world.  Fixed income markets refer to bonds or other interest rate securities that trade around the world.

The Master Fund
The Fund invests all or substantially all of its assets through a master fund/feeder fund structure in SCS Hedged Opportunities Master Fund, LLC, a Delaware limited liability company (the “Master Fund”) registered under the 1940 Act as a closed-end management investment company with the same investment objective, policies and strategies as the Fund.

In addition, SCS Capital Management LLC (the “Adviser”) serves as investment adviser to both the Fund and Master Fund.  The Directors (as described below) serve as the directors to both the Fund and Master Fund and the other service providers described herein as applicable).  The following Summary is applicable to both the Fund and the Master Fund, and, unless otherwise indicated, the term “Fund” shall include both the Fund and Master Fund.

Like all other investors in the Master Fund, the Fund is responsible for its pro rata share of the Master Fund’s operating and overhead expenses.  Currently, there is one other feeder fund that invests all or substantially all of its assets in the Master Fund.  Other feeder funds may invest in the Master Fund in the future.  Each feeder fund that invests in the Master Fund, including the Fund, bears its pro rata share of the expenses of  the Master Fund based on the feeder fund’s portion of average net assets of the Master Fund.  There can also be feeder fund specific expenses which solely are borne by that designated feeder fund (e.g., feeder level investor servicing fees).  (This Memorandum does not constitute an offer to sell or the solicitation of an offer to buy any interests in the Master Fund or any feeder fund that invests in the Master Fund other than the Fund.)

Currently, all trading for the Fund is at the Master Fund level.  In the future, the Adviser may also trade at the Fund level.

Investment Strategies
The Fund pursues its investment objective by allocating its assets primarily among a diversified group of hedge funds (“Portfolio Funds”) managed by portfolio managers with differing styles and strategies.   The Fund may also invest, both directly and indirectly, in certain intermediary collective investment vehicles, including entities which are affiliates of the Adviser.   In this Memorandum, references to the phrases “Portfolio Fund” and “portfolio manager ” are intended to be generic references to private investment vehicles and funds that utilize non-traditional investment strategies and the investment advisers who manage such investment vehicles’ and funds’ investment strategies.

The Fund seeks to achieve capital appreciation through investments in Portfolio Funds in two primary categories: (1) Portfolio Funds of established top-tier portfolio managers with limited capacity for new investment in which allocations are secured by the Fund; and (2) early stage Portfolio Funds managed by new or “undiscovered” portfolio managers.

Under normal circumstances , the primary investment strategy of the Fund is long/short equity.  However, the Fund may opportunistically invest in Portfolio Funds that employ a variety of investment strategies, including, but not limited, to: relative value (market neutral, convertible arbitrage, statistical arbitrage, fixed-income); event driven (merger arbitrage, high yield, distressed debt, capital structure arbitrage); and other non-traditional strategies (e.g., commodities arbitrage).  In implementing these strategies, the Portfolio Funds may acquire positions in a wide variety of U .S. and non-U.S. securities and other financial instruments, including, but not limited to, common stocks, debt securities, convertible securities, bank debt, private placements, commodities, futures, options and other derivative instruments. The Portfolio Funds may also use leverage as part of their investment strategy.

SCS Capital Management, LLC, as Adviser, seeks to select Portfolio Funds that are managed by portfolio managers who have demonstrated the ability to achieve superior risk-adjusted rates of return during their investment career.  However, this may be the first time some of these portfolio managers are managing a hedge fund of their own.  This presents particular challenges such as managing employees, balance sheets, service providers and investors.  While the due diligence process conducted by the Adviser is extensive and designed to seek to prevent capital loss, a given Portfolio Fund may experience significant loss as a result of declines in an economic sector, industry group, stock market or for portfolio infrastructure failure.

To seek to mitigate the risk of investing its capital in a single Portfolio Fund, the Fund generally will seek to limit the capital invested in any one Portfolio Fund with less than a 3-year track record to 5% of the Fund’s investment portfolio, whereas a Portfolio Fund managed by an experienced portfolio manager (i.e., a Portfolio Fund with greater than a 3-year track record ) may comprise up to 10% of the Fund’s investment portfolio.  On average, the Fund’s investment portfolio typically holds 10 to 20 Portfolio Funds.  The Fund may be exposed to a single portfolio manager in excess of the foregoing guidelines if such portfolio manager manages several Portfolio Funds in which the Fund invests.  The Fund may exceed the foregoing exposure guidelines in certain circumstances, including but not limited to, as the Fund is seeking to invest substantial capital or the Fund liquidates portfolio securities to fulfill repurchase requests (which the Board of Directors (the “Board”) in its sole discretion may authorize) or due to fluctuations in the value of the Fund’s portfolio securities.

The Fund is structured as a multi-manager hedge fund-of-hedge funds.  By diversifying its assets among multiple Portfolio Funds managed by multiple portfolio managers employing varying styles and strategies, the investment risks associated with an investment in any one of the Portfolio Funds may be reduced.

Hedge funds generally accept money exclusively from institutional accounts and wealthy individual investors, and require a minimum investment that is in excess of the amount many individuals are able or willing to invest on their own.  By investing in a diverse group of Portfolio Funds, the Fund seeks to provide Investors with access to the varied skills and expertise of the portfolio managers of such Portfolio Funds while at the same time seeking to reduce the risks and volatility associated with investing through a single Portfolio Fund.  The Adviser believes that its investment experience and unique network of relationships in the investment business gives the Fund access to Portfolio Funds managed by portfolio managers otherwise unavailable or unknown to many of its Investors.

The Adviser selects Portfolio Funds on the basis of various criteria, including, among other things, the Portfolio Fund’s investment performance during various time periods and market cycles, the infrastructure of the Portfolio Fund’s portfolio manager, and the reputation, experience, training and investment philosophy of the Portfolio Fund’s portfolio manager.  In addition, the Adviser prefers Portfolio Funds in which the respective portfolio managers of the Portfolio Funds have substantial personal investments in such Portfolio Funds.

From time to time the Adviser may purchase put or call options, exchange traded funds or similar instruments directly on behalf of the Fund to hedge certain risk exposures of the Fund or for investment purposes.

Subject to the investment restrictions set forth below, the Fund does not follow a rigid investment policy that would restrict the Fund from participating in any market, strategy, or investment.  In fact, the Fund’s assets may be deployed in whatever investment strategies are deemed appropriate to achieve the Fund’s investment objective under prevailing economic and market conditions.

The investment program of the Fund is speculative and entails substantial risks.  There can be no assurance that the Fund’s investment objective will be achieved, and certain investment practices (e.g., a Portfolio Fund’s use of leverage, derivatives and short sales) may increase any adverse impact to which the Fund’s investment portfolio may be subject.  See “Investment Program” and “Certain Risk Factors.”

Investments by Portfolio Funds
Except as provided in the governing documents of the Portfolio Funds, there are no limits on what types of investments or investment techniques the respective portfolio managers may make on behalf of the Portfolio Funds.  Some of the investment techniques include but are not limited to:

• Long/Short Equity.  Purchasing long positions in equity securities which are believed to be undervalued and likely to increase in value and taking short positions in equity securities believed to be overvalued and likely to decline in value.  The implementation of long/short strategies varies considerably from manager to manager in terms of industry focus, investment horizon and use of leverage.  Some strive to be “market neutral” while others may have a long or short bias in their investment approach.

• Long-term Stock Investing.  Selecting common stocks or stock options based primarily upon fundamental analysis, market inefficiencies and an assessment of overall market trends.  This strategy may also include purchasing preferred stocks, debt securities and short-term money market instruments.Short-term Trading. Purchasing and selling common stocks and stock options with short time intervals between buying and selling, to take advantage of specific price movements and overall trends.

• Emerging Growth Stock Investing.  Investing in stocks of small to medium-sized enterprises with strong growth characteristics.

• Undervalued Assets Investing.  Investing in securities whose prices in the public market represent a significant discount from the private market value of the issuer’s assets.  The private market value is the value informed industry investors or participants are willing to pay to purchase assets with similar characteristics.

• Sector Investing.  Investing in securities in a specific geographic region or industry sector, which may include, without limitation, international and emerging market debt and equity securities.

• Investment Companies.  Investing in, and trading the shares of, both U.S. and non-U.S. investment companies, including closed-end partnerships (to the extent permitted by law).

• Influential Holdings.  Investing in securities with the intent of exercising a degree of influence (whether by gaining representation on the board of directors or otherwise) over the management or operations of a portfolio company.

• Event Driven.  Investing in securities of companies that are involved in special situations such as corporate restructurings, acquisition, merger or bankruptcy.  The portfolio managers may cause the Portfolio Funds to take a long position in the company being acquired and a short position in the acquiring company or the reverse.

· Short Selling.  Identifying and selling short or using derivatives to create synthetic short positions in common stocks that are overvalued, frequently in companies with accounting or management difficulties, or that face a severe down-turn in their business, resulting in questions as to their viability as going concerns.  Although these strategies are usually short only, short selling strategies may involve taking long positions for limited periods of time.

● Convertible and Diversified Hedging.  Buying long positions in convertible bonds or preferred stock and selling short the corresponding common stock or call option.  Includes option hedging, option spreading, commodity option hedging, international risk arbitrage, and interest rate spreading.

· Risk Arbitrage.  Arbitrage in securities which are the subject of tender offers, exchange offers or mergers, liquidations, reorganizations, bankruptcies and other extraordinary corporate transactions.  This technique may also include the purchase of creditors’ claims against companies in bankruptcy or financial distress at less than face value, with the expectation of receiving greater payments or the distribution of securities pursuant to a liquidation or reorganization plan.  The success or failure of this strategy usually depends upon whether the Portfolio Fund’s portfolio manager accurately predicts the outcome of a proposed merger, tender offer, financial restructuring or other extraordinary transaction.

● Futures and Options Investing.  Investing in a diversified portfolio of financial, currency and commodity options and futures (but only if and to the extent the Fund and the Portfolio Fund’s portfolio manager meet the requirements of the Commodity Exchange Act and the applicable rules and regulations of the Commodity Futures Trading Commission (“CFTC”).

• New Financial Instruments.  In addition to the strategies described above, the Portfolio Funds may take advantage of opportunities presented by the development of new investment or financial techniques or instruments, to the extent such techniques or instruments are consistent with the Fund’s investment objective.

In addition, certain securities in which Portfolio Funds invest may be illiquid, restricted and/or may not have readily ascertainable market prices.

Percentage Limitations
Unless otherwise specified, percentage limitations on investments will be applied at the time of investment.  Therefore, these percentages could be exceeded due to fluctuations in the value of the Fund’s portfolio securities or liquidation of portfolio securities to fulfill repurchase requests (which the Board, in its sole discretion, may authorize) or to pay expenses.  The percentage limitations applicable to the Fund set forth in this Memorandum apply only to the investments made by the Fund.  Accordingly, the Fund’s investment limitations are not applied to the portfolio securities held by the Portfolio Funds in which the Fund may invest.

Hedging Activities
The Adviser seeks to use hedging strategies in the overall construction of the Fund’s investment portfolio.  Specifically, the Adviser allocates assets to portfolio managers with differing or opposing strategies in an effort to reduce correlations in the investment portfolio of the Fund.  By allocating assets in such a manner the Adviser strives to create a “hedged” portfolio of Portfolio Funds.  While the Adviser seeks to implement this hedging strategy primarily at the portfolio manager level, the Adviser may also complement this hedging strategy by using put or call options, exchange traded funds or similar instruments directly on behalf of the Fund with a view to reducing correlations that can develop in the portfolio due to shifts in portfolio manager holdings or from changes in the market environment.

Portfolio Fund Leverage
Certain of the Portfolio Funds may borrow funds from brokerage firms and banks and such borrowings will not be subject to the limits described above.  The Fund will have no control over the amount of leverage used.  In addition, the Portfolio Funds may indirectly leverage their portfolios by investing in instruments with embedded “leverage” features such as options, swaps, forwards, contracts for differences and other derivative instruments.  While leverage presents opportunities for increasing the Portfolio Fund’s total return, it has the effect of potentially increasing losses to the Portfolio Fund as well.  Accordingly, any event that adversely affects the value of an investment, either directly or indirectly, by a Portfolio Fund could be magnified to the extent that leverage is employed by the Portfolio Fund.  The cumulative effect of the use of leverage by a Portfolio Fund in a market that moves adversely to the investments of the entity employing the leverage could result in a loss to the Portfolio Fund that would be greater than if leverage were not employed by such Portfolio Fund.  In addition, to the extent that the Portfolio Funds borrow funds, the rates at which they can borrow may affect the operating results of the Portfolio Funds.

In general, the anticipated use of short-term margin borrowings by the Portfolio Funds results in certain additional risks to the Fund.  For example, should the securities that are pledged to brokers to secure the Portfolio Funds’ margin accounts decline in value, or should brokers from which the Portfolio Funds have borrowed increase their maintenance margin requirements (i.e., reduce the percentage of a position that can be financed), then the Portfolio Fund could be subject to a “margin call”, pursuant to which the Portfolio Funds must either deposit additional funds with the broker or suffer mandatory liquidation of the pledged securities to compensate for the decline in value.  In the event of a precipitous drop in the value of the assets of a Portfolio Fund, the Portfolio Fund might not be able to liquidate assets quickly enough to pay off the margin debt and might suffer mandatory liquidation of positions in a declining market at relatively low prices, thereby incurring substantial losses.

Risk Factors
An investment in the Fund involves various risks and is suitable only for persons who can afford fluctuations in the value of their capital, who do not require liquidity in their investment and who can afford a loss of all or a substantial portion of their investment.  There is no assurance that the investment strategies employed by the Fund and Portfolio Funds selected by the Fund will be successful.  Each prospective Investor should carefully review this Prospectus and the agreements referred to herein before deciding whether to invest in the Fund.  See “Certain Risk Factors.”

• Risks Relating to Multiple Managers.  The overall success of the Fund depends on, among other things, (i) the ability of the Fund to develop a successful asset allocation strategy, (ii) the ability of the Fund to select Portfolio Funds and to allocate the assets amongst them, and (iii) the ability of the portfolio managers of the Portfolio Funds to be successful in their strategies.  The past performance of such strategies is not necessarily indicative of their future profitability.  No assurance can be given that the strategy or strategies utilized by a given Portfolio Fund will be successful under all or any future market conditions.

The level of risk associated with the Fund’s investments varies depending on the particular investment strategy utilized by a Portfolio Fund.  Because the Fund may allocate its assets to several Portfolio Funds whose portfolio managers make their trading decisions independently, it is possible that one or more of such Portfolio Funds may, at any time, take positions which may be opposite of positions taken by other Portfolio Funds.  It is also possible that Portfolio Funds may on occasion take substantial positions in the same security or group of securities at the same time creating hidden correlations.  The possible lack of diversification caused by these factors may subject the investments of the Fund to more rapid change in value than would be the case if the assets of the Fund were more widely diversified.  In addition, a particular Portfolio Fund may take positions for its other clients which may be opposite to positions taken for the Fund.

· Risks Associated with Portfolio Funds. The Fund intends to pursue its investment objective by allocating its assets primarily among a group of pooled vehicles, investment companies and entities excluded from the definition of investment company (i.e., hedge funds).  The Investor will indirectly bear the Fund’s proportionate share of any management fees, performance based compensation and other expenses paid by such Portfolio Funds in which the Fund invests in addition to the fees and expenses paid by the Fund.

When the Fund invests in Portfolio Funds, the Adviser has no control of the trading policies or strategies of such entities and does not have the same ability as with separate accounts to react quickly to changing investment circumstances due to the limited liquidity of these types of investments.  Investing in Portfolio Funds involves other risks, including the following:

• The Portfolio Funds are not expected to be registered as investment companies under the 1940 Act and the Fund, as an indirect investor in these Portfolio Funds, will not have the benefit of the protections afforded by the 1940 Act to investors in registered investment companies.

• Although the Adviser will periodically receive information from each Portfolio Fund regarding its investment performance and investment strategy, the Adviser may have little or no means of independently verifying this information.  Portfolio Funds are not contractually or otherwise obligated to inform their investors, including the Fund, of details surrounding proprietary investment strategies or positions.  In addition, the Fund and the Adviser have no control over the Portfolio Funds’ investment management, brokerage, valuation procedures, custodial arrangements or operations and must rely on the experience and competency of each Portfolio Fund’s manager in these areas.

• The Fund may make additional investments in, or withdrawals from, the Portfolio Funds only at certain times specified in the governing documents of the Portfolio Funds.  In addition, the Portfolio Funds may have limitations on withdrawals due to “lock-up” periods, “gates” (which provide for a maximum withdrawal amount from a Portfolio Fund in a withdrawal period) and suspensions of withdrawals or payment of withdrawal proceeds from a Portfolio Fund.

• To the extent the Fund’s holdings in a Portfolio Fund afford it no ability to vote on matters relating to the Portfolio Fund, the Fund will have no say in matters that could adversely affect the Fund’s investment in the Portfolio Fund.  Portfolio Funds may be permitted to distribute securities or other investments in kind to investors, including the Fund.

Securities that the Fund may receive upon a distribution may be illiquid or difficult to value.  In such circumstances, the Adviser would seek to dispose of these securities in a manner that is in the best interests of the Fund though possibly at a steep discount to the fair market value of such securities.

• Prospective investors in the Fund should review carefully the discussion in this section for other risks associated with the Fund and the Adviser’s and the portfolio managers’ styles of investing.  An investment in the Fund should be made only by Investors who understand the nature of the investment, do not require liquidity in their investment in the Fund and can bear the economic risk of the investment.

• General Market and Securities Risk.  Any investment in securities carries certain market risks.  In addition to the factors discussed elsewhere in this Prospectus, investments by the Portfolio Funds may decline in value for any number of reasons over which the Portfolio Funds may have no control, including changes in the overall market for equity and/or debt securities, and factors pertaining to particular portfolio securities, such as management, the market for the issuer’s products or services, sources of supply, technological changes within the issuer’s industry, the availability of additional capital and labor, general economic conditions, political conditions and other similar conditions.

• Risks Associated with Equity Securities Generally.  The value of equity securities generally will vary with the performance of the issuer and movements in the equity markets.  As a result, the Fund through its investment in the Portfolio Funds may suffer losses if one or more of the Portfolio Funds invest in equity instruments of issuers whose performance diverges from the portfolio manager’s expectations or if equity markets generally move in a single direction and the Portfolio Funds and/or the Fund have not hedged against such a general move.

• Risks Associated with Equity Securities of Growth Companies.  Growth stocks are generally more sensitive to market movements than other types of stocks, primarily because their stock prices are heavily dependent on future expectations.  Securities of growth companies generally trade less frequently and in smaller volume than many other exchange listed securities and/or than securities of more established companies.  The values of these securities may fluctuate more sharply than exchange-listed securities, and the portfolio managers may experience some difficulty in acquiring or disposing of positions in these securities at prevailing market prices.

• Risks Associated with Undervalued Equity Securities.  The identification of investment opportunities in undervalued securities is a difficult task, and there is no assurance that such opportunities will be successfully recognized or acquired.  While investments in undervalued securities offer the opportunities for above-average capital appreciation, these investments involve a high degree of financial risk and can result in substantial losses.

• Risks Associated with Short Sales.  The investment programs of certain of the Portfolio Funds may include short selling.  A short sale is a transaction in which the Portfolio Fund sells a security it does not own but has borrowed in anticipation that the market price of that security will decline.  If the price of the security sold short increases between the time of the short sale and the time the Portfolio Fund replaces the borrowed security, the Portfolio Fund will incur a loss; conversely, if the price declines, the Portfolio Fund will realize a short-term capital gain.  Any gain will be decreased, and any loss increased, by the transaction costs described above.  Although the Portfolio Fund’s gain is limited to the price at which it sold the security short, its potential loss is theoretically unlimited. There can be no assurance that securities necessary to cover a short position will be available for purchase.

· Derivatives Risk.  The Fund and the Portfolio Funds may invest in other derivative instruments, which may include futures, options, structured securities and other instruments and contracts that are derived from or the value of which is related to one or more underlying securities, financial benchmarks, currencies or indices.  Derivatives allow an investor to hedge or speculate upon the price movements of a particular security, financial benchmark, currency or index at a fraction of the cost of investing in the underlying asset.  The value of a derivative depends largely upon price movements in the underlying asset.  Therefore, many of the risks applicable to trading the underlying asset are also applicable to derivatives of such asset.  However, there are a number of other risks associated with derivatives trading.  For example, because many derivatives are leveraged, and thus provide significantly more market exposure than the money paid or deposited when the transaction is entered into, a relatively small adverse market movement cannot only result in the loss of the entire investment, but may also expose the Portfolio Fund to the possibility of a loss exceeding the original amount invested.  Derivatives may also expose Investors to liquidity risk, as there may not be a liquid market within which to close or dispose of outstanding derivatives contracts.  Swaps and certain options and other custom instruments are subject to the risk ofnon-performance by the swap counterparty, including risks relating to the creditworthiness of the swap counterparty.

● Arbitrage/Correlation Risk. Arbitrage involves the purchase of an asset and the concurrent sale of that asset in a different market, or the sale of a related asset, in order to capture small price discrepancies between markets or related assets.  Arbitrage strategies involving related assets carry the risk that the value of the related assets will not track or affect each other in the manner anticipated by the Portfolio Fund’s portfolio manager.  Arbitrage strategies generally assume the price of related assets will converge to some historic or quantitative relationship, and that price discrepancies from this relationship will disappear.  In the event the price discrepancies do not disappear or if the price discrepancies increase, the Portfolio Fund could lose money on an arbitrage trade.

● Risks Associated with Non-U.S.  Investments. Investing in the securities of non-U.S. companies and countries involves certain considerations not usually associated with investing in securities of U.S. companies or the U.S. Government, including political and economic considerations, such as greater risks of expropriation and nationalization, confiscatory taxation, the potential difficulty of repatriating funds, general social, political and economic instability and adverse diplomatic developments; the possibility of imposition of withholding or other taxes on dividends, interest, capital gain or other income; the small size of the securities markets in such countries and the low volume of trading, resulting in potential lack of liquidity and in price volatility; fluctuations in the rate of exchange between currencies and costs associated with currency conversion; and certain government policies that may restrict a Portfolio Fund’s investment opportunities.

Board of Directors
The Fund’s board of directors (the “Directors” or the “Board”) has overall responsibility for monitoring and overseeing the Fund’s investment program and its management and operations.   The Board also serves as the board of directors of the Master Fund.  See “Management of the Fund.”

The Adviser:
The Master Fund and the Fund have entered into an investment advisory agreement dated June 4, 2010 (the “Investment Advisory Agreement”) with the Adviser, a limited liability company formed under the laws of Delaware and registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”).

The Adviser is a wholly-owned subsidiary of SCS Financial Services, LLC, an investment organization that provides investment solutions to high net worth individuals and institutions. In addition to acting as the Adviser of the Fund and the Master Fund, the Adviser also provides investment advisory services to other investment funds and accounts, including other feeder funds.

Pursuant to the Investment Advisory Agreement, the Adviser provides certain investment advisory services to each of the Fund and the Master Fund.  The Adviser has determined to pursue the Fund’s investment program by investing the Fund’s assets in the Master Fund.  The Adviser selects the Portfolio Funds to which the Master Fund allocates assets and develops the Master Fund’s asset allocation strategy.  The Adviser also monitors the Portfolio Funds’ performance and may change the Portfolio Funds to which the Master Fund may allocate assets from time to time.  The Board may terminate the Investment Advisory Agreement on 60 days’ prior written notice to the Adviser.

Under the Investment Advisory Agreement, the Master Fund pays the Adviser a quarterly fee, which is calculated and accrued monthly (the “Advisory Fee”) at the annual rate of 0.50% of the Master Fund’s net assets.  So long as substantially all of the assets of the Fund are invested in the Master Fund, the Fund does not pay the Adviser a separate fee under the Investment Advisory Agreement.  The Fund does however, due to its investment in the Master Fund, bear its proportionate percentage of the Advisory Fee paid to the Adviser by the Master Fund.  The Advisory Fee is in addition to the fees charged by the Portfolio Funds.  The Advisory Fee is paid out of the Master Fund’s assets on a quarterly basis.  See “The Adviser.”

CFTC Matters
The Adviser is registered as a “commodity pool operator” (“CPO”) under the Commodity Exchange Act with respect to its service as investment adviser to the Fund.  The Adviser seeks to rely on CFTC Regulation 4.12(c)(3) with respect to the Fund, which relieves the Advisor from certain CFTC recordkeeping, reporting, and disclosure requirements that would otherwise apply to it as a registered CPO.

Administrator
U.S. Bancorp Fund Services, LLC (the “Administrator”) serves as the administrator for the Fund and the Master Fund.  The Administrator receives from the Fund an administration fee and is entitled to reimbursement of certain out-of-pocket expenses incurred on behalf of the Fund.  See “Summary of Fees and Expenses” and “Additional Information - Administrator.”

Quasar Distributors
The Fund has entered into a distribution agreement with Quasar Distributors, LLC (“Quasar”) pursuant to which Quasar acts as a distributor and agent of the Fund by assisting the Fund in connection with the offering and sale of Interests.  The fees payable to Quasar under the distribution agreement are paid by the Adviser.  See “Subscription for Interests - Quasar Distributors."

Placement Agents	The Fund may, in the sole discretion of the Board, appoint one or more brokers or placement agents to assist in the placement of Interests.
Adviser Payments
The Adviser may pay additional compensation, out of its own funds and not as an additional charge to the Fund, to selected affiliated or unaffiliated brokers, dealers or other financial intermediaries (“Intermediaries”) in connection with the sale, distribution and retention of Interests and/or Investor account servicing.  For example, the Adviser may pay compensation to Intermediaries for the purpose of promoting the sale of Interests, maintaining balances in the Fund and/or for sub-accounting, administrative or account processing services.  The amount of these payments is determined from time to time by the Adviser and may be substantial.

With respect to each Intermediary that may receive such payments, these payments will be paid by the Adviser from its own funds, based in most cases on the net asset value of the Fund attributable to each client of such Intermediary who invests in the Fund.  A portion of these payments may be paid through to the professional responsible for the client relationship and/or selling Interests.  These payments may be made as long as a client of an Intermediary is invested in the Fund.

The prospect of receiving, or the receipt of, additional ongoing compensation as described above by Intermediaries, out of the Adviser’s own funds and not as an additional charge to the Fund, may provide such Intermediaries and/or their salespersons with an incentive to favor sales of Interests in the Fund, and funds whose make similar compensation available, over sales of shares of funds (or other fund investments) with respect to which the Intermediary receives either no additional compensation or lower levels of additional compensation.  The prospect of receiving, or the receipt of, such additional compensation may also provide Intermediaries and/or their salespersons with an incentive to favor recommending that Investors maintain their assets in the Fund rather than re-allocate assets to other investments.  These payment arrangements will not, however, change the price that an Investor pays for Interests or the amount that the Fund receives from the sale of Interests.  Investors should take such payment arrangements into account when considering and evaluating any recommendations relating to the Interests.

Eligible Investors
To be eligible to invest in the Fund, a prospective investor must qualify as an “accredited investor” as defined in Regulation D under the Securities Act of 1933, as amended (the “Securities Act”).   Notwithstanding the foregoing, not more than 35 investors that do not qualify as accredited investors may invest in the Fund, provided that the Fund reasonably believes that each such nonaccredited investor, either alone or with his or her purchaser representative(s), has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of an investment in the Fund.

Each prospective investor in the Fund must also be a sophisticated person who understands the nature of the investment, does not require liquidity in its investment in the Fund and can bear the economic risks of the investment.  Each prospective investor is responsible for determining if an investment in the Fund of the size required is appropriate for that Investor.

The relevant investor qualifications will be set forth in a subscription agreement to be provided to prospective investors, which must be completed by each prospective investor.

The Fund may also impose additional eligibility requirements upon prospective investors, or, in the sole discretion of the Board, may decline to accept all or part of the subscription of any prospective investor or all or part of an additional subscription of any Investor in the Fund.  The Fund does not accept subscriptions from charitable remainder trusts.

Each potential investor in the Fund meeting the requirements set forth above is referred to herein as an “Eligible Investor”.  Each investor in the Fund is referred to herein as an “Investor”.

Subscription for Interests
The minimum initial contribution to the Fund (each such contribution, a “Capital Contribution”) is $25,000.  Subsequent Capital Contributions generally will be required to be at least $10,000.  The Board has reserved the right, in its sole discretion, to accept reduced initial and subsequent Capital Contributions.

The Fund maintains a separate capital account for each Investor (each a “Capital Account”), which has an opening balance equal to such Investor’s initial Capital Contribution to the Fund.  Each Investor’s Capital Account will be credited with Capital Contributions to the Fund from such Investor and credited or debited, as the case may be, with any appreciation or depreciation thereon.

Both initial and additional subscriptions for Interests may be accepted from Eligible Investors at such times as the Adviser may determine on the terms set forth below.  The Fund may, in its discretion, suspend the offering of Interests at any time or permit subscriptions on a more frequent basis.  The Fund reserves the right to reject any subscription for Interests in the Fund.

An investment in the Fund involves a considerable amount of risk.  You may lose money.  Before making an investment decision, you should (i) consider the suitability of this investment with respect to your investment objectives and personal situation and (ii) consider factors such as your personal net worth, income, age, risk tolerance and liquidity needs.  The Fund is an illiquid investment.  Investors have no right to require the Fund to redeem their Interests (or any portion of their Interests) in the Fund.

Initial Closing Date
The initial closing date for subscriptions for Interests in the Fund was September 1, 2010.  The Fund commenced operations on the initial closing date and, as of March 31, 2014, had approximately $29 million in assets.

Additional Closing Dates
The Fund may hold additional closings for subscriptions for Interests in, and additional Capital Contributions to, the Fund (each a “Closing Date”) at such times as the Adviser may determine, and generally expects to hold such closings on a monthly basis.

Sales of Interests will be made only to Eligible Investors who have completed and returned a Subscription Agreement, and whose Subscription Agreement has been accepted, before a Closing Date.  See “Subscriptions for Interests.”

Redemptions and Repurchases of Interests by the Fund
No Investor or other person holding an Interest or a portion of an Interest will have the right to require the Fund to redeem or repurchase the Interest or any portion thereof.

The Fund, from time to time, may offer to repurchase Interests pursuant to written tenders by Investors.  These repurchases will be made at such times and on such terms as may be determined by the Board, in its complete and exclusive discretion.  In determining whether the Fund should repurchase Interests or portions thereof from Investors pursuant to written tenders, the Board will consider the recommendation of the Adviser.  The Adviser expects that it will recommend to the Board that the Fund offer to repurchase Interests from Investors, on a quarterly basis, on or about each March 31st, June 30th, September 30th, and December 31st (or, if such date is not a business day, on the immediately preceding business day) (each, an “Effective Date”).  The Fund reserves the right not to make any partial repurchase of an Investor’s Interest if such repurchase would cause the Investor to continue to own an Interest with a value at the time of repurchase of less than $25,000.  Because the Fund’s assets consist primarily of interests in the Master Fund, the Fund will not conduct a repurchase offer unless the Master Fund simultaneously conducts a consistent repurchase offer for interests in the Master Fund.

Payment of the repurchase price for tendered Interests (or a portion thereof) that are accepted by the Fund will consist initially of a non-transferable, non-interest bearing promissory note (the “Note”).  The Note will entitle the tendering Investor to be paid cash in an aggregate amount equal to the estimated unaudited net asset value (“NAV”) of the Interests tendered and accepted for repurchase , determined as of the Effective Date (the “Payment”).  The Payment will generally be made within sixty (60) days of the Effective Date; provided, however; that the Note will contain repayment provisions that permit the Fund to extend the period in which it makes the Payment to take into consideration any delays that the Master Fund may experience in liquidating its interests in the Portfolio Funds to fund the repurchase .  The Note will be held for each tendering Investor by the Administrator and will be executed and delivered to the Administrator within approximately ten days after the Effective Date.

Notwithstanding the foregoing, if during any fiscal year an Investor elects to tender Interests in an amount that (when aggregated with other amounts repurchased during the same fiscal year) would reduce the NAV of the Interests held by such Investor by 90% or more of the Investor’s “ Highest Annual Balance ” (measured by calculating the highest NAV of such Investor’s Interest during such fiscal year), the Note will provide for an initial payment to the Investor equal to 90% of the estimated unaudited Highest Annual Balance, generally payable in accordance with the terms noted above (“Initial Payment”).  The Note will also entitle the tendering Investor to be paid a contingent amount equal to the remaining balance of the amount due to the Investor, if any, after taking into account any reductions or other adjustments to the NAV of the repurchased Interest resulting from the audit of the Fund for the fiscal year during which such Effective Date occurs (the “Contingent Payment”).  The Contingent Payment will be payable generally no later than thirty (30) days after the completion of the end of the fiscal year audit of the Fund .

Any repurchase of an Interest from an Investor that occurs during the one (1) year period (i.e., no less than 365 calendar days) following the effective date of such Investor’s Capital Contribution with respect to such Interest (calculated on a first in, first out basis) shall be subject to a fee equal to 2% of the amount paid for the repurchase of such Interest, payable by such Investor to the Fund (the “Early Repurchase Fee”).

The aggregate NAV of the Interests that will be repurchased by the Fund during any tender offer generally is not expected to exceed 25% of the Fund’s aggregate NAV, subject to waiver in the sole discretion of the Board.  If a tender offer is oversubscribed by Investors who tender Interests, the Fund will repurchase pro rata a portion of the Interests tendered by each Investor.  See “Redemptions, Repurchases of Interests, Distributions and Transfers.”

Transfer Restrictions:
There is no market for Interests in the Fund and none is expected to develop.  Interests (or a portion of an Interest) in the Fund may be transferred, sold, assigned, pledged, re-hypothecated or otherwise encumbered, directly or indirectly , only by (i) operation of law pursuant to the death, bankruptcy, insolvency or dissolution of an Investor or (ii) with the written consent of the Adviser, which consent may be conditioned, withheld or granted in the sole discretion of the Adviser for any reason or for no reason.  The foregoing permitted transferees will not be allowed to become substituted Investors without the consent of the Board, which may be withheld in its sole and absolute discretion.  See “Redemptions, Repurchases of Interests, Distributions and Transfers—Transfers of Interests.”

Interests Issued in Units
For administrative convenience, Interests in the Fund may be issued and accounted for in “Units” representing a pro rata share of the NAV of the Fund.  Accordingly, all reductions and/or increases in Capital Accounts made proportionately to all Capital Accounts represented by Units will be reflected in a change in the NAV per Unit of all outstanding Units.  At all times, the aggregate NAV of the Units held by an Investor will equal the balance of such Investor’s Capital Account(s) represented by such Units.  All adjustments to a Capital Account that are not proportionately made to all Capital Accounts represented by Units will be made by increasing or decreasing, as the case may be, the number of Units representing such Capital Account.  Each Unit will have the rights, and be subject to the obligations, equivalent to those of each other Unit.  The Fund may issue an unlimited number of Units.  Fractional interests in Units may also be issued.

The Adviser will make information available to Investors concerning the Fund’s NAV per Unit upon request.  Such information shall be provided to Investors based on the most current information then available to the Adviser concerning the Fund’s investments.  Investors should be aware that the Fund’s Net Asset Value per Unit at any time may be based, to a significant degree, on the Adviser’s estimate of the fair value of Fund investments.

Fees and Expenses
The Adviser bears all of its own costs incurred in providing investment advisory and other services to the Fund and the Master Fund, including personnel expenses and general overhead expenses.

The Adviser initially advanced the Fund all costs and expenses incurred in connection with the Fund’s organization and establishment, and the costs incurred in connection with the initial offering of Interests (the “Fund Organizational Expenses”).   The Adviser also initially advanced to the Master Fund all costs and expenses incurred in connection with the Master Fund’s organization and establishment (the “Master Fund Organizational Expenses”).  The Fund will bear all of the Fund Organizational Expenses, subject to the expense limitation and reimbursement agreement described below.  See “ Summary of Fees and Expenses.”

In addition to fees paid under the Investment Advisory Agreement and Administration Agreement, the Fund bears its own operating expenses and, through its investment in the Master Fund, its portion of the Master Fund’s operating expenses, including the Master Fund Organizational Expenses .  These operating expenses include, but are not limited to: all investment-related expenses (including, but not limited to, fees paid directly or indirectly to Portfolio Funds, investment-related interest expenses, all costs and expenses directly related to portfolio transactions and positions for the Master Fund’s account such as direct and indirect expenses associated with the Master Fund’s investments, including its investments in Portfolio Funds, all costs and expenses associated with retaining independent third parties to provide risk management services to the Master Fund, transfer taxes and premiums and taxes withheld on foreign dividends); all costs and expenses associated with the ongoing operation and registration of the Fund and the Master Fund, regulatory filings and the costs of compliance with any applicable Federal or state laws; the costs and expenses of holding any meetings of any Investors that are regularly scheduled, permitted or required to be held under the terms of the Fund’s LLC Agreement, the 1940 Act or other applicable law; any non-investment related interest expense; fees and disbursements of any attorneys and accountants engaged on behalf of the Fund and the Master Fund; entity-level taxes; audit and tax preparation fees and expenses; administrative expenses and fees of the Master Fund; custody and escrow fees and expenses of the Fund and Master Fund; the costs of errors and omissions/directors and officers liability insurance and a fidelity bond for the Fund and the Master Fund; fees and travel-related expenses of the Board and the Master Fund’s board of directors who are not employees of the Adviser or any affiliate of the Adviser; all costs and expenses of preparing, setting in type, printing and distributing reports and other communications to Investors; all expenses of computing the Fund’s NAV , including any equipment or services obtained for the purpose of valuing the Fund’s investment portfolio, including appraisal and valuation services provided by third parties; all costs and charges for equipment or services used in communicating information regarding the Fund’s and Master Fund’s transactions among the Adviser and any custodian or other agent engaged by the Fund; any extraordinary expenses; and such other expenses as may be approved from time to time by the Board.   See “Summary of Fees and Expenses.”

The Fund also indirectly bears fees and expenses of the Master Fund, as an investor in Portfolio Funds.  Each portfolio manager generally receives a management fee and a performance fee or allocation with respect to the assets of Portfolio Funds that it manages.  In addition, as an investor in Portfolio Funds, the Master Fund may also bear placement fees and/or repurchase or withdrawal fees, as well as other operating expenses of the Portfolio Funds.  See “Summary of Fees and Expenses.”

The Adviser and the Fund have entered into an expense limitation and reimbursement agreement (the “Expense Limitation Agreement”) under which the Adviser has agreed to waive its fees, and/or to pay or absorb the ordinary operating expenses of the Fund (including all organization and offering expenses, as well as the portion of the Master Fund’s fees and expenses borne by the Fund, but excluding any interest, taxes, brokerage commissions and other transaction costs, capitalized expenditures, Portfolio Fund fees and expenses, short sale dividends (if any), and extraordinary expenses not incurred in the ordinary course of the Fund’s business (i.e., litigation, indemnification), to the extent that they exceed 2.50% per annum of the Fund’s average monthly net assets (the “Expense Limitation”).  In consideration of the Adviser’s agreement to limit the Fund’s expenses, the Fund will carry forward the amount of expenses waived, paid or absorbed by the Adviser in excess of the Expense Limitation for a period not to exceed three years from the end of the fiscal year in which they were incurred and will reimburse the Adviser for such amounts.  Reimbursement will be made as promptly as possible, but only to the extent that it does not cause the Fund’s ordinary operating expenses to exceed the Expense Limitation.  The Expense Limitation Agreement may only be terminated during its term with approval of the parties thereto.  See “Summary of Fees and Expenses.”

The Fund (and not the Master Fund) will also pay investor servicing fees to certain third-party service providers that have agreed to provide ongoing investor services to Investors in the Fund (“Investor Service Providers”).  This fee generally will be paid monthly and will be in an amount, with respect to each Investor Service Provider, not to exceed 0.35% (on an annualized basis) of the aggregate value of outstanding Interests held by Investors that receive services from the Investor Service Provider.  In addition, the Adviser may pay such Investor Service Provider for services provided to Investors.  See “Summary of Fees and Expenses.”

Allocation of Profit and Loss
The net profits or net losses of the Fund (primarily resulting from the change in the value of the Fund’s investment in the Portfolio Funds through the Master Fund, adjusted for the Fund’s expenses) are credited to or debited against the Capital Accounts of the Investors at the end of each accounting period in accordance with their respective Fund percentages for such period.  The “Fund Percentage” of an Investor is determined for each accounting period of the Fund by dividing the value of the Investor’s Capital Account as of the first day of such accounting period by the aggregate value of the Capital Accounts of all Investors as of such date.  The sum of the Fund Percentages of all Investors for each accounting period will equal 100%.  Accounting periods generally conform to each calendar month.  See “Capital Accounts and Allocations—Allocation of Net Profits and Net Losses.”

Distribution Policy
The Fund does not anticipate making periodic distributions of its net income or gains, if any, to Investors.  The amount and times of distributions, if any, will be determined in the sole discretion of the Board.  Whether or not distributions are made, Investors will be subject to applicable federal and state income taxes on their allocable shares of the Fund’s taxable income, and will generally have to pay any such taxes from sources other than Fund distributions.

Brokerage and Custody
U.S. Bank National Association (the “Custodian”) serves as the primary custodian of the assets of the Fund and the Master Fund.  The Custodian’s principal business address is 1555 N. River Center Drive, Milwaukee, Wisconsin 53212.

The portfolio managers generally will maintain custody of the assets of the Portfolio Funds they manage with one or more custodians or prime brokers.  The portfolio managers will allocate portfolio transactions to brokers selected by them; the Adviser has no discretion with respect to the selection of such brokers (other than to select brokers for direct investments made by the Fund in securities and to liquidate any redemption proceeds received by the Fund in kind).   In general, a Portfolio Fund is not required to obtain the lowest brokerage commission rates or combine or arrange orders to obtain the lowest brokerage rates on such Portfolio Fund’s brokerage business.  In general, portfolio managers have authority to consider, and may select brokers in consideration of such brokers’ provision or payment of the costs of research and other investment-management-related services as permitted by Section 28(e) of the United States Securities Exchange Act of 1934, as amended (i.e., “soft dollar” payments which are generally of benefit to the advisory accounts of the portfolio manager, although such services may not directly benefit the Portfolio Fund in which the Fund invests).   Moreover, some portfolio managers may receive soft dollar payments outside the scope of Section 28(e) (i.e., for uses other than for research or brokerage services ).  The commission rates charged by brokers in the foregoing circumstances may be higher than those charged by other brokers who may not offer such services.

Subject to principles of “best execution” (as described herein), brokerage affiliates of the portfolio managers may execute a portion, and on occasion may execute a substantial portion, of the purchases and sales of securities for the portfolio of a Portfolio Fund.

Conflicts of Interest
The Adviser and its affiliates engage in other business activities and may trade in securities for their own account and manage the accounts of clients other than the Fund, including other feeder funds that invest in the Master Fund and other investment vehicles, in which the Fund has no interest.   See “Conflicts of Interest.”

Summary of Taxation
Many closed-end investment companies elect to be and are taxed as regulated investment companies under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”).  However, neither the Fund nor the Master Fund has made or will make this election.   Instead, each is and intends to be treated as a partnership for U.S. federal income tax purposes.  Accordingly, neither should be subject to U.S. federal income tax, and each Investor will be required to report on its own annual tax return its distributive share of the Fund’s taxable income or loss for that year, whether or not the Fund makes any distributions in that year.

If it were determined that the Fund should be treated as a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes, the taxable income of the Fund would be subject to corporate income tax and distributions of earnings and profits from the Fund would be treated as dividends.  See “Additional Risk Factors--Tax Risks” below.

The Fund is not intended to be an investment vehicle for tax-exempt entities.   Investment in the Fund by tax-exempt entities requires special consideration.  Trustees or administrators of such entities are urged to review carefully the matters discussed in this Memorandum.

Reports to Investors
The Fund furnishes to Investors as soon as practicable after the end of each taxable year such information as is necessary for Investors to complete U.S. Federal and state income tax or information returns with respect to their investments in the Fund , along with any other tax information required by law.  For the Fund to complete its tax reporting requirements, it must receive information on a timely basis from the Portfolio Funds.  Given the number of Portfolio Funds, it is likely that one or more Portfolio Funds will delay in providing this information.  As a result, the Fund may be unable to provide tax information to Investors without significant delays and Investors likely will need to seek extensions on the time to file their tax returns at the federal, state and local level.

The Fund sends to Investors an unaudited semi-annual and an audited annual report within 60 days after the close of the period for which the report is being made, or as otherwise required by the 1940 Act.

Term	The Fund’s term is perpetual unless it is otherwise dissolved under the terms of the LLC Agreement.
Fiscal Year	The Fund’s fiscal year is the 12-month period ending on March 31.
Counsel for the Fund and the Adviser
Bingham McCutchen LLP serves as U.S. legal counsel to the Adviser and to the Fund in connection with its offering of Interests, and does not represent Investors in the Fund.  Bingham also serves as U.S. legal counsel to certain affiliates of the Adviser and other funds managed by the Adviser and its affiliates.  No independent counsel has been retained to represent Investors in the Fund.  Each Investor should consult with its own counsel as to the legal and certain tax considerations of an investment in the Fund and its suitability for such Investor.

Independent Accountants	PricewaterhouseCoopers LLP serves as the independent registered public accounting firm to the Fund.

SUMMARY OF FEES AND EXPENSES.

The following table illustrates the direct and indirect expenses and fees that an Investor may pay if the Investor buys and holds an Interest in the Fund.  The expenses shown in the table are based on those incurred in fiscal year ended March 31, 2014, except as otherwise noted below.  Such expenses should not be considered a presentation of future expenses, as actual expenses may be greater or less than those shown.

The expenses associated with investing in a “fund of funds,” such as the Fund, are generally higher than those of other types of funds that do not invest primarily in other investment vehicles.  This is because the Investors in a fund of funds also indirectly pay a portion of the fees and expenses charged at the underlying Portfolio Fund level.

Investor Transaction Expenses
Maximum Sales Load (as a percentage of offering price)	None
Maximum Early Redemption Fee (as a percentage of repurchased amount)1	2%

Annual Fund Expenses (as a percentage of average net assets)
Management Fees2	0.50%
Portfolio Fund Fees and Expenses3	5.63%
Other Expenses4	2.00%

Total annual expenses (other than interest expense) 4,5	8.13%

_________

1 Any repurchase of an Investor’s Interest during the one (1) year period (i.e., no less than 365 calendar days) following such Investor’s capital contribution to purchase such Interest (calculated on a first in, first out basis) will be subject to a fee equal to 2% of the amount paid for the repurchase of such Interest, payable by such Investor to the Fund.

2 Pursuant to the Investment Advisory Agreement among the Adviser, the Fund and the Master Fund, for so long as the Fund invests substantially all of its assets in the Master Fund, the Master Fund (and not the Fund) will be charged an Advisory Fee at an annual rate of 0.50% of the Master Fund’s net assets.  The Fund will indirectly bear a portion of this Advisory Fee because substantially all of the Fund’s assets are invested in the Master Fund.

3 The “Portfolio Fund Fees and Expenses” reflect the fees and expenses incurred indirectly by the Fund as a result of its investment in the Master Fund and includes the operating expenses and management and performance-based incentive fees and allocations of the Portfolio Funds in which the Master Fund was invested for the fiscal year ended December 31, 2013 (fees and expenses for one manager are based on December 31, 2012 numbers).  The operating expenses consist of management fees, administration fees, professional fees (i.e., audit and legal fees), and other operating expenses.  In addition to operating expenses, the Portfolio Funds also incur trading expenses, including interest and dividend expenses, which are the product of investment strategies employed by the portfolio managers.  The information used to determine the Portfolio Fund Fees and Expenses is generally based on the most recent shareholder reports received from the Master Fund or the respective Portfolio Funds or, when not available, from the most recent communication for the Portfolio Funds, and such data may (and is expected to) change substantially over time and, therefore, significantly affect Portfolio Fund Fees and Expenses.  The agreements related to investments in the Portfolio Funds generally provide for compensation to the Portfolio Funds’ managers/general partners in the form of management fees ranging from 1.0% to 2.0%, on an annual basis, of total assets invested in a Portfolio Fund and performance incentive fees/allocations from 15% to 25% of a Portfolio Fund’s net profits .  Fees and expenses of Portfolio Funds are based on historic fees and expenses.  Future Portfolio Funds’ fees and expenses may be substantially higher or lower because certain fees are based on the performance of the Portfolio Funds, which may fluctuate over time.

4 Reflects all operating expenses for the Fund’s fiscal year ending March 31, 2014 , including an administration fee at the annual rate equal to the greater of 0.07% or the annual minimum fee of $70,000, and an investor servicing fee payable to financial intermediaries providing certain investor services at the annual rate of up to 0.35% of the aggregate value of outstanding Interests held by investors receiving such investor services.  In addition, the Fund’s “Other Expenses” include ordinary operating expenses of the Master Fund that were borne by the Fund for the fiscal year ending March 31, 2014 (but excluding any Portfolio Fund fees and expenses).

5 The Adviser has contractually agreed to limit the Advisory Fee and/or reimburse certain expenses, to the extent required to reduce total annual operating expenses to 2.50% of the average monthly net assets of the Fund.  Pursuant to the Expense Limitation Agreement any waivers and reimbursements made by the Adviser to the Fund are subject to recoupment by the Adviser within the following three years subject to applicable expense limitation.  In accordance with the Expense Limitation Agreement, the Adviser will not reimburse the Fund for certain expenses, such as interest, taxes, brokerage commissions and other transaction costs, capitalized expenditures, acquired fund fees and expenses, short sale dividends (if any) , and extraordinary expenses not incurred in the ordinary course of the Fund’s business (i.e., litigation, indemnification).  For more information, see the “The Adviser” section of this Memorandum.

The purpose of the table above is to assist prospective investors in understanding the various fees and expenses that Investors will bear directly or indirectly.

The following example is intended to help you compare the cost of investing in the Fund with the cost of investing in other funds. The example is based on the fees and expenses set forth above and assumes that the Expense Limitation Agreement remains in effect.  It should not be considered a representation of future expenses.  Actual expenses maybe greater or less than those shown, and the Fund’s actual rate of return maybe greater or less than the hypothetical 5% return assumed in the example.  The example does not present actual expenses and should not be considered a representation of future expenses.  The minimum initial contribution amount is $25,000.

You would pay the following fees and expenses on a $1,000 investment, assuming a 5% annual return. The rate of return of the Fund may be greater or less than the hypothetical 5% return used in the example.  A greater rate of return than that used in the example would increase the dollar amount of the investment management fee paid by the Fund.

1 Year	3 Years	5 Years	10 Years

$85	$247	$397	$730

THE FUND

The Fund, SCS Hedged Opportunities Fund, LLC, is a Delaware limited liability company organized on April 7, 2010 and  is registered under the Investment Company Act of 1940 (the “1940 Act”) as a closed-end, non-diversified, management investment company.  The Fund commenced investment operations on September 1, 2010 .  The Fund’s principal office is located at One Winthrop Square Boston, MA 02110 and its telephone number is 617-204-6400.  Investment advisory services are provided to the Fund by the Adviser.

The Fund is a specialized investment vehicle that combines many of the features of a private investment fund with those of a closed-end investment company.  Private investment funds are unregistered, commingled asset pools that may be leveraged, managed aggressively and offered in large minimum denominations, often over $1 million, through private placements to a limited number of high net worth individual and institutional investors.  The general partners or managing members of these entities typically are compensated through asset-based fees and incentive-based allocations.  Closed-end investment companies are 1940 Act registered pools typically organized as corporations or business trusts that usually are managed more conservatively than most private investment funds, subject to relatively modest minimum investment requirements (often less than $2,000), and publicly offered to a broad range of investors.  The advisers to these companies typically are compensated through asset-based, but not incentive-based, fees.

The Fund is similar to unregistered private investment funds in that (i) its underlying portfolio may be more aggressively managed than other investment companies, (ii) Fund Interests are sold in comparatively large minimum denominations in private placements solely to high net worth individual and institutional investors, and will be restricted as to transfer and (iii) the Investors’ Capital Accounts in the Fund are subject to asset-based fees and, indirectly, incentive-based allocations (at the Portfolio Fund level).

The Fund invests all or substantially all of its assets through a master fund/feeder fund structure in the Master Fund, SCS Hedged Opportunities Master Fund, LLC, a Delaware limited liability company.  The Fund and the Master Fund have the same investment objectives, policies and strategies.  Similar to all other investors in the Master Fund, the Fund is responsible for its pro rata share of the Master Fund’s operating and overhead expenses.  Although portfolio trading for the Fund is currently anticipated to be only at the Master Fund level, the Adviser may in the future also trade at the Fund level.

INVESTMENT PROGRAM

The following description of the “Investment Program” is applicable to both the Fund and the Master Fund, and for convenience, the term “Fund” means both the Fund and Master Fund (unless otherwise indicated).

Fund’s Objective and Investment Strategy

The Fund seeks attractive, long-term capital appreciation with volatility that is lower than that of the equity market and returns that demonstrate a low correlation to both the equity and fixed income markets. Broadly defined, the equity market represents the totality of stocks that are traded on stock markets around the world.  Fixed income markets refer to bonds or other interest rate securities that trade around the world.

The Fund pursues its investment objective by allocating its assets primarily among a diversified group of hedge funds (“Portfolio Funds”) managed by portfolio managers with differing styles and strategies.  The Fund may also invest, both directly and indirectly, in certain intermediary collective investment vehicles, including entities which are affiliates of the Adviser.  In this Memorandum, references to the phrases “ Portfolio Fund ” and “portfolio manager” are intended to be generic references to private investment vehicles and funds that utilize non-traditional investment strategies and the investment advisers who manage such investment vehicles’ and funds’ investment strategies.

The Fund seeks to achieve capital appreciation through investments in Portfolio Funds in two primary categories: (1) Portfolio Funds of established top-tier portfolio managers with limited capacity for new investment in which allocations are secured by the Fund; and (2) early stage Portfolio Funds managed by new or “undiscovered” portfolio managers.

Under normal circumstances, the primary investment strategy of the Fund is long/short equity.  However, the Fund may opportunistically invest in Portfolio Funds that employ a variety of investment strategies, including, but not limited to, relative value (market neutral, convertible arbitrage, statistical arbitrage, fixed-income); event driven (merger arbitrage, high yield, distressed debt, capital structure arbitrage); and other non-traditional strategies (e.g., commodities arbitrage).

In implementing these strategies, the Portfolio Funds may acquire positions in a wide variety of U.S. and non-U.S. securities and other financial instruments, including, but not limited to, common stocks, debt securities, convertible securities, bank debt, private placements, commodities, futures, options and other derivative instruments. The Portfolio Funds may also use leverage as part of their investment strategy .

The Adviser seeks to select Portfolio Funds that are managed by portfolio managers who have demonstrated the ability to achieve superior risk-adjusted rates of return during their investment career.  However, this may be the first time some of these portfolio managers are managing a hedge fund of their own.  This presents particular challenges such as managing employees, balance sheets, service providers and investors.  While the due diligence process conducted by the Adviser is extensive and designed to seek to prevent capital loss, a given Portfolio Fund may experience significant loss as a result of declines in an economic sector, industry group, stock market or for portfolio infrastructure failure.  To seek to mitigate the risk of investing its capital in a single Portfolio Fund, the Fund generally will seek to limit the capital invested in any one Portfolio Fund with less than a 3-year track record to 5% of the Fund’s investment portfolio, whereas a Portfolio Fund managed by an experienced portfolio manager (i.e., a Portfolio Fund with greater than a 3-year track record ) may comprise up to 10% of the Fund’s investment portfolio.  On average, the Fund’s investment portfolio typically holds 10 to 20 Portfolio Funds.  The Fund may be exposed to a single portfolio manager in excess of the foregoing guidelines if such portfolio manager manages several Portfolio Funds in which the Fund invests.  The Fund may exceed the foregoing exposure guidelines in certain circumstances, including but not limited to, as the Fund is seeking to invest substantial capital or the Fund liquidates portfolio securities to fulfill repurchase requests (which the Board in its sole discretion may authorize) or due to fluctuations in the value of the Fund’s portfolio securities .  The Fund is structured as a multi-manager hedge fund-of-hedge funds.  By diversifying its assets among multiple Portfolio Funds managed by multiple portfolio managers employing varying styles and strategies, the investment risks associated with an investment in any one of the Portfolio Funds may be reduced.

Hedge funds generally accept money exclusively from institutional accounts and wealthy individual investors, and require a minimum investment that is in excess of the amount many individuals are able or willing to invest on their own.  By investing in a diverse group of Portfolio Funds, the Fund seeks to provide Investors with access to the varied skills and expertise of the portfolio managers of such Portfolio Funds while at the same time seeking to reduce the risks and volatility associated with investing through a single Portfolio Fund.  The Adviser believes that its investment experience and unique network of relationships in the investment business gives the Fund access to Portfolio Funds managed by portfolio managers otherwise unavailable or unknown to many of its Investors .

The Adviser seeks to select Portfolio Funds on the basis of various criteria, including, among other things, the Portfolio Fund’s investment performance during various time periods and market cycles, the infrastructure of the Portfolio Fund’s portfolio manager, and the reputation, experience, training and investment philosophy of the Portfolio Fund’s portfolio manager.  In addition, the Adviser prefers Portfolio Funds in which the respective portfolio managers of the Portfolio Funds have substantial personal investments in such Portfolio Funds.

From time to time the Adviser may purchase put or call options, exchange traded funds or similar instruments directly on behalf of the Fund to hedge certain risk exposures of the Fund or for investment purposes.

Subject to the investment restrictions set forth below, the Fund does not follow a rigid investment policy that would restrict the Fund from participating in any market, strategy, or investment.  In fact, the Fund’s assets may be deployed in whatever investment strategies are deemed appropriate to achieve the Fund’s investment objective under prevailing economic and market conditions.

Percentage Limits

Unless otherwise specified, percentage limitations on investments will be applied at the time of investment.  Therefore, these percentages could be exceeded due to fluctuations in the value of the Fund’s portfolio securities or liquidation of portfolio securities to fulfill repurchase requests (which the Board, in its sole discretion, may authorize) or to pay expenses.  The percentage limitations applicable to the Fund set forth in this Memorandum apply only to the investments made by the Fund in Portfolio Funds .  Accordingly, the Fund’s investment limitations are not applied to the portfolio securities held by the Portfolio Funds in which the Fund may invest.

Investment Restrictions

The Fund has adopted the following investment restrictions as fundamental policies, which cannot be changed without approval by holders of a majority (as defined in the 1940 Act) of the Fund’s outstanding voting securities.

The Fund may not:

•	Borrow money, except to the extent permitted under the 1940 Act (which currently limits borrowing to no more than 33-1/3% of the value of the Fund’s total assets).

•
Issue senior securities, except to the extent permitted by the 1940 Act (which currently limits the issuance of a class of senior securities that is indebtedness to no more than 33-1/3% of the value of the Fund’s total assets or, if the class of senior security is stock, to no more than 50% of the value of the Fund’s total assets).

•	Underwrite securities of other issuers, except insofar as the Fund may be deemed an underwriter under the Securities Act in connection with the disposition of its portfolio securities.

•
Directly make loans, except through purchasing fixed-income securities, lending portfolio securities or entering into repurchase agreements in a manner consistent with the Fund’s investment policies or as otherwise permitted under the 1940 Act.

•	Directly purchase, hold or deal in real estate.

•	Directly invest in physical commodities or commodity contracts.

•
Invest more than 25% of the value of its total assets in the securities of issuers in any single industry, except that U.S. Government securities may be purchased without limitation. For purposes of this investment restriction, the Portfolio Funds are not considered part of an industry. The Fund may invest in Portfolio Funds that may concentrate their assets in one or more industries.

•	Invest in securities of other investment companies, except to the extent permitted by the 1940 Act.

The foregoing investment restrictions and the Fund’s investment policies do not necessarily apply to the Portfolio Funds in which the Fund invests , which often have few, if any investment restrictions.  In applying the Fund’s 25% limitation on investment in a single industry, the Fund will consider the investment policies of the Portfolio Funds with respect to specific industry concentrations or industry-oriented investment strategies.  The Fund does not, however, and does not expect to, have sufficient portfolio holdings information with respect to each Portfolio Fund’s underlying portfolio positions to apply or monitor an industry concentration policy on a look-through basis.

The Fund’s investment objective is fundamental and may not be changed without the vote of a majority (as defined in the 1940 Act) of the Fund’s outstanding voting securities.

Under the 1940 Act, the vote of a majority of the outstanding voting securities of an investment company, such as the Fund, means the vote, at the annual or a special meeting of the security holders of such company duly called, (A) of 67% or more of the voting securities present at such meeting, if the holders of more than 50% of the outstanding voting securities of such company are present or represented by proxy; or (B) of more than 50% of the outstanding voting securities of such company, whichever is less.

Other 1940 Act Limitations

The Master Fund will limit its investment position in a Portfolio Fund to less than 5% of the Portfolio Fund’s outstanding voting securities, absent an order of the Securities and Exchange Commission (“SEC”) (or assurances from the SEC staff) under which the Master Fund’s contribution and withdrawal of capital from a Portfolio Fund in which it holds 5% or more of the outstanding voting securities will not be subject to various 1940 Act prohibitions on affiliated transactions.  The Master Fund also is not required to adhere to this 5% investment limitation to the extent that it relies on certain SEC rules that provide exemptions from 1940 Act prohibitions on affiliated transactions.  However, to facilitate investments in smaller Portfolio Funds deemed attractive by the Adviser, the Master Fund may purchase non-voting securities of, or if non-voting securities are not offered by such Portfolio Funds, waive its right to vote its interests in, Portfolio Funds.   The Adviser does not expect that the Master Fund will waive its voting rights to a significant extent in the future.  However, the Adviser has in the past, and may in the future, waive the Master Fund’s voting rights in certain instances, subject to reporting to the Board, if such waiver would allow the Master Fund, as well as potentially other clients of the Adviser, to invest in the same Portfolio Funds or to make larger investments in those Portfolio Funds.   These voting arrangements may permit the Master Fund to own an economic interest in a Portfolio Fund equal to 5% or more.   Although the Master Fund may hold non-voting interests, the 1940 Act and the rules and regulations thereunder may nevertheless require the Master Fund to limit its position in a Portfolio Fund, if investments in the Portfolio Fund by the Master Fund will equal or exceed 25% of the Portfolio Fund’s assets, or such other percentage limit as may be determined by the Master Fund in consultation with its counsel.  These restrictions could change from time to time as applicable laws, rules or interpretations thereof are modified.

To the extent the Master Fund holds non-voting securities, or contractually forgoes the right to vote in respect of the voting securities of a Portfolio Fund, the Master Fund will not be able to vote on matters that require the approval of the interest holders of the Portfolio Fund, including potentially matters adverse to the Fund’s interests.  Such waivers potentially could have an adverse impact on the Master Fund.  Further, to the extent that other funds or accounts managed by the Adviser do not waive their voting rights in a particular Portfolio Fund, the voting power of the other funds or accounts managed by the Adviser will increase as a result of the Master Fund waiver.  Any waiver may be undertaken as an irrevocable contractual agreement to waive or limit the Master Fund’s ability to vote with regard to the election or removal of Portfolio Fund directors (or their equivalent).

Portfolio Fund Strategies

The Fund seeks to focus on the strategies described below.  In each area the portfolio managers of the Portfolio Funds may vary dramatically in their portfolio management techniques including position size, use of leverage and degree of hedging.  As a result, Portfolio Fund returns will vary significantly within particular strategies.  The Fund is not subject to any fixed diversification or asset allocation requirements.

It is the general policy of the Fund to allocate assets to Portfolio Funds whose portfolio managers use both absolute return and long/short equity strategies.  The term “absolute return” refers to a broad class of investment strategies that are intended to have a low correlation to the performance of equity, debt and other markets.  Although it is the general policy of the Fund to allocate assets among Portfolio Funds that use absolute return strategies and long/short equity strategies, the Fund may select Portfolio Funds that do not use these strategies but whose performance has been negatively correlated or uncorrelated to equity, debt and other markets in an attempt to generate a consistent return pattern with minimum deviation.

In contrast to the Fund’s investment objective, most traditional investment strategies have a directional bias with respect to particular securities or particular markets.  For example, some “long only” strategies benefit from a rise in the price of a particular security or market and some “bearish” strategies benefit from a decline in price of a particular security or market.  An absolute return strategy, on the other hand, is intended to be non-directional and therefore uncorrelated to the performance of any particular market.  Consequently, the overall market movements and the market performance of particular securities (or groups of securities) are relatively unimportant to investment decision-making and portfolio performance.  Also known as a “target return” strategy, an absolute return strategy is designed to benefit not from absolute increases or decreases in the price of a particular security or market, but from expected changes in the relative value of two or more securities or other interests whose performance has been historically correlated.

The Portfolio Funds chosen by the Adviser may purchase or sell stocks, bonds, options, warrants, currencies, futures contracts and commodities (subject to regulatory compliance), partnership interests, investment in early stage companies including early stage funds, money market instruments, debt securities, other ownership interests and indebtedness and may utilize a variety of specialized investment techniques.  The Portfolio Funds are chosen without regard to their geographical focus which may, therefore, include “emerging markets,” although the Fund is not expected to have significant exposure to emerging markets.  Except as provided in the governing documents of the Portfolio Funds, there are no limits on what types of investments or investment techniques the respective portfolio managers may make on behalf of the Portfolio Funds.  Some of the investment techniques include but are not limited to:

(i) Long/Short Equity.  Purchasing long positions in equity securities which are believed to be undervalued and likely to increase in value and taking short positions in equity securities believed to be overvalued and likely to decline in value.  The implementation of long/short strategies varies considerably from manager to manager in terms of industry focus, investment horizon and use of leverage.  Some strive to be “ market neutral” while others may have a long or short bias in their investment approach.

(ii) Long-term Stock Investing.  Selecting common stocks or stock options based primarily upon fundamental analysis, market inefficiencies and an assessment of overall market trends.  This strategy may also include purchasing preferred stocks, debt securities and short-term money market instruments.

(iii) Short-term Trading.  Purchasing and selling common stocks and stock options with short time intervals between buying and selling, to take advantage of specific price movements and overall trends.

(iv) Emerging Growth Stock Investing.  Investing in stocks of small to medium-sized enterprises with strong growth characteristics.

(v) Undervalued Assets Investing.  Investing in securities whose prices in the public market represent a significant discount from the private market value of the issuer’s assets.  The private market value is the value informed industry investors or participants are willing to pay to purchase assets with similar characteristics.

(vi) Sector Investing.  Investing in securities in a specific geographic region or industry sector, which may include, without limitation, international and emerging market debt and equity securities.

(vii) Investment Companies.  Investing in, and trading the shares of, both U.S. and non-U.S. investment companies, including closed-end partnerships (to the extent permitted by law).

(viii) Influential Holdings.  Investing in securities with the intent of exercising a degree of influence (whether by gaining representation on the board of directors or otherwise) over the management or operations of a portfolio company.

(ix) Event Driven.  Investing in securities of companies that are involved in special situations such as corporate restructurings, acquisition, merger or bankruptcy.  The portfolio managers may cause the Portfolio Funds to take a long position in the company being acquired and a short position in the acquiring company or the reverse.

(x) Short Selling.  Identifying and selling short or using derivatives to create synthetic short positions in common stocks that are overvalued, frequently in companies with accounting or management difficulties, or that face a severe down-turn in their business, resulting in questions as to their viability as going concerns.  Although these strategies are usually short only, short selling strategies may involve taking long positions for limited periods of time.

(xi) Convertible and Diversified Hedging.  Buying long positions in convertible bonds or preferred stock and selling short the corresponding common stock or call option.  Includes option hedging, option spreading, commodity option hedging, international risk arbitrage, and interest rate spreading.

(xii) Risk Arbitrage.  Arbitrage in securities which are the subject of tender offers, exchange offers or mergers, liquidations, reorganizations, bankruptcies and other extraordinary corporate transactions.  This technique may also include the purchase of creditors’ claims against companies in bankruptcy or financial distress at less than face value, with the expectation of receiving greater payments or the distribution of securities pursuant to a liquidation or reorganization plan.  The success or failure of this strategy usually depends upon whether the Portfolio Fund’s portfolio manager accurately predicts the outcome of a proposed merger, tender offer, financial restructuring or other extraordinary transaction.

(xiii) Futures and Options Investing.  Investing in a diversified portfolio of financial, currency and commodity options and futures (but only if and to the extent the Fund and the Portfolio Fund’s portfolio manager meet the requirements of the Commodity Exchange Act and the applicable rules and regulations of the Commodity Futures Trading Commission (“CFTC”).

(xiv) New Financial Instruments.  In addition to the strategies described above, the Portfolio Funds may take advantage of opportunities presented by the development of new investment or financial techniques or instruments, to the extent such techniques or instruments are consistent with the Fund’s investment objective.

In addition, certain securities in which Portfolio Funds invest may be illiquid, restricted and/or may not have readily ascertainable market prices. Portfolio managers may create “side pockets” for such securities. A “side pocket” is an account used to separate illiquid assets from other more liquid investments. Once a portfolio manager deems an investment to be illiquid or lacking a “readily available market” the portfolio manager may decide to create a “side pocket” account for such investment and offer current Investors an opportunity to participate in such account.  The valuations of the securities in a side pocket may not be reflective of their actual sale prices upon realization.  The Adviser intends to monitor the Fund’s exposure to “side pocket” investments by generally seeking to limit investments that the Adviser believes would cause the Master Fund’s exposure to “side pockets” to exceed 5% of the Master Fund’s net assets, determined at the time of investment in a Portfolio Fund.

The foregoing description is general and is not intended to be exhaustive.  Investors must recognize that there are inherent limitations on all descriptions of investment processes due to the complexity, confidentiality and subjectivity of such processes.  In addition, it is impossible to identify all such strategies, techniques and processes because they are continually changing, as are the markets invested in by the Fund and the Portfolio Funds.  The portfolio managers may pursue additional investment techniques, in their sole discretion, in the pursuit of their respective Portfolio Funds’ investment objective.   The investment program of the Fund is speculative and entails substantial risks. There can be no assurance that the Fund’s investment objective will be achieved, and certain investment practices (e.g., a Portfolio Fund’s use of leverage, derivatives and short sales) may increase any adverse impact to which the Fund’s investment portfolio may be subject. Prospective investors should review the “Certain Risk Factors” section for a discussion of certain risks associated with investing in the Fund .

Fund of Funds Approach

The use of a fund of funds format, whereby investments are made through a variety of Portfolio Funds, utilizing different and, if possible, non-correlated investment strategies and trading techniques, is intended to afford the Fund the ability to do the following: (1) provide Investors with a diversified investment portfolio that seeks to obtain above-average returns over an extended period of time; (2) invest in Portfolio Funds with portfolio managers who have different investment styles and philosophies; (3) attempt to lower overall portfolio risk and volatility by investing in Portfolio Funds that have low correlations to each other; and (4) invest in Portfolio Funds with portfolio managers who have consistent past performance records.  Of course, past performance is not a guarantee of future success.

Asset Allocation and the Selection of Portfolio Funds

The Adviser seeks to select Portfolio Funds with portfolio managers that have demonstrated the ability to achieve superior risk-adjusted rates of return during their investment career.  However, this may be the first time some of these portfolio managers are managing a hedge fund of their own.  This presents particular challenges such as managing employees, balance sheets, service providers and investors.  While the due diligence process conducted by the Adviser is extensive and designed to seek to prevent capital loss, a given Portfolio Fund may experience significant loss as a result of declines in an economic sector, industry group, stock market or for portfolio infrastructure failure.  To seek to mitigate the risk of investing its capital in a single Portfolio Fund, the Fund generally will seek to limit the capital invested in any one Portfolio Fund with less than a 3-year track record to 5% of the Fund’s investment portfolio, whereas a Portfolio Fund managed by an experienced portfolio manager (i.e., a Portfolio Fund with greater than a 3-year track record ) may comprise up to 10% of the Fund’s investment portfolio.  On average, the Fund’s investment portfolio typically holds 10 to 20 Portfolio Funds.  The Fund may be exposed to a single portfolio manager in excess of the foregoing guidelines if such portfolio manager manages several Portfolio Funds in which the Fund invests.   The Fund may exceed the foregoing exposure guidelines in certain circumstances, including but not limited to, as the Fund is seeking to invest substantial capital or the Fund liquidates portfolio securities to fulfill repurchase requests (which the Board in its sole discretion may authorize) or due to fluctuations in the value of the Fund’s portfolio securities.

The Adviser selects Portfolio Funds that are not generally available to the investing public and who satisfy a comprehensive selection process which may include, but is not limited to, the following general criteria:

•	Perceived ability to produce attractive long-term, risk-adjusted investment results.

•	Perceived ability to manage risks.

•	Perceived ability to perform well in markets where investment conditions are difficult.

•	Perceived ability to produce investment results which are not highly correlated to other investment classes.

Preference will be given to Portfolio Funds with portfolio managers who have their own capital at risk, together with other investors.  The Adviser will also consider other criteria in evaluating and selecting Portfolio Funds, which may include, but is not limited to.

•	Relevant investment management experience of the portfolio manager;

•	History of consistent returns with respect to its investment style;

•	The degree to which a specific Portfolio Fund complements and balances the Fund’s portfolio with respect to the strategies employed by other Portfolio Funds;

•	The quality and stability of the Portfolio Fund’s organization;

•	The ability of the Fund to make withdrawals or liquidate its investment; or

•	The ability of each Portfolio Fund’s portfolio manager to consistently and effectively apply its investment approach.

Certain of the criteria may be emphasized more than others in the selection of a particular Portfolio Fund.

In selecting Portfolio Funds, the Adviser collects, analyzes and evaluates a wide variety of information.  The information includes , but not be limited to, the personnel, history and background of the portfolio managers of the Portfolio Funds.  Additionally, the Adviser analytically reviews and considers the investment styles, strategies and performance of the portfolio managers of the Portfolio Funds being considered.  The Portfolio Fund selection process, in tandem with the asset allocation process, includes simulating the historic performance of a group of managers in order to determine how the Portfolio Funds would have historically performed under various return scenarios.  An additional element in the Portfolio Fund selection process is the Adviser’s subjective assessment of the ability and character of a prospective Portfolio Fund’s portfolio manager.

The Fund makes investments based on actual historical performance but there is no certainty that such past performance will be relevant for the future.  The profit potential or risk of an investment depends on the judgment of its investment advisory personnel.  There may also be major losses, for example in the event of a disruption in the financial markets.

The portfolio managers of the Portfolio Funds chosen by the Adviser have full discretion over all matters relating to the manner, method and timing of investment and trading transactions with respect to the Portfolio Funds’ assets subject to the investment objectives, policies and restrictions of that Portfolio Fund.

The Fund will bear a pro rata portion of the fees and expenses of each Portfolio Fund in which the Fund invests.  Portfolio Funds generally will charge the Fund an asset-based fee (in the range of 1.0% to 2.0% annually) and a performance based fee (in the range of 15% to 25% of the Portfolio Fund’s net profits).  The foregoing fees may be higher or lower for certain Portfolio Funds.

Monitoring of Asset Allocation and Portfolio Funds

The Adviser monitors both the Fund’s asset allocation and the performance and other criteria of each Portfolio Fund on a regular basis.  The initial asset allocation and ongoing portfolio re-balancing should reflect changes in the investment markets and the relative attractiveness of the different strategies employed by the Fund.  The Adviser attempts to periodically contact the portfolio managers of the Portfolio Funds for their analysis of significant events as they relate to their investment strategies and influence their investment decisions.  The Adviser also attempts to regularly review the investment portfolio of each Portfolio Fund, to the extent such data is provided to the Adviser by the relevant portfolio manager .  The Adviser also attempts to make periodic comparative evaluations of other portfolio managers and other Portfolios Funds utilizing similar investment strategies.  Additionally, the Adviser will regularly monitor the portfolio managers and the Portfolio Funds they manage by considering numerous factors including:

(1) investment objective and guideline compliance;

(2) employee turnover; and

(3) amount of assets under management.

If a Portfolio Fund’s relative performance is below expectations or if significant changes occur in its personnel, approach or investments, the Adviser may remove the Portfolio Fund from the universe of Portfolio Funds in which the Fund may invest.  The allocations of the Fund’s assets among different Portfolio Funds may be adjusted from time to time to reflect the Adviser’s analysis of which strategies are best suited to current market conditions.   However, the Fund’s ability to withdraw investments will be constrained by the limited withdrawal rights imposed by each Portfolio Fund.

Use of Proceeds and Cash Equivalents

The net proceeds of the private offering contemplated herein (after payment of expenses) are expected to be invested at all times in accordance with the description in this Memorandum.  The Fund, without limitation, may hold cash or invest in cash equivalents for short-term investments.  Among the cash equivalents in which the Fund may invest are: obligations of the U.S. Government, its agencies or instrumentalities or governmental agencies of other developed nations; commercial paper; and repurchase agreements, mutual funds, demand deposits, and certificates of deposit and bankers’ acceptances issued by domestic branches of U.S. banks that are members of the Federal Deposit Insurance Corporation or other similar banks.  Cash held by the Fund will generally be held in a bank selected by the Adviser (but may exceed deposit insurance limits). The business of the Fund includes the realization and distribution of the Fund’s assets to Investors during a wind down of the Fund’s operations

The Fund may, from time to time, take temporary or defensive positions in cash or cash equivalents to attempt to minimize extreme volatility caused by adverse market, economic, or other conditions. Temporarily, for example, in anticipation of, or in response to, adverse market or other conditions, or atypical circumstances such as unusually large cash inflows or redemptions, the Fund or the Master Fund (or both) may temporarily hold all or a portion of its assets in cash, cash equivalents or high-quality debt instruments. In addition, the liquidity of the Fund’s investments is limited and the subscription terms for Portfolio Funds can be restrictive, so the Fund’s ability to invest in Portfolio Funds is also limited. Any such temporary or defensive positions also could prevent achievement of the investment objective.

CERTAIN RISK FACTORS

An investment in the Fund involves significant risks and considerations which prospective investors should evaluate carefully before making a decision to acquire Interests.  The Adviser and its affiliates cannot assure the Fund’s success or profitability.  The success of the Fund will depend upon a variety of factors, many of which are beyond the Adviser’s control.  A prospective Investor should carefully consider the following factors and risks relating to an investment in the Fund.  The risks described below are applicable to both the Fund and Master Fund, and for convenience, unless otherwise indicated, the term “Fund” means both the Fund and the Master Fund.  This section also describes certain risk factors applicable to the Fund’s investment in the Portfolio Funds.  The following does not purport to be a summary of all the risks associated with such investment .

Risks Associated with Investments in Securities Generally

Any investment in securities carries certain market risks.  In addition to the factors discussed elsewhere in this Memorandum, investments by the Portfolio Funds may decline in value for any number of reasons over which the Portfolio Funds may have no control, including changes in the overall market for equity and/or debt securities, and factors pertaining to particular portfolio securities, such as management, the market for the issuer’s products or services, sources of supply, technological changes within the issuer’s industry, the availability of additional capital and labor, general economic conditions, political conditions and other similar conditions.  The value of the Portfolio Funds’ investments will fluctuate, and there is no assurance that the Fund will achieve its investment objective.  The profit (or loss) derived from the Portfolio Funds’ investment transactions consists of the price differential between the price of the securities purchased and the value ultimately realized from their disposition, plus any dividends or interest received during the period that the securities are held, less transaction costs (consisting mainly of brokerage commissions).  If the securities held long ( or sold short) do not increase ( or decrease) in value as anticipated, the Portfolio Funds may sell (buy to cover) them without a gain or at a loss.  It is possible that the Portfolio Funds’ long positions will decline in value at the same time that the value of the securities sold short increases, thereby increasing the potential for loss.  It is also possible that the portfolio managers of the Portfolio Funds will misjudge the effect a particular security will have on exposure to market risk or that the particular combination of securities held long and those sold short will fail to insulate a Portfolio Fund from general equity market risk as anticipated.  Also, to the extent that the portfolio managers do not evenly balance the portfolios between long and short positions, the Portfolio Funds will be subject to increased market risks.

Investment Program

The Fund’s investment program is considered speculative, as there can be no assurance that the Adviser’s assessment of Portfolio Funds will prove accurate.  There can be no assurance that the Adviser will be able to allocate the Fund’s assets among the Portfolio Funds in a manner that is profitable to the Fund.  Additionally, the profitability of a significant portion of the Fund’s investment program depends to a great extent on correct assessments of the future course of the price movements of securities and other investments.  There can be no assurance that portfolio managers of the Portfolio Funds will be able to accurately predict these price movements.  The securities markets have in recent years been characterized by great volatility and unpredictability.  In addition to market risk, there is unpredictability as to changes in general economic conditions which may affect the profitability of the Fund’s investment program or specific strategies utilized by the program.  With respect to the investment strategies utilized by Portfolio Funds, there is a significant degree of market risk.  In addition, the Fund will not have direct control over the Fund’s assets once they are allocated among the Portfolio Funds.

Multiple Managers

The overall success of the Fund depends on, among other things, (i) the ability of the Fund to develop a successful asset allocation strategy, (ii) the ability of the Fund to select Portfolio Funds and to allocate the assets amongst them, and (iii) the ability of the portfolio managers of the Portfolio Funds to be successful in their strategies.  The past performance of such strategies is not necessarily indicative of their future profitability.  No assurance can be given that the strategy or strategies utilized by a given Portfolio Fund will be successful under all or any future market conditions.  There can be no guarantee of future performance and there is no assurance that the Fund or the Portfolio Funds will be able to achieve their investment objectives or be profitable.

Assets of the Fund that are invested in a particular Portfolio Fund are subject to certain legal and regulatory constraints.  For example, the 1940 Act imposes limits on the amount that the Fund can invest in “investment companies” (as defined in the 1940 Act).

The level of risk associated with the Fund’s investments varies depending on the particular investment strategy utilized by a Portfolio Fund.  Because the Fund may allocate its assets to several Portfolio Funds whose portfolio managers make their trading decisions independently, it is possible that one or more of such Portfolio Funds may, at any time, take positions which may be opposite of positions taken by other Portfolio Funds.  It is also possible that Portfolio Funds may on occasion take substantial positions in the same security or group of securities at the same time creating hidden correlations.  The possible lack of diversification caused by these factors may subject the investments of the Fund to more rapid change in value than would be the case if the assets of the Fund were more widely diversified.  In addition, a particular Portfolio Fund may take positions for its other clients which may be opposite to positions taken for the Fund.

Dependence on Portfolio Managers

The Fund will be highly dependent upon the expertise and abilities of the portfolio managers of the Portfolio Funds in which it invests.  Such portfolio managers will have investment discretion over the Fund’s assets and, therefore, the death, incapacity or retirement of a principal or other key personnel of a portfolio manager may adversely affect investment results of the Fund.  The Fund may also be negatively affected by adverse price movements of significant positions held by one or more of the Portfolio Funds.

Risks Associated with Portfolio Funds

The Fund intends to pursue its investment objective by allocating its assets primarily among a group of pooled vehicles, investment companies and entities excluded from the definition of investment company (i.e., hedge funds).  The Investor will indirectly bear the Fund’s proportionate share of any management fees, performance based compensation and other expenses paid by such Portfolio Funds in which the Fund invests in addition to the fees and expenses paid by the Fund.

When the Fund invests in Portfolio Funds, the Adviser has no control of the trading policies or strategies of such entities and does not have the same ability as with separate accounts to react quickly to changing investment circumstances due to the limited liquidity of these types of investments.  Investing in Portfolio Funds involves other risks, including the following:

•
The Portfolio Funds are not expected to be registered as investment companies under the 1940 Act and the Fund, as an indirect investor in these Portfolio Funds, will not have the benefit of the protections afforded by the 1940 Act to investors in registered investment companies.

•
Although the Adviser will periodically receive information from each Portfolio Fund regarding its investment performance and investment strategy, the Adviser may have little or no means of independently verifying this information.  Portfolio Funds are not contractually or otherwise obligated to inform their investors, including the Fund, of details surrounding proprietary investment strategies or positions.  In addition, the Fund and the Adviser have no control over the Portfolio Funds’ investment management, brokerage, valuation procedures, custodial arrangements or operations and must rely on the experience and competency of each Portfolio Fund’s manager in these areas.

•
The Fund may make additional investments in, or withdrawals from, the Portfolio Funds only at certain times specified in the governing documents of the Portfolio Funds.  In addition, the Portfolio Funds may have limitations on withdrawals due to “lock-up” periods, “gates” (which provide for a maximum withdrawal amount from a Portfolio Fund in a withdrawal period) and suspensions of withdrawals or payment of withdrawal proceeds from a Portfolio Fund.

•
To the extent the Fund’s holdings in a Portfolio Fund afford it no ability to vote on matters relating to the Portfolio Fund, the Fund will have no say in matters that could adversely affect the Fund’s investment in the Portfolio Fund.  Portfolio Funds may be permitted to distribute securities or other investments in kind to investors, including the Fund.  Securities that the Fund may receive upon a distribution may be illiquid or difficult to value.  In such circumstances, the Adviser would seek to dispose of these securities in a manner that is in the best interests of the Fund though possibly at a steep discount to the fair market value of such securities.

•
Prospective investors in the Fund should review carefully the discussion in this section for other risks associated with the Fund and the Adviser’s and the portfolio managers’ styles of investing.  An investment in the Fund should be made only by Investors who understand the nature of the investment, do not require liquidity in their investment in the Fund and can bear the economic risk of the investment.

Access to, Timeliness of and Accuracy of Information from Portfolio Funds

The Adviser will receive periodic reports from Portfolio Funds at the same time as any other investor in the Portfolio Funds.  The Adviser will request detailed information on a continuing basis from each Portfolio Fund regarding the Portfolio Fund’s historical performance, and the Portfolio Funds’ current holdings and investment strategies.  However, the Adviser may not always be provided with detailed information regarding all the investments made by the Portfolio Funds because certain of this information may be considered proprietary information by the Portfolio Fund’s portfolio manager .  Additionally, information received from the Portfolio Funds may not always be accurate or timely.  This lack of access to, untimeliness of or inaccuracy of information provided by the Portfolio Fund may make it more difficult for the Fund to select, allocate among, and evaluate Portfolio Funds.

Inexperienced Portfolio Managers

Although the Fund will typically choose Portfolio Funds with portfolio managers who, in the opinion of the Adviser, have impressive investment backgrounds and show substantial performance potential, some of these portfolio managers may not have extensive track records in hedge fund management.  This presents particular challenges such as managing employees, balance sheets, service providers and investors.  While the due diligence process conducted by the Adviser is extensive and designed to seek to prevent capital loss, due to the early life-cycle of many of the Portfolio Funds in the portfolio, a given Portfolio Fund may experience significant loss as a result of declines in an economic sector, industry group, stock market or for portfolio infrastructure failure.  In addition, to mitigate the risk of a single Portfolio Fund, the Fund generally will limit the capital invested in any one Portfolio Fund with less than a 3-year track record to 5% of the Fund’s investment portfolio.

Illiquid Portfolio Investments

Certain Portfolio Funds may invest in securities that are subject to legal or other restrictions on transfer or for which no liquid market exists.  The market prices, if any, for such securities tend to be volatile and a Portfolio Fund may not be able to sell them when it desires to do so or to realize what it perceives to be their fair value in the event of a sale.  The sale of restricted and illiquid securities often requires more time and results in higher brokerage charges or dealer discounts and other selling expenses than does the sale of securities eligible for trading on national securities exchanges or in the over the counter markets.  Restricted securities may sell at a price lower than similar securities that are not subject to restrictions on resale.

Some of the Portfolio Funds may hold a portion of their assets in “side pockets,” which are sub-accounts within the Portfolio Funds in which certain assets (which generally are illiquid and/or difficult to value) are held and segregated from the Portfolio Fund’s other assets until a realization event occurs.  Side pockets thus have restricted liquidity, potentially extending over a much longer period than the typical liquidity an investment in the Portfolio Funds may provide.  Should the Fund seek to liquidate its investment in a Portfolio Fund that maintains these side pockets, the Fund might not be able to fully liquidate its investment without delay, which could be considerable.  In such cases, until the Fund is permitted to fully liquidate its interest in the Portfolio Fund, the value of its investment in such Portfolio Fund could fluctuate based on adjustments to the fair value of the side pocket as determined by the portfolio manager of such Portfolio Fund.  In addition, if a Portfolio Fund establishes a side pocket prior to the Fund’s investing in the Portfolio Fund, the Fund may not be exposed to the performance of the Portfolio Fund’s assets held in the side pocket.

Highly Volatile Markets

The prices of commodities contracts and all derivative instruments, including futures and options, can be highly volatile.  Price movements of forward, futures and other derivative contracts in which a Portfolio Fund may invest are influenced by, among other things, interest rates, changing supply and demand relationships, trade, fiscal, monetary and exchange control programs and policies of governments, and national and international political and economic events and policies.  In addition, governments from time to time intervene, directly and by regulation, in certain markets, particularly those in currencies, financial instruments, futures and options.  Such intervention often is intended directly to influence prices and may, together with other factors, cause all of such markets to move rapidly in the same direction because of, among other things, interest rate fluctuations.  These investments are also subject to the risk of the failure of any exchanges on which its positions trade or of their clearinghouses.

Due Diligence Considerations

The Adviser will conduct due diligence which the Adviser believes is adequate to select Portfolio Funds in which to invest the Fund’s assets.  However, due diligence is not foolproof and may not uncover problems associated with a particular Portfolio Fund or its portfolio manager .  The Adviser may rely upon representations made by portfolio managers, accountants, attorneys, prime brokers, and/or other investment professionals.  If any such representations are misleading, incomplete or false, this may result in the selection of a Portfolio Fund which might have otherwise been eliminated from consideration had fully accurate and complete information been made available to the Adviser.  However, even exhaustive due diligence may not protect against subsequent fraud by an agent of a Portfolio Fund.

While the Portfolio Funds may be subject to certain investment restrictions, there can be no assurance that the Portfolio Funds’ portfolio managers will comply with such restrictions.  Moreover, the Fund will rely upon the valuations provided by such portfolio managers and will not seek to verify such valuations.  If a portfolio manager deviates from an investment restriction, or provides incorrect valuations, the Portfolio Fund and the Fund could be adversely affected.

Concentration of Investments

The identity and number of Portfolio Funds that the Fund invests in will vary over time.  The Fund may from time to time have a material percentage of its assets in one or more Portfolio Funds or concentrated in one or more investment strategies and a loss in any investment could have a material adverse impact on the Fund’s capital.  There is a risk that the Fund’s investments will not be diversified in all market conditions.  The possible lack of diversification may subject the investments of the Fund to more rapid change in value than would be the case if the assets of the Fund were more widely diversified.

Risks of Certain Investments Made By the Fund and the Portfolio Funds

The following describes certain risks relating to the investments and strategies utilized by the Portfolio Funds.  Because the Fund intends to invest substantially all of its asset into the Master Fund, the following risks are applicable to both the Fund and Master Fund.  As used in this section the term “Fund,” unless otherwise indicated, includes both the Fund and Master Fund. The Fund’s investment strategy is to invest in several Portfolio Funds that engage in different investment strategies and use a variety of investment techniques.  Each of these strategies and techniques may be non-traditional and involve substantial risks.  Although several of these risks are discussed below, it is impossible to identify all such risks, particularly since the Fund’s investments in Portfolio Funds are continually changing, as are the markets invested in by the Fund and the Portfolio Funds.  Given that the Adviser may make direct investments on behalf of the Fund, certain of the following risk factors are also applicable to such investments.

Equity Securities Generally

The Portfolio Funds selected by the Adviser will primarily invest in equity and equity-related securities in companies located in and outside of the United States.  The value of these financial instruments generally will vary with the performance of the issuer and movements in the equity markets.  As a result, the Fund through its investment in the Portfolio Funds may suffer losses if one or more of the Portfolio Funds invest in equity instruments of issuers whose performance diverges from the portfolio manager’s expectations or if equity markets generally move in a single direction and the Portfolio Funds and/or the Fund have not hedged against such a general move.  Portfolio Funds may also be exposed to risks that issuers will not fulfill contractual obligations such as, in the case of convertible securities or private placements, delivering marketable common stock upon conversions of convertible securities and registering or otherwise qualifying restricted securities for public resale.

Equity Securities of Growth Companies

A significant portion of the Fund’s assets is expected to be invested in Portfolio Funds that invest in equity or equity-linked securities of companies that the portfolio managers believes have potential for capital appreciation significantly greater than that of the market averages, the so-called “growth” companies.  The market capitalization of the growth companies in which the Fund will invest may range from small to large capitalizations.  Growth stocks are generally more sensitive to market movements than other types of stocks, primarily because their stock prices are heavily dependent on future expectations.  Securities of growth companies generally trade less frequently and in smaller volume than many other exchange listed securities and/or than securities of more established companies.  The values of these securities may fluctuate more sharply than exchange-listed securities, and the portfolio managers may experience some difficulty in acquiring or disposing of positions in these securities at prevailing market prices.

Undervalued Equity Securities

The Fund may allocate its assets to Portfolio Funds that invest in companies that the portfolio managers believe are undervalued.  Opportunities in undervalued equity securities arise from market inefficiencies or due to a lack of wide recognition of the potential impact (positive or negative) that specific events or trends may have on the value of a security.  The identification of investment opportunities in undervalued securities is a difficult task, and there is no assurance that such opportunities will be successfully recognized or acquired.  While investments in undervalued securities offer the opportunities for above-average capital appreciation, these investments involve a high degree of financial risk and can result in substantial losses.

Short Sales

The investment programs of certain of the Portfolio Funds may include short selling.  A short sale is a transaction in which the Portfolio Fund sells a security it does not own but has borrowed in anticipation that the market price of that security will decline.  When the Portfolio Fund makes a short sale of a security, it must borrow from a broker-dealer the security sold short and deliver the security to the broker-dealer upon conclusion of the short sale.  The Portfolio Fund may be required to pay a fee to borrow particular securities and is often obligated to pay over any payments received on such borrowed securities.  The Portfolio Fund’s obligation to replace the borrowed security will be secured by collateral deposited with the broker-dealer.  Depending on the arrangements the Portfolio Fund makes with the broker-dealer from which it borrowed the securities regarding remittance of any payments received by the Portfolio Fund on such security, the Portfolio Fund may not receive any payments (including interest) on its collateral deposited with the broker-dealer.

If the price of the security sold short increases between the time of the short sale and the time the Portfolio Fund replaces the borrowed security, the Portfolio Fund will incur a loss; conversely, if the price declines, the Portfolio Fund will realize a short-term capital gain.  Any gain will be decreased, and any loss increased, by the transaction costs described above.  Although the Portfolio Fund’s gain is limited to the price at which it sold the security short, its potential loss is theoretically unlimited. There can be no assurance that securities necessary to cover a short position will be available for purchase.

Short sale transactions have been subject to increased regulatory scrutiny in response to recent market events, including the imposition of restrictions on short selling certain securities and reporting requirements.  A Portfolio Fund’s ability to execute a short selling strategy may be materially adversely impacted by temporary and/or new permanent rules, interpretations, prohibitions, and restrictions adopted in response to these adverse market events.  Regulatory authorities may from time-to-time impose restrictions that adversely affect a Portfolio Fund’s ability to borrow certain securities in connection with short sale transactions.  In addition, traditional lenders of securities might be less likely to lend securities under certain market conditions.  As a result, a Portfolio Fund may not be able to effectively pursue a short selling strategy due to a limited supply of securities available for borrowing.

Portfolio Fund Leverage

Certain of the Portfolio Funds may borrow funds from brokerage firms and banks.  The Fund will have no control over the amount of leverage used.  In addition, the Portfolio Funds may indirectly leverage their portfolios by investing in instruments with embedded “leverage” features such as options, swaps, forwards, contracts for differences and other derivative instruments.  While leverage presents opportunities for increasing the Portfolio Fund’s total return, it has the effect of potentially increasing losses to the Portfolio Fund as well.  Accordingly, any event that adversely affects the value of an investment, either directly or indirectly, by a Portfolio Fund could be magnified to the extent that leverage is employed by the Portfolio Fund.  The cumulative effect of the use of leverage by a Portfolio Fund in a market that moves adversely to the investments of the entity employing the leverage could result in a loss to the Portfolio Fund that would be greater than if leverage were not employed by such Portfolio Fund.  In addition, to the extent that the Portfolio Funds borrow funds, the rates at which they can borrow may affect the operating results of the Portfolio Funds.

In general, the anticipated use of short-term margin borrowings by the Portfolio Funds results in certain additional risks to the Fund.  For example, should the securities that are pledged to brokers to secure the Portfolio Funds’ margin accounts decline in value, or should brokers from which the Portfolio Funds have borrowed increase their maintenance margin requirements (i.e., reduce the percentage of a position that can be financed), then the Portfolio Fund could be subject to a “margin call”, pursuant to which the Portfolio Funds must either deposit additional funds with the broker or suffer mandatory liquidation of the pledged securities to compensate for the decline in value.  In the event of a precipitous drop in the value of the assets of a Portfolio Fund, the Portfolio Fund might not be able to liquidate assets quickly enough to pay off the margin debt and might suffer mandatory liquidation of positions in a declining market at relatively low prices, thereby incurring substantial losses.

Options

The Fund and Portfolio Funds may write or purchase options.  The writing or purchasing of an option involves the risk of losing the entire investment in such option, causing significant losses to the Portfolio Fund in a relatively short period of time.

Because option premiums paid or received by a Portfolio Fund will be small in relation to the market value of the investments underlying the options, buying and selling put and call options can result in large amounts of leverage.  As a result, the leverage offered by trading in options could cause a Portfolio Fund’s asset value to be subject to more frequent and wider fluctuations than would be the case if the Portfolio Fund did not invest in options.

Upon the exercise of a put option written by a Portfolio Fund on securities, the Portfolio Fund may suffer a loss equal to the difference between the price at which the fund is required to purchase the underlying securities and their market value at the time of the option exercise, less the premium received from writing the option.  Upon the exercise of a call option on securities written by a Portfolio Fund, the Portfolio Fund may suffer a loss equal to the excess of the market value of the securities at the time of the option’s exercise over the strike price of the call options received from writing the option.

No assurance can be given that a Portfolio Fund will be able to effect closing transactions at a time when it wishes to do so.  If a Portfolio Fund cannot enter into a closing transaction, a Portfolio Fund may be required to hold securities that it might otherwise have sold, in which case it would continue to be at market risk on the securities and could have higher transaction costs, including brokerage commissions, upon the sale of securities.

Other Derivative Investments

The Fund and the Portfolio Funds may invest in other derivative instruments, which may include futures, options,  structured securities and other instruments and contracts that are derived from or the value of which is related to one or more underlying securities, financial benchmarks, currencies or indices.  Derivatives allow an investor to hedge or speculate upon the price movements of a particular security, financial benchmark, currency or index at a fraction of the cost of investing in the underlying asset.  The value of a derivative depends largely upon price movements in the underlying asset.  Therefore, many of the risks applicable to trading the underlying asset are also applicable to derivatives of such asset.  However, there are a number of other risks associated with derivatives trading.  For example, because many derivatives are leveraged, and thus provide significantly more market exposure than the money paid or deposited when the transaction is entered into, a relatively small adverse market movement cannot only result in the loss of the entire investment, but may also expose the Portfolio Fund to the possibility of a loss exceeding the original amount invested.  Derivatives may also expose Investors to liquidity risk, as there may not be a liquid market within which to close or dispose of outstanding derivatives contracts.

Futures positions may be illiquid because certain commodity exchanges limit fluctuations in certain futures contract prices during a single day by regulations referred to as “daily price fluctuation limits” or “daily limits.”  Under such daily limits, during a single trading day no trades may be executed at prices beyond the daily limits.  Once the price of a contract for a particular future has increased or decreased by an amount equal to the daily limit, positions in the future can neither be taken nor liquidated unless traders are willing to effect trades at or within the limit.  This could prevent the portfolio manager from promptly liquidating unfavorable positions and subject the Portfolio Fund to substantial losses.  In addition, the portfolio manager may not be able to execute futures contract trades at favorable prices if little trading in the contracts involved is taking place.  It also is possible that an exchange or the CFTC may suspend trading in a particular contract, order immediate liquidation and settlement of a particular contract, or order that trading in a particular contract be conducted for liquidation only.

The Portfolio Funds may enter into swap agreements, including equity, interest rate, index, total return and/or currency rate swap agreements. These transactions may be undertaken in an attempt to obtain a particular return when it is considered desirable to do so, possibly at a lower cost than if the Portfolio Fund had invested directly in the asset that yielded the desired return. Swap agreements are two-party contracts entered into primarily by institutional investors for periods ranging from a few weeks to more than a year. In a standard swap transaction, two parties agree to exchange the returns (or differentials in rates of return) earned or realized on particular predetermined investments or instruments, which may be adjusted for an interest factor. The gross returns to be exchanged or “swapped” between the parties are generally calculated with respect to a “notional amount,” that is, the return on or increase in value of a particular dollar amount invested at a particular interest rate, in a particular foreign currency, or in a “basket” of securities representing a particular index.

Most swap agreements entered into by a Portfolio Fund would require the calculation of the obligations of the parties to the agreements on a “net basis.” Consequently, current obligations (or rights) under a swap agreement generally will be equal only to the net amount to be paid or received under the agreement based on the relative values of the positions held by each party to the agreement (the “net amount”).

Segregation

Transactions by the Fund or the Master Fund directly in derivative instruments may involve obligations which if not covered could be construed as “senior securities.” The Fund and the Master Fund will comply with SEC guidelines regarding cover for these instruments and will, if the guidelines so require, segregate or set aside on its books cash or liquid assets in the prescribed amount as determined daily. The Fund and the Master Fund may cover such transactions using other methods permitted under the 1940 Act, orders or releases issued by the SEC thereunder, or no-action letters or other guidance of the SEC staff. Portfolio Funds are generally not expected to be subject to these limitations.  Although SEC guidelines on cover are designed to limit the transactions involving derivative instruments that the Fund and the Master Fund may be engaged in at any time, the segregation of assets does not reduce the risks to the Fund or the Master Fund of entering into transactions in derivative instruments.

Arbitrage/Correlation Risk

The Portfolio Funds may engage in various types of arbitrage.  Arbitrage involves the purchase of an asset and the concurrent sale of that asset in a different market, or the sale of a related asset, in order to capture small price discrepancies between markets or related assets.  Arbitrage strategies involving related assets carry the risk that the value of the related assets will not track or affect each other in the manner anticipated by the Portfolio Fund’s portfolio manager.  Arbitrage strategies generally assume the price of related assets will converge to some historic or quantitative relationship, and that price discrepancies from this relationship will disappear.  In the event the price discrepancies do not disappear or if the price discrepancies increase, the Portfolio Fund could lose money on an arbitrage trade.

The portfolio manager of a Portfolio Fund may determine that the offer price for a security that is the subject of a tender offer is likely to be increased, either by the original bidder or by another party.  In those circumstances, Portfolio Funds may purchase securities above the offer price, thereby exposing Portfolio Funds to an even greater degree of risk.

When such Portfolio Fund’s portfolio manager determines that it is probable that a previously announced transaction involving a company will not be consummated, they may sell the securities of the target company short, at times significantly below the announced price for the securities in the transaction.  If the transaction (or another transaction, such as a defensive merger or a friendly tender offer) is consummated at the announced price or a higher price, such Portfolio Fund may be forced to cover the short positions in the market at a higher price than the short sale price, resulting in a loss.

The consummation of mergers, exchange offers and cash tender offers can be prevented or delayed by a variety of factors.  Offers for tender or exchange offers customarily reserve the right to cancel such offers in a variety of circumstances, including an insufficient response from shareholders of the target company.  Even if the defensive activities of a target company or the actions of regulatory authorities fail to defeat an acquisition, they may result in significant delays, during which a Portfolio Fund’s capital will be committed to the transaction and interest charges may be incurred on funds borrowed to finance its arbitrage activities in connection with the transaction.

Exchange offers or cash tender offers are often made for less than all of the outstanding securities of an issuer, with the provision that, if a greater number is tendered, securities will be accepted on a pro rata basis.  Thus, after the completion of a tender offer, and at a time when the market price of the securities has declined below the price at which the Portfolio Fund acquired them, a Portfolio Fund may have returned to it, and be forced to sell at a loss, a portion of the securities it had previously tendered.

Portfolio Funds may make certain speculative purchases of securities.  Such purchases may include securities of companies that are involved in, or which such Portfolio Fund’s portfolio manager believes will be involved in, corporate restructurings, that they believe are undervalued because of an extraordinary event, or that are expected to undergo a change in value because of an expected occurrence.  Portfolio Funds may also make concentrated investments in securities of companies that may be or may become targets for takeovers.  If those Portfolio Funds purchase securities in anticipation of an acquisition attempt or reorganization or with the intention of influencing the management and policies of the issuer of the securities, and an acquisition attempt or reorganization does not in fact occur or they are not able to so influence the issuer of the securities, those Portfolio Funds may sell the securities at a material loss.

In most forms of corporate reorganization, there exists the risk that the reorganization either will be unsuccessful (for example, for failure to obtain requisite approvals), will be delayed (for example, until various liabilities, actual or contingent, have been satisfied) or will result in a distribution of cash or a new security the value of which will be less than the purchase price to the Portfolio Funds of the security with respect to which such distribution was made.

Hedging Transactions

The Adviser uses hedging strategies in the overall construction of the Fund’s investment portfolio.  Specifically, the Adviser allocates assets to portfolio managers with differing or opposing strategies to reduce correlations in the investment portfolio of the Fund.  By allocating assets in such a manner the Adviser strives to create a “hedged” portfolio of Portfolio Funds.  While the Adviser intends to implement this hedging strategy primarily at the portfolio manager level, the Adviser may also complement this hedging strategy by using call options, exchange traded funds or similar instruments directly on behalf of the Fund with a view to reducing correlations that can develop in the portfolio due to shifts in portfolio manager holdings or from changes in the market environment.

Non-U.S. Investments

It is expected that the Fund will invest a portion of its assets in Portfolio Funds that will invest in securities of non-U.S. companies and foreign countries and in non-U.S. currencies.  Investing in the securities of such companies and countries involves certain considerations not usually associated with investing in securities of U.S. companies or the U.S. Government, including political and economic considerations, such as greater risks of expropriation and nationalization, confiscatory taxation, the potential difficulty of repatriating funds, general social, political and economic instability and adverse diplomatic developments; the possibility of imposition of withholding or other taxes on dividends, interest, capital gain or other income; the small size of the securities markets in such countries and the low volume of trading, resulting in potential lack of liquidity and in price volatility; fluctuations in the rate of exchange between currencies and costs associated with currency conversion; and certain government policies that may restrict a Portfolio Fund’s investment opportunities.  In addition, accounting and financial reporting standards that prevail in foreign countries generally are not equivalent to United States standards and, consequently, less information is available to investors in companies located in such countries than is available to investors in companies located in the United States.  Moreover, an issuer of securities may be domiciled in a country other than the country in whose currency the instrument is denominated.  The values and relative yields of investments in the securities markets of different countries, and their associated risks, are expected to change independently of each other.  There is also less regulation, generally, of the securities markets in foreign countries than there is in the United States.   The risks of investing in non-U.S. investments described herein apply to an even greater extent to investments in emerging markets.

The occurrence of adverse events affecting one particular foreign country or region could have more widespread effects and adversely impact the global trading market.  Securities of foreign issuers may be less liquid than comparable securities of U.S. issuers and, as such, their price changes may be more volatile and this reduced liquidity may diminish the ability to execute trades. Furthermore, foreign exchanges and broker-dealers are generally subject to less government and exchange scrutiny and regulation than their U.S. counterparts.  Brokerage commissions, dealer concessions and other transaction costs may be higher on foreign markets than in the U.S.  Certain foreign governments may restrict the Fund’s or a Portfolio Fund’s ability to repatriate capital gains or income.  Furthermore, the inability to make intended security transactions due to settlement problems could result in a failure to make potentially advantageous trades.  Local custody services in certain countries remain underdeveloped.  In certain circumstances in the event of the insolvency of a sub-custodian, the Fund and/or a Portfolio Fund may not be able to recover segregated assets.  Such circumstances may include retroactive application of legislation and improper registration of title.

Taxation of dividends, interest and capital gains received by non-residents varies among foreign countries and, in some cases, is comparatively high.  In addition, foreign countries typically have less well-defined tax laws and procedures and such laws may permit retroactive taxation so that the Fund and/or a Portfolio Fund could in the future become subject to local tax liability that it had not reasonably anticipated in conducting its trading activities or valuing its assets.

Emerging Markets

Although the Fund is not generally expected to have significant exposure to emerging markets, certain of the Portfolio Funds’ investments in non-U.S. securities may be in markets which are considered to be emerging markets.  Such markets are generally less mature and developed than those in advanced countries.  There are significant risks involved in investing in emerging markets (in addition to the risks of investing in non-U.S. securities identified above), including liquidity risks, sometimes aggravated by rapid and large outflows of “hot money” and capital flight, currency risks, and political risks, including potential exchange control regulations and potential restriction on foreign investment and repatriation of capital.  In many cases, such risks are significantly higher than those in developed markets. Emerging market countries have varying laws and regulations and, in some, foreign investment is controlled or restricted to varying degrees.

Foreign Currency and Exchange Rates

A portion of the Fund’s assets may be invested (through the Portfolio Funds) in foreign securities and income will be received by the Fund in foreign currencies.  The value in U.S. dollars of the assets of the Fund that are invested in foreign securities may be affected favorably or unfavorably by changes in foreign currency exchange rates and exchange control regulations.  The Fund and/or the Portfolio Funds may incur costs and losses in connection with conversions between various currencies.  The Fund and/or the Portfolio Funds, therefore, may engage in currency hedging transactions to seek to protect against uncertainty in the level of future exchange rates.  The Fund and/or the Portfolio Funds may also determine not to hedge a particular currency exposure as part of its investment strategy.  There can be no assurance that investment.  Derivatives may be volatile and involve various risks, depending upon the derivative the hedging arrangements, if any, entered into by the Fund and/or the Portfolio Funds will be sufficient to address all currency risks.  More particularly, the success of such hedging arrangements, if any, is subject to the ability of the Adviser and/or the portfolio managers, as applicable, to correctly hedge against movements in the direction of currency rates.  Therefore, while the Fund and/or the Portfolio Funds may enter into such transactions to seek to reduce currency exchange rate risks, unanticipated changes in currency rates may result in a poorer overall performance for the Fund.

Broker Risks

A Portfolio Fund’s assets may be held in one or more accounts maintained for the Portfolio Fund by its prime brokers or at other brokers or custodian banks, which may be located in various jurisdictions, including emerging market jurisdictions.  The prime brokers, other brokers (including those acting as sub-custodians) and custodian banks are subject to various laws and regulations in the relevant jurisdictions with respect to their insolvency.  The practical effect of the laws protecting customers in the event of insolvency and their application to the Portfolio Funds’ assets may be subject to substantial variations, limitations and uncertainties.  For instance, in certain jurisdictions brokers could have title to the Portfolio Fund’s assets or not segregate customer assets.  Because of the large number of entities and jurisdictions involved and the range of possible factual scenarios involving the insolvency of a prime broker, another broker or a custodian, it is impossible further to generalize about the effect of the insolvency of any of them on the Portfolio Funds and consequently on the Fund and its assets.  The insolvency of any of the prime brokers, local brokers, custodian banks or clearing corporations may result in the loss of all or a substantial portion of a Portfolio Fund’s assets or in a significant delay in the Portfolio Fund having access to its indirect interest in those assets.

Small and Mid-Cap Risks

A portion of some Portfolio Funds’ assets may be invested in securities of small-cap and mid-cap issuers.  While the securities of a small or mid-cap issuer may offer the potential for greater capital appreciation than investments in securities of large-cap issuers, securities of small and mid-cap issuers may also present greater risks.  For example, (i) some small and mid-cap issuers often have limited product lines, markets, or financial resources, (ii) they may be dependent for management on one or a few key persons, and can be more susceptible to losses and risks of bankruptcy, and (iii) their securities may be thinly traded and may be more sensitive to changes in earnings expectations, to corporate developments and to market rumors than are the market prices of large-cap issuers.

Exchange Traded Funds

The Fund may invest in exchange traded funds (“ETFs”).  Equity-based ETFs are subject to risks similar to those of stocks; fixed income-based ETFs are subject to risks similar to those of bonds. Investment returns will fluctuate and are subject to market volatility, so that an investor’s shares, when redeemed or sold, may be worth more or less than their original cost.

Money Market Instruments

Each Portfolio Fund and the Fund may invest, for defensive purposes or otherwise, some or all of its assets in high quality fixed-income securities, money market instruments, and non-U.S. money market mutual funds, or hold cash or cash equivalents in such amounts as the Portfolio Fund’s portfolio manager deems appropriate under the circumstances.  Pending allocation of the offering proceeds and thereafter, from time to time, the Fund also may invest in these instruments.  Money market instruments are high quality, short term fixed-income obligations, which generally have remaining maturities of one year or less, and may include U.S. Government securities, commercial paper, certificates of deposit and bankers’ acceptances issued by domestic branches of United States banks that are members of the Federal Deposit Insurance Corporation, and repurchase agreements.

Other Investments

The Fund’s assets may be invested in short-term instruments pending investment in hedge funds.  During such periods these short-term investments may produce lower returns for Investors than the returns earned by direct investments in Portfolio Funds for the same period.  In addition, the Fund may utilize a variety of direct investments for hedging, risk management or to gain exposure to relevant markets.  By way of example, these may include options, futures, forward contracts, other derivative instruments, and exchange traded funds or similar instruments.

Risks Associated with the Fund

The risks described below are applicable to both the Fund and Master Fund, and for convenience, unless otherwise indicated, the term “Fund” means both the Fund and the Master Fund.

Dependence on Adviser

Under the Investment Advisory Agreement the Adviser has complete discretion in investing the Fund’s assets through the selection of Portfolio Funds.  The Fund’s success depends, to a great extent, on the Adviser’s ability to select successful Portfolio Funds and to allocate the Fund’s assets among the Portfolio Funds selected.  The Adviser’s ability to select Portfolio Funds and to allocate the Fund’s assets among the Portfolio Funds successfully could be adversely affected by various factors, including the loss of key personnel or the allocation of its resources to other funds or accounts that it manages.   The success of the Adviser in any similar venture, or the past performance of any of the Portfolio Funds or portfolio managers, is no assurance of future success.

--

Fund Expenses

The expenses of the Fund (including the payment of its pro rata share of expenses of the Portfolio Funds in which the Fund invests) may be a higher percentage of net assets than would be found in other investment entities.  The Fund will bear its pro rata share of expenses of any entity in which the Fund invests, including fixed fees and any incentive allocations or other performance compensation.  There may be a significant portfolio turnover rate associated with a Portfolio Fund’s investments and, therefore, commensurately high brokerage fees may be incurred.  Moreover, such turnover rate will be out of the direct control of the Fund.  Incentive compensation, payable to the Portfolio Funds’ portfolio managers may encourage the making of riskier or more speculative investments.  The layering of fees and expenses may significantly reduce returns compared to a direct investment in securities, or an investment in a fund that invests directly in securities.   Furthermore, for the portfolio manager that is compensated based on the performance of the Portfolio Fund that it manages, the Fund could have periods when it pays performance compensation to one or more portfolio managers even though the Fund as a whole has a loss for the relevant period.  If the Fund terminates its investment in a Portfolio Fund at a time when there are unrecovered losses, the Fund would lose the benefit of any such losses.

Absence of Regulatory Oversight

While the Portfolio Funds are similar to investment companies, it is not currently expected that they will  register as such under the 1940 Act, in reliance upon an exception available to privately offered investment funds, and, accordingly, the provisions of the 1940 Act (which, among other matters, require investment companies to have disinterested directors, require securities held in custody to at all times be individually segregated from the securities of any other person or marked to clearly identify such securities as the property of such investment company and regulate the relationship between the adviser and the investment company) will not be applicable to the Portfolio Funds.

In addition, certain of the Portfolio Funds’ portfolio managers may not be registered investment advisers under the Investment Advisers Act of 1940, as amended (the “Advisers Act”).  The Portfolio Funds are not currently expected to be offered pursuant to registration statements effective under the Securities Act, nor are they expected to be subject to the periodic information and reporting provisions under the Securities Exchange Act 1934, as amended (the “Exchange Act”) or registration under the 1940 Act.  As a result, the amount of publicly available information that may be used by the Adviser in selecting Portfolio Funds may be relatively small.   It is possible in the future that the regulatory environment for funds and their managers could change.  This could result in new laws or regulations that could, for example, impose restrictions on the operation of the Fund, the Adviser, the Portfolio Funds and the portfolio managers; impose disclosure or other obligations on those entities; or restrict the offering, sale or transfer of Interests.  Accordingly, any such laws or regulations could adversely affect the investment performance of the Fund and/or the Portfolio Funds or their access to additional capital, create additional costs and expenses for such entities, or otherwise have an adverse impact on the Fund and its Investors.

Illiquidity of Investment in Fund Interests

The Interests being offered hereby have not been, and will not be, registered under the Securities Act, applicable state securities laws, or under the laws of any non-U.S. jurisdiction, and may not be resold unless they are subsequently registered under the Securities Act and such laws or an exemption from registration is available.  There is no public or other market for the Interests, nor is such market likely to develop.  Because of the limitation on repurchase rights and the fact that Interests will not be tradable and, furthermore, due to the fact that the Fund may invest in investment partnerships or other entities with limited liquidity, an investment in the Fund is a relatively illiquid investment and involves a high degree of risk.  In addition, in certain situations payments of repurchase proceeds (including partial repurchases) may be delayed, deferred or suspended, in whole or in part.  Accordingly, only persons financially able to maintain their investment, who do not require liquidity in their investment, and who can afford a loss of all or a substantial part of their investment should consider a subscription for Interests.

Valuation Estimates

In most cases, the Adviser has no ability to assess the accuracy of the valuations received from a portfolio manager regarding a Portfolio Fund.  Furthermore, the net asset values received by the Adviser from such portfolio managers typically are estimates only, subject to revision based on the Portfolio Fund’s annual audit.  Revisions to the Fund’s gain and loss calculations will be an ongoing process, and no net capital appreciation or depreciation figure can be considered final until the Master Fund’s annual audit is completed.

Certain securities in which Portfolio Funds invest may not have readily ascertainable market prices. Portfolio managers may use estimates in valuing these securities due to the inherent difficulty in ascertaining precise values. Therefore, the valuations of these securities may not be reflective of their actual sale prices upon realization. This risk is especially applicable to any Portfolio Fund assets allocated to “side pockets.” A “side pocket” is an account used to separate illiquid assets from other more liquid investments.  Once a portfolio manager deems an investment to be illiquid or lacking a “readily available market” the portfolio manager may decide to create a “side pocket” account for such investment and offer current Investors an opportunity to participate in such account. Securities included in a “side pocket” will nevertheless generally be valued by portfolio managers, which valuations will be conclusive with respect to the Master Fund, even though portfolio managers may face a conflict of interest in valuating such securities because the values given to the securities can affect the compensation of the portfolio managers. The Adviser intends to monitor the Fund’s exposure to “side pocket” investments by generally seeking to limit investments that the Adviser believes would cause the Master Fund’s exposure to “side pockets” to exceed 5% of the Master Fund’s net assets, determined at the time of investment in a Portfolio Fund.  However, despite the Adviser’s seeking to limit exposure in this manner, there can be no assurance that actual exposure will not be higher due to subsequent changes in valuation and/or cash flows, or due to subsequent side pocket investments by Portfolio Funds with respect to which neither the Adviser nor the Fund has any influence or control.

The valuation of the Master Fund’s investment in a Portfolio Fund as provided by a portfolio manager as of a specific date may vary from the fair value of the investment as determined under procedures adopted by Board.  In such event, the Master Fund might receive less than the fair value of its investment in connection with its withdrawal of its investment from a Portfolio Fund. Investors should recognize that valuations of illiquid securities, such as interests in Portfolio Funds, involve various judgments and consideration of factors that may be subjective.  As a result, the net asset value of the Master Fund (and thus the Fund), as determined based on the estimated fair value of its interests in Portfolio Funds, may vary from the amount the Master Fund would realize on the withdrawal of its investments from the Portfolio Funds.  This could adversely affect the Master Fund, the Fund, new Investors and Investors whose Interests are repurchased.

Master-Feeder Structure

The Fund does not invest directly in individual securities.  Instead, it invests substantially all of its investable assets in the Master Fund.  The Master Fund, in turn, purchases, holds and sells investments in accordance with its investment objective and policies.  The Board believes that the fees and expenses of the Fund (including its share of the fees and expenses of the Master Fund as an investor in the Master Fund) are less than or approximately equal to the expenses that the Fund would incur if its assets were invested directly in securities and other investments. The Fund does not have the right to withdraw its investment in the Master Fund.  Instead, it may do so only through periodic repurchases by the Master Fund of the Fund’s interests in the Master Fund.  This may limit the ability of the Fund to make offers to repurchase Interests.  In addition, the Fund may receive securities and other investments from the Master Fund in lieu of cash when it withdraws capital from the Master Fund.  The Fund will incur expenses in liquidating investments received in connection with any in-kind distributions.  A change in the investment objective, policies or restrictions of the Master Fund may cause the Fund to seek to have its interests in the Master Fund repurchased .  Alternatively, the Fund could seek to change its investment objective, policies or restrictions to conform to those of the Master Fund.  The investment objective and certain investment restrictions of the Master Fund may be changed without the approval of Investors in the Fund.  In addition, to the extent the Fund’s assets are invested in the Master Fund, certain conflicts of interest may exist due to different tax considerations applicable to the Fund.  These conflicts may result in the Master Fund making investments that may have a negative tax impact on owners of certain feeder funds (potentially, Investors in the Fund, for example) and not on owners of other feeder funds .

Recourse to Fund’s Assets

The Fund’s assets are available to satisfy all liabilities and other obligations of the Fund, including loans made to the Fund and indemnification of the Board, the Adviser and their respective partners, agents, representatives, affiliates and personnel.  If the Fund becomes subject to a liability, parties seeking to have the liability satisfied may have recourse to the Fund’s assets generally and may not be limited to any particular asset, such as the asset representing the investment giving rise to the liability.

Risk of Early Termination of Portfolio Funds

The governing documents of the Portfolio Funds in which the Fund may invest are expected to include provisions that would enable manager/ the general partner (or equivalent), or a majority in interest (or higher percentage) of their limited partners or members, under certain circumstances, to terminate such Portfolio Funds prior to the end of their respective stated terms.  Early termination of a Portfolio Fund may result in (i) the Fund having distributed to it a portfolio of immature and illiquid securities, or (ii) the Fund’s inability to invest all of its committed capital as anticipated, either of which could have a material effect on the performance of the Fund.

Indemnification Obligations of the Fund

The governing documents of the Fund provide that the Fund will indemnify the Board and Adviser and their affiliates and legal representatives from and against any loss or expense suffered by them as a result of acting as a Director or Adviser of the Fund.  In addition, the governing documents of the Portfolio Funds are expected to include provisions which would require such Portfolio Funds to indemnify their general partner or investment adviser (and certain other related or affiliated parties), if any, and their affiliates, and their respective directors, officers, employees, managers, partners, members, stockholders and agents, for certain claims, losses, damages and expenses arising out of their activities on behalf of such Portfolio Funds or such other related or affiliated parties.  Such indemnification obligations could decrease the returns to investors in such funds and, consequently, to Investors in the Fund.  Furthermore, to the extent that the assets of any Portfolio Funds are insufficient to satisfy such indemnification obligations, the governing documents of the Portfolio Funds may provide that as a limited partner or a member of such Portfolio Funds, the Fund will be liable therefor to the extent of its undrawn capital commitments to such Portfolio Funds and of any previous distributions made to it by such Portfolio Funds.  If the Fund is required to return a distribution previously received from one of the Portfolio Funds, and the Fund has already redistributed such funds, the remaining Investors may suffer the entire loss.  In addition, the Fund may be required to indemnify the Portfolio Funds and their respective general partners and managers or investment advisers, if any, and such related or affiliated parties for claims, losses, damages and expenses arising out of any breach by the Fund of representations, warranties or agreements made to or with the Portfolio Funds.  Similarly, to the extent permitted by applicable law, the Fund will indemnify the Board, the Adviser, their members and partners and their affiliated parties for certain claims, losses, damages and expenses arising out of their activities on behalf of the Fund.

The LLC Agreement contains provisions with respect to the liability of the Board to the Fund or Investors and with respect to indemnification.  The federal and state securities laws impose liabilities under certain circumstances on persons who act in good faith, and, therefore, nothing in the LLC Agreement or herein waives or limits any rights that the Fund or the Investors may have against the Board under those laws.

Limited Liquidity

An Investor investing in the Fund will be subject to an early repurchase fee if the Investor tenders their Interest for repurchase by the Fund twelve (12) months of the date of their investment in the Fund.  Investors should not invest in the Fund unless they are willing and able to accept the limited liquidity associated with an investment in the Fund.

Regulatory Considerations

Existing laws and regulations and interpretations thereof by the courts may be changed or repealed in the future, possibly with retroactive effect, and the effect of such modifications cannot be predicted.  In addition, certain prospective investors may be subject to federal and state laws, rules and regulations which may regulate their participation in the Fund or their engaging directly, or indirectly through an investment in the Fund, in investment strategies of the type which the Portfolio Funds may utilize from time to time.

Unrelated Business Taxable Income for Tax-Exempt Investors

Pension and profit-sharing plans, Keogh plans, individual retirement accounts and other tax-exempt Investors may realize “unrelated business taxable income” as a result of an investment in the Fund since it is anticipated that the Master Fund will allocate funds to Portfolio Funds who employ leverage or margin.  Any tax-exempt Investor should consult its own tax adviser with respect to the effect of an investment in the Fund on its own tax situation.

Conflicts of Interest

Certain actual or potential conflicts of interest should be considered by prospective investors before subscribing for Interests in the Fund.  Certain conflicts of interest may arise from the involvement of the Adviser, the portfolio managers and their respective affiliates in other investment related businesses and activities in which the Fund has no interest.

No Separate Counsel

Bingham McCutchen LLP acts as United States counsel to the Adviser and the Fund. Representation by Bingham McCutchen LLP is limited to specific matters as to which it has been consulted by the Fund and the Adviser.  No separate counsel has been retained to act on behalf of the Investors, individually or collectively. This Memorandum was prepared based on information furnished by the Adviser and Bingham McCutchen LLP has not independently verified such information.

THE FOREGOING RISK FACTORS DO NOT PURPORT TO BE A COMPLETE EXPLANATION OF ALL OF THE RISKS INVOLVED IN THE OFFERING.  POTENTIAL INVESTORS SHOULD READ THIS MEMORANDUM IN ITS ENTIRETY BEFORE DETERMINING WHETHER TO SUBSCRIBE FOR THE INTERESTS.

MANAGEMENT OF THE FUND

Board of Directors

The Board of Directors of the Fund has overall responsibility for monitoring and overseeing the Fund’s investment program and its management and operations.  The Board of Directors of each of the Master Fund and the other feeder fund into the Master Fund is currently comprised of the same individuals as are on the Board of Directors of the Fund.  Unless indicated otherwise, the term “Fund” means both the Fund and the Master Fund.   The Board exercises the same powers, authority and responsibilities on behalf of the Fund and the Master Fund as are customarily exercised by the board of directors of a registered investment company organized as a corporation and has exclusive authority to oversee and to establish policies regarding the management, conduct and operation of the Fund’s and the Master Fund’s business.

The Directors supervise the affairs of the Fund and the Master Fund under the laws governing limited liability companies in the State of Delaware. The Directors have approved contracts under which certain companies provide essential management, administrative and shareholder services to the Fund and the Master Fund.

The election of the Fund’s initial Directors has been ratified by the Fund’s initial member.  Any vacancy on the Board may be filled by the remaining Directors of the Board, except to the extent the 1940 Act requires the election of Directors by the members.

Directors and Officers

The Directors, including the Directors who are not “interested persons” (as defined in the 1940 Act) of the Fund (collectively, the “Independent Directors”), and the executive officers of the Fund, their ages and principal occupations during the past five years are set forth below .

Name, Age, Address and Position(s) with Fund	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years	Number of Portfolios in Fund Complex Overseen by Director	Other Trusteeships/ Directorships Held by Director Outside Fund Complex
INDEPENDENT DIRECTORS
Edmond D. Villani (69) c/o SCS Hedged Opportunities Fund, LLC One Winthrop Square, 4th Floor Boston, MA 02110 Director	Term – Indefinite Length–since Commencement of Operations	See “Other Trusteeships/Directorships Held by Director Outside Fund Complex.”	3
Director of Cohen & Steers, Inc. since August 2004;  Director of Fundamental  Holdings Ltd since September 2013; Trustee of the Colonial Williamsburg Foundation since December 2002; Trustee of Georgetown University until June 2009.

Peter A. Lombard (58) c/o SCS Hedged Opportunities Fund, LLC One Winthrop Square, 4th Floor Boston, MA 02110 Director	Term – Indefinite Length–since Commencement of Operations	See “Other Trusteeships/Directorships Held by Director Outside Fund Complex.”	3
Managing Director of Piper Jaffray & Co., an investment bank, since June 2008; Vice Chairman of the Foundation Board of Massachusetts College of Art and Design until May 2012; Board Member of Boston Philharmonic since September 2010.

INTERESTED DIRECTORS
James F. Orr III (71) c/o SCS Hedged Opportunities Fund, LLC One Winthrop Square, 4th Floor Boston, MA 02110 Director	Term – Indefinite Length–since Commencement of Operations	See “Other Trusteeships/Directorships Held by Director Outside Fund Complex.”	3
Trustee and Board chair of the Rockefeller Foundation until December 2010; Trustee of Villanova University until December 2010; Trustee of the Community Foundation of Palm Beach since 2004; Trustee of Martin Health System since January 2009; Director of Gevity HR, Inc. from May 2008 until June 2009; Advisory Board member of Massachusetts General Hospital since June 2008; Director of American International Group, Inc. from May 2006 to June 2009.

Peter H. Mattoon (53) c/o SCS Hedged Opportunities Fund, LLC One Winthrop Square, 4th Floor Boston, MA 02110 Director, Chief Executive Officer and President	Term – Indefinite Length–since Commencement of Operations	Chairman and Chief Executive Officer of SCS Financial Services LLC since November 2002 .	3
Director of Nucleus Scientific since May 2010; Trustee of Concord Academy since September 2011; Director of Teach Green Foundation since January 2007; Director of Joslin Diabetes Center from January 2007 to May 2010.

Joseph E. McCuine (47) c/o SCS Hedged Opportunities Fund, LLC One Winthrop Square, 4th Floor Boston, MA 02110 Director, Vice President and Chief Financial Officer	Term – Indefinite Length–since Commencement of Operations	Chief Operating Officer of SCS Financial Services LLC since February 2006.	3	N/A

OFFICER(S) WHO ARE NOT DIRECTORS
Adrian Ketri (42) c/o SCS Hedged Opportunities Fund, LLC One Winthrop Square, 4th Floor Boston, MA 02110 Vice President, Chief Compliance Officer	Term – Indefinite Length–since Commencement of Operations
General Counsel of SCS Financial Services LLC since January 2010; Legal Consultant for Affiliated Managers Group, Inc. from July 2008 to December 2008; Assistant General Counsel and Vice President of BlackRock Alternative Advisors from March 2005 until June 2008 .
			N/A	N/A
Stephen Goff (46) c/o SCS Hedged Opportunities Fund, LLC One Winthrop Square, 4th Floor Boston, MA 02110 Secretary	Term – Indefinite Length – since Commencement of Operations	Director of Operations of SCS Financial Services LLC since June 2009; Senior Vice President of Investment Operations of Putnam Investments from November 2000 until February 2009.	N/A	N/A

Certain Information about Directors

The Directors are not required to contribute to the capital of the Fund or hold Interests in the Fund.  The Directors are not eligible to invest directly in the Master Fund.  For each Director, the dollar range of equity securities beneficially owned by the Director in the Fund and the family of registered investment companies advised by the Adviser, as of December 31, 2013, is set forth in the table below.

Name of Director	Dollar Range of Equity Securities in the Fund (As of December 31, 2013)	Aggregate Dollar Range of Equity Securities in All Registered Investment Companies Overseen by Director in Family of Investment Companies (As of December 31, 2013)
Independent Directors:
Peter A. Lombard	$0	$0
Edmond D. Villani	$10,001-50,000	$10,001-50,000
Interested Directors:
James F. Orr, III	$0	$0
Peter H. Mattoon	$0	$0
Joseph E. McCuine	$0	$0

As of December 31, 2013, none of the Independent Directors or their immediate family members owned beneficially or of record securities of the Adviser or other entity (other than a registered investment company), directly or indirectly controlling, controlled by, or under common control with the Adviser.

Leadership Structure

The Directors serve on the Board for terms of indefinite duration.  A director’s position in that capacity will terminate if such Director is removed, resigns or is subject to various disabling events such as death or incapacity.  A Director may resign upon 90 days’ prior written notice to the other Directors, subject to waiver of notice, and may be removed either by vote of two-thirds of the Directors not subject to the removal vote or vote of the Investors holding not less than two-thirds of the total number of votes eligible to be cast by all Investors.  .

The standing committees of the Board are the Audit Committee and the Nominating and Governance Committee.  The current members of the Audit Committee and the Nominating and Governance Committee are Peter A. Lombard and Edmond D. Villani, constituting all of the Independent Directors.  Mr. Lombard currently is the Chairman of the Audit Committee and Mr. Villani currently is the Chairman of the Nominating and Governance Committee.

The functions of the Audit Committee, pursuant to its adopted written charter, are (1) to oversee the Fund’s accounting and financial reporting processes, the audits of the Fund’s and the Master Fund’s financial statements and internal controls over, among other things, financial reporting and disclosure controls and procedures, (2) to oversee or assist in Board oversight of the integrity of the Fund’s financial statements, and compliance with legal and regulatory requirements, (3) to approve prior to appointment the engagement of the Fund’s independent registered public accounting firm and review the registered public accounting firm’s qualifications and independence and the performance of registered public accounting firm and (4) act as a liaison between the Fund’s registered public accounting firm and the full Board.

The Nominating and Governance Committee has two primary roles:  (a) nomination of the Independent Directors and (b) supervision of Fund governance matters.  The Nominating and Governance Committee will meet as the Directors who serve on the committee deem necessary and appropriate.

The Nominating and Governance Committee has adopted procedures for evaluating potential director candidates against the knowledge, experience, skills, expertise and diversity that it believes are necessary and desirable for such candidates.  The Board believes that each Director satisfied, at the time he or she was initially elected or appointed a Director, and continues to satisfy, the standards contemplated by such procedures.  Furthermore, in determining that a particular Director was and continues to be qualified to serve as a Director, the Board has considered a variety of criteria, none of which, in isolation, was controlling.  The Board believes that, collectively, the Directors have balanced and diverse experience, skills, attributes and qualifications, which allow the Board to operate effectively in governing the Fund and protecting the interests of Investors.  Among the attributes common to all Directors is their ability to review critically, evaluate, question and discuss information provided to them, to interact effectively with the Adviser, other service providers, counsel and independent auditors, and to exercise effective business judgment in the performance of their duties as Directors.  Each Director’s ability to perform his or her duties effectively is evidenced by his or her educational background or professional training; business, consulting, public service or academic positions; experience from service as a board member of the Fund, other investment companies, public companies, or non-profit entities or other organizations; ongoing commitment and participation in Board and committee meetings, as well as their leadership of standing committees; or other relevant life experiences.  Information about the specific experience, skills, attributes and qualifications of each Director, which in each case led to the Board’s conclusion that the Director should serve as a director of the Fund, is provided below.

The Nominating and Governance Committee seeks to identify individuals to serve on the Board who have a diverse range of viewpoints, qualifications, experiences, backgrounds and skill sets so that the Board will be better suited to fulfill its responsibility of overseeing the Fund’s activities.  In so doing, the Nominating and Governance Committee reviews the size of the Board and the knowledge, experience, skills, expertise and diversity of the Directors in light of the issues facing the Fund in determining whether one or more new Directors should be added to the Board.  The Nominating and Governance Committee believes that the Directors as a group possess the array of skills, experiences and backgrounds necessary to guide the Fund.  The Director biographies included herein highlight the diversity and breadth of skills, qualifications and expertise that the Directors bring to the Fund.  The Nominating and Governance Committee does not currently consider Investor nominees for the office of Director.

Directors are divided into two groups—interested Directors and independent Directors.  Interested Directors are interested persons as defined in the 1940 Act.  The Board’s chairman, Peter H. Mattoon, is an interested director by virtue of his employment with the Adviser.  Among other things, the Board believes that Mr. Mattoon, as an interested Chairperson, is familiar with the Portfolio Funds and the day-to-day management and the operations of the Adviser.

The Board does not have a lead independent director.  The Board believes its smaller size and the composition and leadership of its committees allow each Director to enjoy accurate and efficient communication with the Fund, the Adviser and management, and facilitates the timely transmission of information among such parties.

Director Qualifications

This section discusses, for each Director, the experience, qualifications, attributes or skills that led to the conclusion that the person should serve as a Director.  The information in this section should not be understood to mean that any of the Directors is an “expert” within the meaning of the federal securities laws or for any other purpose under state or federal law.

James F. Orr III – Mr. Orr’s experience as a director of several large financial institutions, as well as his experience as a trustee of several foundations, are among the attributes that led to the conclusion that Mr. Orr should serve on the Board.

Edmond D. Villani – Mr. Villani’s experience as a board member of several asset management firms, as well as his experience as a trustee of several foundations, are among the attributes that led to the conclusion that Mr. Villani should serve on the Board.

Peter A. Lombard – Mr. Lombard’s experience as managing director of an investment bank, as well as his experience as vice-chairman and treasurer of a not-for-profit educational institution, are among the attributes that led to the conclusion that Mr. Lombard should serve on the Board.

Peter H. Mattoon – Mr. Mattoon’s experience as Chief Executive Officer of the Adviser and in senior positions at other financial services companies are among the attributes that led to the conclusion that Mr. Mattoon should serve on the Board.

Joseph E. McCuine – Mr. McCuine’s experience as Chief Operating Officer of the Adviser and in similar positions at other financial services companies are among the attributes that led to the conclusion that Mr. McCuine should serve on the Board.

Compensation

The Directors (other than Messrs. Mattoon and McCuine) are each paid (in the aggregate) by the Master Fund, the Fund and the other feeder fund that invests in the Master Fund (collectively, the “Fund Complex”) an annual retainer of $20,000, and per meeting fees of $5,000 in the case of in person meetings, $2,000 in the case of telephonic meetings.  All Directors are reimbursed for their reasonable out-of-pocket expenses by the Fund Complex.  The Directors do not receive any pension or retirement benefits from the Fund Complex.  The following table shows aggregate compensation paid to the Directors by the Fund and the Fund Complex for the fiscal year ended March 31, 2014.  It includes all amounts paid for serving as a Director of the Fund, as well as for serving as a Chairman of the Board or of a Committee of the Board.

Name and Position with Fund	Aggregate Compensation from the Fund	Aggregate Compensation from the Fund Complex Paid to Directors
James F. Orr III, Director	$42,000	$42,000
Edmond D. Villani, Director	$42,000	$42,000
Peter A. Lombard, Director	$42,000	$42,000
Peter H. Mattoon, Director, President and Chief Executive Officer	N/A	N/A
Joseph E. McCuine, Director, Vice President and Chief Financial Officer	N/A	N/A

Risk Management

Day-to-day risk management with respect to the Fund and the Master Fund is the responsibility of the Adviser or other service providers (depending on the nature of the risk), subject to the supervision of the Adviser.  The Fund and the Master Fund are subject to a number of risks, including investment, compliance, operational and valuation risks, among others.  While there are a number of risk management functions performed by the Adviser and the other service providers, as applicable, it is not possible to eliminate all of the risks applicable to the Fund and the Master Fund.  Risk oversight is part of the Board’s general oversight and is addressed as part of various Board and Committee activities.  The Board, directly or through a Committee, also reviews reports from, among others, management, the independent registered public accounting firm for the Fund and the Master Fund and internal auditors for the Adviser, as appropriate, regarding risks faced by the Fund and the Master Fund and management’s or the service provider’s risk functions.  The Committee system facilitates the timely and efficient consideration of matters by the Directors, and facilitates effective oversight of compliance with legal and regulatory requirements and of the Fund’s and the Master Fund’s activities and associated risks.  In addition, the Chief Compliance Officer oversees the implementation and testing of the Fund’s and Master Fund’s compliance program and reports to the Board regarding compliance matters for the Fund’s, the Master Fund, and their respective service providers.

THE ADVISER

The Adviser serves as the Fund’s and the Master Fund’s investment adviser pursuant to an investment advisory agreement with the Funds dated as of June 4, 2010 (the “Investment Advisory Agreement”). The Investment Advisory Agreement may be terminated at any time by vote of the Board or by a vote of a majority of the Fund’s or the Master Fund’s outstanding voting securities on sixty days’ written notice to the Adviser or by the Adviser on sixty days’ written notice to the Fund or the Master Fund, as applicable.  The Investment Advisory Agreement will terminate automatically in the event of its assignment within the meaning of the 1940 Act.

Under the Investment Advisory Agreement, the Master Fund pays the Adviser a quarterly fee, which is calculated and accrued monthly, (the “Advisory Fee”) at the annual rate of 0.50% of the Master Fund’s net assets. So long as substantially all of the assets of the Fund are invested in the Master Fund, the Fund does not pay the Adviser a separate fee under the Investment Advisory Agreement.  The Fund does however, due to its investment in the Master Fund, bear its proportionate percentage of the Advisory Fee paid to the Adviser by the Master Fund.  The Advisory Fee is in addition to the fees charged by the Portfolio Funds.  The Advisory Fee is paid out of the Master Fund’s assets on a quarterly basis, and ultimately debited against the Investors’ Capital Accounts.

The Investment Advisory Agreement provides that, neither the Adviser nor any member, Director, officer or employee of the Adviser, or any of their affiliates (each, an “Indemnified Person”), shall be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the performance of services to the Fund.  The Fund shall indemnify each Indemnified Person from and against any and all costs, losses, claims, damages or liabilities, joint or several, including, without limitation, reasonable attorneys’ fees and disbursements, resulting in any way from the performance or non-performance of any Indemnified Person’s duties with respect to the Fund, except those resulting from the willful misconduct, bad faith or gross negligence of an Indemnified Person; provided, however, that nothing contained in the Investment Advisory Agreement shall be construed to protect the Adviser or any such other person against any liability to the Fund by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties under the Investment Advisory Agreement.

The Adviser, a wholly-owned subsidiary of SCS Financial Services, LLC, is an independent, employee owned, investment management firm founded in 2002 by experienced investment professionals with complementary backgrounds.  It currently serves as financial headquarters for more than 100 clients and supervises approximately $12.7 billion in assets as of February 28, 2014 .  Services include strategic financial management, asset allocation, portfolio manager selection, risk management, estate strategy, tax strategy, and integrated reporting.  The Adviser provides the Fund with a broad range of services and develops the Fund’s asset allocation strategy and manages the Portfolio Fund due diligence process.  The Adviser selects the Portfolio Funds to which the Fund may allocate assets.  The Adviser also monitors the Portfolio Funds’ performance and may change the Portfolio Funds to which the Fund may allocate assets, or the allocation among Portfolio Funds, from time to time.  Initially, and on an ongoing basis, the Adviser provides stress testing and other such reviews of the Fund and its respective Portfolio Funds.  Of course, not all Portfolio Funds will provide the Fund or the Adviser with current information regarding holdings and trading strategies.  When such detail is not available, other forms of statistical analysis will be used.  The Adviser provides the same services to the Master Fund and also provides investment management services to other investment funds and accounts.  The Adviser is registered as an investment adviser with the SEC.  The Board has overall responsibility for monitoring and overseeing the Fund’s investment program and its management and operations and periodically will evaluate the performance of the Adviser.

The Adviser is registered as a “commodity pool operator” (“CPO”) under the Commodity Exchange Act with respect to its service as investment adviser to the Fund.  The Adviser seeks to rely on CFTC Regulation 4.12(c)(3) with respect to the Fund, which relieves the Advisor from certain CFTC recordkeeping, reporting, and disclosure requirements that would otherwise apply to it as a registered CPO.

Information about the Portfolio Manager and Investment Committee

Kenneth Minklei has primary portfolio management responsibility of the Fund and the Master Fund (the “Portfolio Manager”).  Mr. Minklei is supported by a team of research analysts covering various investment strategies.  The research analysts make investment recommendations to Mr. Minklei for inclusion into the Fund.  Ultimately, all investments in Portfolio Funds are presented to the Investment Committee of the Adviser (the “Investment Committee”) for final approval prior to an investment being made by the Master Fund.  The Investment Committee consists of Peter Mattoon (Director, Chief Executive Officer and  President of the Fund and Chief Executive Officer of the Adviser), Joseph McCuine (Director and Chief Financial Officer of the Fund and Chief Operations Officer of the Adviser), Kenneth Minklei (Portfolio Manager of the Fund and co- Chief Investment Officer of the Adviser and co- Chairman of the Investment Committee), Steve Oristaglio (President and co-Chief Investment Officer of the Adviser), and Jeremy Ragus (Head of Fixed Income & Global Economic Strategist for the Adviser).

In addition to being co- Chief Investment Officer of the Adviser, Mr. Minklei leads the team that specifically manages marketable alternative assets.  The Adviser focuses on building best-of-class manager pools by engaging in intense oversight of the underlying managers, thoughtful portfolio construction and proactive risk management. Mr. Minklei joined SCS in 2005. He has over 20 years of experience in the investment business.  He is the sole head of hedge fund research and portfolio management at SCS.  Prior to SCS , Mr. Minklei was a Managing Director and Hedge Fund Specialist at Cambridge Associates, where he constructed and managed customized fund of hedge fund portfolios for institutional investors . He also founded and led the Strategic Financial Advisory Group at Cambridge Associates , which advised clients on large equity and debt capital market transactions and specialized risk management projects. During his tenure, the Group advised on over $15 billion in capital market projects . He was a member of the firm’s Research Advisory Panel and authored multiple research papers. Before that, Mr. Minklei was the Executive Director responsible for trading and risk management of the U.S. Dollar derivatives desk at CIBC Oppenheimer. He also was a Vice President at J.P. Morgan where he managed U.S. Dollar interest rate options and emerging country debt derivatives portfolios, which included building out proprietary trading and risk management systems. Mr. Minklei started his career as a treasury arbitrage specialist at Citicorp. He earned a B.A. in Economics at the State University of New York at Binghamton.  Mr. Minklei holds the designation of Chartered Financial Analyst.

Other Accounts Managed by the Portfolio Manager

The following table shows information regarding accounts (other than the Fund) managed by the Portfolio Manager as of March 31, 2014 .  For purposes of the table, “Other Pooled Investment Vehicles” may include investment partnerships and group trusts, and “Other Accounts” may include separate accounts for institutions or individuals, insurance company general or separate accounts, pension funds and other similar institutional accounts.

Type of Accounts	Number of Accounts	Total Assets
Kenneth Minklei
Registered Investment Companies:	3	$47 million
Other pooled investment vehicles:	4	$1.9 billion
Other accounts:	1	$466 million

The Adviser receives fees based on the investment performance of certain accounts.  For each of the “Pooled Investment Vehicles” the Adviser can earn a performance based fee.  The performance based fee for the “Pooled Investment Vehicles” generally is equal to 10% of the excess net profits over a certain hurdle rate.  “Pooled Investment Vehicles” generally have a “High Water Mark” in place as well.

Fund Ownership by Portfolio Manager.

As of March 31, 2014, the Portfolio Manager does not own any Interest in the Fund.

Portfolio Manager Compensation Structure

The Adviser has adopted a system of compensation for portfolio managers and others involved in the investment process that is applied systematically among investment professionals and seeks to align the financial interests of the investment professionals with those of the Adviser, respectively.  This is achieved, among other means, through incentive payments based in part upon the Adviser’s financial performance.

Compensation arrangements of the Adviser’s investment professionals are determined on the basis of the Fund’s portfolio management team’s overall services to the Adviser and not on the basis of any specific funds or accounts managed by these investment professionals.  The structure of compensation of all of the portfolio managers is currently comprised of the following basic components:  Base Salary, Annual Bonus Plan, and Equity Awards.  The following describes each component of the compensation package of the members of the Adviser’s Investment Committee:

•	Base salary. Base compensation is fixed and normally reevaluated on an annual basis. Base compensation is a significant component of an investment professional’s overall compensation.

•
Annual Bonus Plan.  Under the annual bonus plan, investment professionals are eligible for an annual bonus, which is a function both of the size of the overall bonus pool for such year and of factors specific to each individual.

•
Equity Awards.  Investment professionals are eligible for equity awards based upon individual performance. These equity awards are comprised of restricted stock in SCS Financial and are the basis of the Adviser’s long term employee retention plan.  If an investment professional decides to leave the Adviser at any time, he/she puts a significant portion of his/her equity value at risk.

CONFLICTS OF INTEREST

Certain actual and potential inherent conflicts of interest arise from the Adviser carrying on investment activities for itself and for its clients, including other pooled investment vehicles.

The Adviser and its affiliates currently do and may in the future act as general partner, investment manager or manager to other clients (including other funds of funds) and the investment strategy for such other clients may vary from or be similar to that of the Fund.  As a result, the Fund may face competition from these other clients for investment opportunities and for the time and attention of the Adviser and its principals and the availability to the Fund of appropriate investments may be reduced.  The Adviser and its affiliates will not be required to refrain from any other activity nor disgorge any profits from any such activity and the Adviser will not be required to devote all or any particular part of its time and effort to the Fund and its affairs.   Rather, the Adviser will devote so much of its time and effort to the affairs of the Fund as the Adviser, in its sole judgment, determines is necessary in order to accomplish the purposes of the Fund.

Certain investments may not be appropriate for both the Fund and for other clients advised or managed by the Adviser and its affiliates .  Investment decisions for the Fund and for such other clients are made with a view to achieving their respective investment objectives and after consideration of certain factors which may include their current holdings, the current investment views of the different portfolio managers of the Portfolio Funds , availability of cash for investment, and the size of their positions generally.  Frequently, a particular investment may be bought or sold for only the Fund or only one other client or in different amounts and at different times for more than one but less than all clients, including the Fund.  Likewise, a particular investment may be bought for the Fund or one or more clients when one or more other clients are selling the same security.  In addition, purchases or sales of the same investment may be made for two or more clients, including the Fund, on the same date.   Certain of the other clients have different terms, fees (including incentive fees) and investment objectives from the Fund.  If one or more of the other clients and the Fund desire to invest in a Portfolio Fund with limited capacity, the Fund may not be able to invest the full amount that it desires to invest.  As a result, a conflict may exist because the Adviser may have an incentive to allocate a substantial portion of such investments to the clients that charge higher fees than the Fund. In such events such transactions will be allocated among the Fund and clients in a manner believed by the Adviser to be equitable to each.

Purchase and sale orders for the Fund, particularly for its direct investments in securities , may be combined with those of other clients of the Adviser.  The Fund may receive the average price if transactions are aggregated.  In effecting transactions, it may not always be possible, or consistent with the possibly differing investment objectives of the various clients and of the Fund, to take or liquidate the same investment positions at the same time or at the same prices.

The Adviser may place its discretionary wealth management clients in the Fund, for which the Adviser has complete investment discretion.  As a result, the contributions and withdrawals from the Fund by such clients, which may be driven by asset allocation models or analysis, could have an adverse effect on other Investors that are not clients of the Adviser.

The Adviser, its principals and employees may become aware of individual securities purchased and sold by Portfolio Funds.  The Adviser has adopted certain policies and procedures designed to prevent the Adviser, its principals and employees from using information acquired by any such person in the conduct of the Adviser’s business in a manner that is contrary to a client’s interests.

The portfolio managers of the Portfolio Funds (and their affiliates, principals and employees) may generally be subject to the same types of actual and potential conflicts of interest as those outlined above, as well as other conflicts which are not disclosed above.

The foregoing does not necessarily constitute a comprehensive list of all potential and actual conflicts of interest.

CAPITAL ACCOUNTS AND ALLOCATIONS

Capital Accounts

The Fund maintains a separate Capital Account for each Investor, which has an opening balance equal to such Investor’s initial contribution to the capital of the Fund.  Each Investor’s Capital Account will be increased by the sum of the amount of cash and the value of any securities constituting additional contributions by such Investor to the capital of the Fund, plus any amounts credited to such Investor’s Capital Account as described below.  Similarly, each Investor’s Capital Account will be reduced by the sum of the amount of any repurchase by the Fund of the Interest or portion of the Interest of such Investor, plus the amount of any distributions to such Investor which are not reinvested, plus any amounts debited against such Investor’s Capital Account as described below.

Capital accounts of Investors are adjusted as of the close of business on the last day of each fiscal period.  Fiscal periods begin on the day after the last day of the preceding fiscal period and end at the close of business on the first to occur of (1) the last day of the fiscal year of the Fund, (2) the last day of the taxable year of the Fund, (3) the day preceding the date as of which a contribution to the capital of the Fund is made, (4) the day as of which the Fund repurchases any Interest or portion of an Interest of any Investor, (5) the day as of which the Fund admits a substituted Investor to whom an Interest or portion of an Interest of an Investor has been transferred (unless there is no change in beneficial ownership) or (6) the day as of which any amount is credited to or debited from the Capital Account of any Investor other than an amount to be credited to or debited from the Capital Accounts of all Investors in accordance with their respective Fund percentages.  A Fund percentage will be determined for each Investor as of the start of each fiscal period by dividing the balance of such Investor’s Capital Account as of the commencement of such period by the sum of the balances of all Capital Accounts of all Investors as of such date.

Interests Issued in Units

For administrative convenience, Interests in the Fund may be issued and accounted for in “Units” representing a pro rata share of the NAV of the Fund.  Accordingly, all reductions and/or increases in Capital Accounts made proportionately to all Capital Accounts represented by Units will be reflected in a change in the Net Asset Value per Unit of all outstanding Units.  At all times, the aggregate NAV of the Units held by an Investor will equal the balance of such Investor’s Capital Account(s) represented by such Units.  All adjustments to a Capital Account that are not proportionately made to all Capital Accounts represented by Units will be made by increasing or decreasing, as the case may be, the number of Units representing such Capital Account.  Each Unit will have the rights, and be subject to the obligations, equivalent to those of each other Unit.  The Fund may issue an unlimited number of Units.  Fractional interests in Units may also be issued.

The Adviser will make information available to Investors concerning the Fund’s Net Asset Value per Unit upon request, by contacting the Adviser at the address, telephone number, or email set forth under “Inquiries” below.  Such information shall be provided to Investors based on the most current information then available to the Adviser concerning the Fund’s investments.  Investors should be aware that the Fund’s Net Asset Value per Unit at any time may be based, to a significant degree, on the Adviser’s estimate of the fair value of Fund investments.  Please see “Calculation of Net Asset Value; Valuation” below for further information.

Allocation of Net Profits and Net Losses

Net profits or net losses of the Fund for each fiscal period (primarily resulting from the change in the value of the Fund’s investment in the Portfolio Funds through the Master Fund, adjusted for the Fund’s expenses) will be allocated among and credited to or debited against the Capital Accounts of all Investors as of the last day of each fiscal period in accordance with Investors’ respective Fund Percentages for such fiscal period.  The “Fund Percentage” of an Investor is determined for each accounting period of the Fund by dividing the value of the Investor’s Capital Account as of the first day of such accounting period by the aggregate value of the Capital Accounts of all Investors as of such date.  The sum of the Fund Percentages of all Investors for each accounting period will equal 100%.  Accounting periods generally conform to each calendar month.  Net profits or net losses will be measured as the net change in the value of the net assets of the Fund, including any net change in unrealized appreciation or depreciation of investments and realized income and gains or losses and expenses during a fiscal period, before giving effect to any repurchases by the Fund of Interests or portions of Interests, and adjusted to exclude the amount of any insurance proceeds to be allocated among the Capital Accounts of the Investors and any items to be allocated among the Capital Accounts of the Investors other than in accordance with the Investors’ respective Fund Percentages, such as withholding taxes or other tax obligations.

Allocations for U.S. Federal income tax purposes generally will be made among the Investors so as to reflect equitably amounts credited or debited to each Investor’s Capital Account for the current and prior fiscal years.  Under the LLC Agreement, the Adviser has the discretion to allocate specially an amount of the Fund’s capital gain and loss, including short-term capital gain and loss, for U.S. Federal income tax purposes to an Investor withdrawing amounts from the Fund to the extent that the Investor’s Capital Account exceeds or is less than its U.S. federal income tax basis in its Interest.

Allocation of Special Items—Certain Withholding Taxes

Withholding taxes or other tax obligations incurred by the Fund which are attributable to any Investor will be debited against the Capital Account of such Investor as of the close of the fiscal period during which the Fund paid such obligation, and the aggregate amount then and thereafter distributable to such Investor will be reduced by the amount of such taxes.  If the amount of such taxes exceeds any amount then or thereafter distributable to such Investor, the Investor and any successor to the Investor’s Interest are required to pay to the Fund, upon demand of the Fund, the amount of such excess.

Reserves

Appropriate reserves may be created, accrued and charged against net assets for contingent liabilities as of the date any such contingent liabilities become known to the Adviser or the Board.  Reserves will be in such amounts, subject to increase or reduction, which the Board or the Adviser may deem necessary or appropriate.  The amount of any reserve, or any increase or decrease therein, will be proportionately charged or credited, as appropriate, to the Capital Accounts of those Investors who are Investors at the time when such reserve is created, increased or decreased, as the case may be; provided, however, that if any such reserve, or any increase or decrease therein, exceeds the lesser of $500,000 or 1% of the aggregate value of the Capital Accounts of all such Investors, the amount of such reserve, increase, or decrease shall instead be charged or credited to those Investors who, as determined by the Board, were Investors at the time of the act or omission giving rise to the contingent liability for which the reserve was established, increased or decreased in proportion to their Capital Accounts at that time.

VOTING

Each Investor will have the right to cast a number of votes based on the value of such Investor’s respective Capital Account at any meeting of Investors called by the Board or Investors holding at least a majority of the total number of votes eligible to be cast by all Investors.  Except for the exercise of their voting privileges, Investors will not be entitled to participate in the management or control of the Fund’s business, and may not act for or bind the Fund.

SUBSCRIPTIONS FOR INTERESTS

Fund Distribution

Interests in the Fund are offered directly by the Fund and are not offered or sold by or through any underwriter, broker or dealer.  No sales load is charged in connection with the purchase of Interests in the Fund, nor will any fee (other than the Early Repurchase Fee, as described below) be charged on the repurchase of an Investor’s Interests in the Fund in connection with any tender offer for Interests.  However, the Fund may, in the sole discretion of the Board, appoint one or more affiliated or unaffiliated brokers or placement agents to assist in the placement of Interests (each a “Placement Agent”).  The Adviser may pay additional compensation, out of its own funds, to Placement Agents for services provided by the Placement Agents to Investors.

Quasar Distributors

The Fund has entered into a distribution agreement with Quasar Distributors, LLC (“Quasar”) pursuant to which Quasar acts as a distributor and agent of the Fund by assisting the Fund in connection with the offering and sale of Interests.  Among other things, Quasar, at the Fund’s request, facilitates or enters into agreements with broker-dealers or other financial intermediaries selected as Placement Agents by the Fund, in order that such broker-dealers or other financial intermediaries may offer and sell Interests to Investors in accordance with the terms and conditions of the agreement between Quasar and the Fund.   The fees payable to Quasar under the distribution agreement are paid by the Adviser.

Investor Suitability

An investment in the Fund involves a considerable amount of risk.   You may lose money.  Before making an investment decision, you should (i) consider the suitability of this investment with respect to your investment objectives and personal situation and (ii) consider factors such as your personal net worth, income, age, risk tolerance and liquidity needs.  The Fund is an illiquid investment.  Investors have no right to require the Fund to redeem or repurchase their Interests in the Fund.

Investor Qualifications

To be eligible to invest in the Fund, a prospective investor must qualify as an “accredited investor” as defined in Regulation D under the Securities Act of 1933, as amended (the “Securities Act”).  Notwithstanding the foregoing, not more than 35 investors that do not qualify as accredited investors may invest in the Fund, provided that the Fund reasonably believes that each such nonaccredited investor, either alone or with his or her purchaser representative(s) has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of an investment in the Fund.

Each prospective investor in the Fund must also be a sophisticated person who understands the nature of the investment, does not require liquidity in its investment in the Fund and can bear the economic risks of the investment.  Each prospective investor is responsible for determining if an investment in the Fund of the size required is appropriate for that Investor.

The relevant investor qualifications will be set forth in a subscription agreement to be provided to prospective investors (each a “Subscription Agreement”), which must be completed by each prospective investor.  The Fund may also impose additional eligibility requirements upon prospective investors, or, in the sole discretion of the Board, may decline to accept all or part of the subscription of any prospective investor or all or part of an additional subscription of any Investor in the Fund.  The Fund does not accept subscriptions from charitable remainder trusts.

Each potential investor in the Fund meeting the requirements set forth above is referred to herein as an “Eligible Investor”.  Each investor in the Fund is referred to herein as an “Investor”.

Existing Investors who purchase additional Interests in the Fund and transferees of Interests in the Fund may be required to represent that they meet the eligibility criterion at the time of the additional purchase.

Subscription Terms

Both initial and additional subscriptions for Interests in the Fund may be accepted from Eligible Investors at such times as the Fund may determine on the terms set forth below.  The Fund may, in its discretion, suspend the offering of Interests at any time or permit subscriptions on a more frequent basis.  The Fund reserves the right to reject any subscription for Interests in the Fund.   Initial subscriptions and additional Capital Contributions generally will be accepted monthly.  Sales of Interests will be made only to Eligible Investors who have completed and returned a Subscription Agreement, and whose Subscription Agreement has been accepted, before a Closing Date .

The minimum required initial Capital Contribution to the Fund from each Investor is $25,000.  The Fund does not accept subscriptions from charitable remainder trusts.  See “Certain U.S. Federal Income Tax Aspects —Unrelated Business Taxable Income.”

Except as otherwise permitted by the Fund, initial and any additional Capital Contributions to the Fund by any Investor will be payable in cash, and all contributions must be transmitted by such time and in such manner as is specified in the Subscription Agreement of the Fund.  Initial and any additional Capital Contributions to the Fund will be payable in one installment and will be due before the proposed acceptance of the contribution, although the Fund may accept, in its discretion, a subscription before its receipt of cleared funds.

The LLC Agreement is annexed as Appendix A to this Memorandum and each Investor will be bound by all of its terms by executing a Subscription Agreement .  Each potential Investor also will be obligated to represent and warrant in the Subscription Agreement , among other things, that such Investor is subscribing for an Interest for its own account, and not with a view to the distribution, assignment, transfer or other disposition of such Interest.

Additional Sales

From time to time, the Fund may sell additional Interests to Eligible Investors.  In deciding whether to commence sales, the Fund will take into account all factors it considers relevant, including market conditions and the cash available to it for investment.

REDEMPTIONS, REPURCHASES OF INTERESTS, DISTRIBUTIONS AND TRANSFERS

No Right of Redemption

No Investor or other person holding an Interest will have the right to require the Fund to redeem all or any portion of such Interest .

Repurchases of Interests

The Fund from time to time may offer to repurchase Interests pursuant to written tenders by Investors.   These repurchases will be made at such times and on such terms as may be determined by the Board, in its complete and exclusive discretion.  In determining whether the Fund should repurchase Interests or portions thereof from Investors pursuant to written tenders, the Board will consider the recommendation of the Adviser.  The Adviser expects that it will recommend to the Board that the Fund offer to repurchase Interests from Investors, on a quarterly basis, on or about each March 31st, June 30th, September 30th and December 31st (or, if any such date is not a business day, on the immediately preceding business day) (each an “Effective Date”).  The Board also will consider the following factors, among others, in making such determination:

•	whether any Investors have requested to tender Interests or portions thereof to the Fund;

•	the liquidity of the Fund’s assets;

•	the investment plans and working capital requirements of the Fund;

•	the relative economies of scale with respect to the size of the Fund;

•	the history of the Fund in repurchasing Interests or portions thereof;

•	the condition of the securities markets; and

•	the anticipated tax consequences of any proposed repurchases of Interests or portions thereof.

The Board will determine that the Fund repurchase Interests or portions thereof from Investors pursuant to written tenders only on terms it determines to be fair to the Fund and to all Investors or persons holding Interests acquired from Investors as applicable.  When the Board determines that the Fund will repurchase Interests in the Fund or portions thereof, notice will be provided to each Investor describing the terms thereof, and containing information Investors should consider in deciding whether and how to participate in such repurchase opportunity.  Investors who are deciding whether to tender their Interests or portions thereof during the period that a repurchase offer is open may ascertain an estimated net asset value of their Interest in the Fund from the Adviser during such period.  The Fund reserves the right not to make any partial repurchase of an Investor’s Interest if such repurchase would cause the Investor to continue to own an Interest with a value at the time of repurchase of less than $25,000.  Because the Fund’s assets consist primarily of an interest in the Master Fund, the Fund will not conduct a repurchase offer unless the Master Fund simultaneously conducts a consistent repurchase offer for interests in the Master Fund.  The Fund also reserves the right to reject any tender of Interests for repurchase if the tendered amount is less than $10,000, unless the Investor is tendering the Investor’s entire Interest.  The Board may impose other conditions on repurchases of Fund Interests.

The aggregate NAV of the Interests that will be repurchased by the Fund during any tender offer generally is not expected to exceed 25% of the Fund’s aggregate NAV, subject to waiver in the sole discretion of the Board.  If a tender offer is oversubscribed by Investors who tender Interests, the Fund will repurchase pro rata a portion of the Interests tendered by each Investor.

Repurchases of Interests or portions thereof from Investors by the Fund will be effective after receipt and acceptance by the Fund of all eligible written tenders of Interests or portions thereof from Investors.  The amount due to any Investor whose Interest or portion thereof is repurchased will be equal to the value of the Investor’s Capital Account or portion thereof based on the estimated NAV of the Fund’s assets as of the relevant Effective Date.  Payment of the repurchase price for tendered Interests (or a portion thereof) that are accepted by the Fund will consist initially of a non-transferable, non-interest bearing promissory note (the “Note”).  The Note will entitle the tendering Investor to be paid cash in an aggregate amount equal to the estimated unaudited NAV of the Interests tendered and accepted for repurchase , determined as of the Effective Date (the “Payment”).  The Payment will generally be made within sixty (60) days of the Effective Date; provided, however; that the Note will contain repayment provisions that permit the Fund to extend the period in which it makes the Payment to take into consideration any delays that the Master Fund may experience in liquidating its interests in the Portfolio Funds to fund the repurchase .  The Note will be held for each tendering Investor by the Administrator and will be executed and delivered to the Administrator within approximately ten days after the Effective Date.

Notwithstanding the foregoing, if during any fiscal year an Investor elects to tender Interests in an amount that (when aggregated with other amounts repurchased during the same fiscal year) would reduce the NAV of the Interests held by such Investor by 90% or more of the Investor’s Highest Annual Balance (measured by calculating the highest NAV of such Investor’s Interest during such fiscal year), the Note will provide for an initial payment to the Investor equal to 90% of the estimated unaudited Highest Annual Balance, generally payable in accordance with the terms noted above (“Initial Payment”).  The Note will also entitle the tendering Investor to be paid a contingent amount equal to the remaining balance of the amount due to the Investor , if any, after taking into account any reductions or other adjustments to the NAV of the repurchased Interest resulting from the audit of the Fund for the fiscal year during which such Effective Date occurs (the “Contingent Payment”).  The Contingent Payment will be payable generally no later than thirty (30) days after the completion of the fiscal year audit of the Fund .

Any repurchase of an Interest from an Investor that occurs during the one (1) year period (i.e., no less than 365 calendar days) following the effective date of such Investor’s Capital Contribution with respect to such Interest (calculated on a first in, first out basis) shall be subject to a fee equal to 2%  of the amount paid for the repurchase of such Interest , payable by such Investor to the Fund (the “Early Repurchase Fee”).

An Investor who tenders its entire Interest to the Fund for repurchase generally will have a taxable event.  Gain, if any, will be recognized by an Investor tendering its entire Interest only as and after the total proceeds received by such Investor exceed the Investor’s adjusted tax basis in its Interest.  A loss, if any, may be recognized only after the tendering Investor has received full payment under the promissory note.

The Fund believes that repurchase offers generally will be beneficial to the Fund’s Investors, and typically will be funded from available cash or sales of portfolio securities.  However, payment for repurchased Interests may require the Fund to liquidate portfolio holdings earlier than the Adviser otherwise would liquidate such holdings, potentially resulting in losses, and may increase the Fund’s portfolio turnover.  The Adviser intends to take measures to attempt to avoid or minimize such potential losses and turnover, and instead of liquidating portfolio holdings, may borrow money to finance repurchases of Interests.  If the Fund borrows to finance repurchases, interest on that borrowing will negatively affect Investors who do not tender their Interests in a repurchase offer by increasing the Fund’s expenses and reducing any net investment income.  To the extent the Fund finances repurchase proceeds by selling Fund investments, the Fund may hold a larger proportion of its total assets in less liquid securities.  Also, the sale of securities to fund repurchases could reduce the market price of those securities, which in turn would reduce the Fund’s net asset value.

Repurchase of the Fund’s Interests will tend to reduce the amount of outstanding Interests and, depending upon the Fund’s investment performance, its net assets.  A reduction in the Fund’s net assets will tend to increase the Fund’s expense ratio.

The Fund may repurchase all or a portion of an Interest from an Investor (or any person acquiring such Interest from or through an Investor) if:

•
such an Interest or portion thereof has been transferred or such an Interest or portion thereof has vested in any person by operation of law as the result of the death, dissolution, bankruptcy or incompetency of an Investor;

•
ownership of such an Interest by an Investor or other person will cause the Fund to be in violation of, or require registration of any Interest or portion thereof under, or subject the Fund to additional registration or regulation under, the securities, commodities or other laws of the United States or any other relevant jurisdiction;

•
continued ownership of such an Interest may be harmful or injurious to the business or reputation of the Fund or the Adviser, or may subject the Fund or any Investors to an undue risk of adverse tax or other fiscal consequences;

•	any of the representations and warranties made by an Investor in connection with the acquisition of an Interest in the Fund or portion thereof was not true when made or has ceased to be true; or

•	it would be in the best interests of the Fund, as determined by the Board, for the Fund to repurchase such an Interest or portion thereof.

The Adviser may tender for repurchase in connection with any repurchase offer made by the Fund any Interest that it holds in its capacity as an Investor.

A repurchase of an Interest generally will be a taxable transaction for U.S. federal income tax purposes.

Distributions

The Fund does not anticipate making periodic distributions of its net income or gains, if any, to Investors.  The amount and times of distributions, if any, will be determined in the sole discretion of the Board.  Whether or not distributions are made, Investors will be subject to applicable federal and state income taxes on their allocable shares of the Fund’s taxable income, and will have to pay any such taxes from sources other than Fund distributions.

Transfers of Interests

No person may become a substituted Investor without the written consent of the Board, which consent may be withheld for any reason in its sole and absolute discretion.  Investor Interests may be transferred , sold, assigned, pledged, re-hypothecated or otherwise encumbered, directly or indirectly, only (i) by operation of law pursuant to the death, bankruptcy, insolvency or dissolution of an Investor or (ii) with the written consent of the Board, which may be withheld in its sole and absolute discretion and is expected to be granted, if at all, only in limited circumstances.  Notice to the Fund of any proposed transfer must include evidence satisfactory to the Fund that the proposed transfer is exempt from registration under the Securities Act and that the proposed transferee meets any applicable requirements imposed by the Fund with respect to Investor eligibility and suitability, including in the case of certain transfers, that the requirement that any Investor at the time of purchase be a Eligible Investor, and must be accompanied by a properly completed Subscription Agreement and/or other documentation required by the Fund.

Any transferee meeting the eligibility requirements that acquires an Interest or portion thereof in the Fund by operation of law as the result of the death, bankruptcy, insolvency or dissolution of an Investor or otherwise, will be entitled to the allocations and distributions allocable to the Interest so acquired and to transfer such Interest in accordance with the terms of the LLC Agreement, but will not be entitled to the other rights of an Investor unless and until such transferee becomes a substituted Investor as provided in the LLC Agreement.  If an Investor transfers an Interest or portion thereof with the approval of the Board, the Fund will promptly take all necessary actions to admit such transferee or successor to the Fund as an Investor.  Each Investor and transferee is required to pay all expenses, including attorneys’ and accountants’ fees, incurred by the Fund in connection with such transfer.  If such a transferee does not meet the Investor eligibility requirements, the Fund reserves the right to repurchase its interest.

By purchasing an interest in the Fund, each Investor has agreed to indemnify and hold harmless the Fund, the Directors, the Adviser, each other Investor and any affiliate of the foregoing against all losses, claims, damages, liabilities, costs and expenses, including legal or other expenses incurred in investigating or defending against any such losses, claims, damages, liabilities, costs and expenses or any judgments, fines and amounts paid in settlement, joint or several, to which such persons may become subject by reason of or arising from any transfer made by such Investor in violation of these provisions or any misrepresentation made by such Investor in connection with any such transfer.

A transfer of all or any portion of an Interest in the Fund may be a taxable transaction for U.S. federal income tax purposes.

CALCULATION OF NET ASSET VALUE ; VALUATION

The net asset value (the “NAV”) of the Fund will be determined as of the close of business at the end of any fiscal period in accordance with the valuation policies and procedures, as amended from time to time, established by the Board.  In accordance with these procedures, fair value as of each fiscal period ordinarily will be the value determined as of such period for each Portfolio Fund in accordance with the Portfolio Fund’s valuation policies and reported at the time of the Fund’s valuation.  As a general matter, the fair value of the Fund’s interest in a Portfolio Fund will represent the amount that the Fund could reasonably expect to receive from a Portfolio Fund if the Fund’s interest were redeemed at the time of valuation, based on information reasonably available at the time the valuation is made and that the Fund believes to be reliable.  In the unlikely event that a Portfolio Fund does not report a value to the Fund on a timely basis at the end of a fiscal period, the Fund would determine the fair value of such Portfolio Fund based on the most recent value reported by the Portfolio Fund, as well any other relevant information available at the time the Fund values its portfolio.

Before investing in any Portfolio Fund, the Adviser conducts a due diligence review of the valuation methodology utilized by the Portfolio Fund, which as a general matter will utilize market values when available, and otherwise utilize principles of fair value that the Adviser reasonably believes to be appropriate, in light of the Portfolio Fund’s holdings and strategy.  After investing in a Portfolio Fund, the Adviser will monitor the valuation methodology used by the Portfolio Fund.  Although the procedures approved by the Board provide that the Adviser will review the valuations provided by the portfolio managers, neither the Adviser nor the Board will be able to confirm independently the accuracy of valuations provided by such portfolio managers (which are unaudited, except for year-end valuations).

The Fund’s valuation procedures require the Adviser to consider all relevant information available at the time the Fund values its portfolio.  Such relevant information may include the reliability of pricing information provided by the portfolio managers and, in certain circumstances, whether the information provided by the portfolio manager represents the fair value of the Fund’s interests in the Portfolio Fund.  In those circumstances, the Fund might value its interests in the Portfolio Fund at a discount or a premium to the value it receives from the Portfolio Fund.  Although redemptions of interests in Portfolio Funds are subject to advance notice requirements, Portfolio Funds typically will make available net asset value information to holders which will represent the price at which, even in the absence of redemption activity, the Portfolio Fund would have effected a redemption if any such requests had been timely made or if, in accordance with the terms of the Portfolio Fund’s governing documents, it would be necessary to effect a mandatory redemption.  In the absence of specific transaction activity in interests in a particular Portfolio Fund, the procedures provide that the Fund will consider whether it was appropriate, in light of all relevant circumstances, to value such a position at its net asset value as reported at the time of valuation, or whether to adjust such value to reflect a premium or discount to net asset value.  Any such decision would be made in good faith, and subject to the review and supervision of the Board.

The valuations reported by the portfolio managers, upon which the Fund calculates its net asset value, may be subject to later adjustment, based on information reasonably available at that time.  For example, fiscal year-end net asset value calculations of the Portfolio Funds are audited by those Portfolio Funds’ independent registered public accounting firm and may be revised as a result of such audits.  Other adjustments may occur from time to time.

Prospective investors should be aware that situations involving uncertainties as to the valuation of portfolio positions could have an adverse effect on the Fund’s average net assets, which, in turn, would affect amounts paid on repurchases of Interests and the amount of fees paid, if the Board’s judgment regarding appropriate valuations should prove incorrect.

CERTAIN U.S. FEDERAL INCOME TAX ASPECTS

The following is a summary of certain aspects of the U.S. federal income taxation of the Fund and its Investors which should be considered by a prospective Investor.  The Fund has not sought a ruling from the Internal Revenue Service (the “Service”) or any other U.S. federal , state or local agency, nor has it obtained an opinion of counsel with respect to any of the tax issues affecting the Fund.

This summary of certain aspects of the federal income tax treatment of the Fund is based upon the Code, temporary, permanent and, where noted, proposed Treasury Regulations promulgated thereunder (the “Regulations”), judicial decisions, and published rulings, procedures and guidance of the Service all as in effect on the date hereof, all of which are subject to change (possibly with retroactive effect).  Except as otherwise noted below, this summary does not discuss the impact of various proposals to amend the Code which could change certain of the tax consequences of an investment in the Fund.  This summary also does not discuss all of the tax consequences that may be relevant to any particular Investor, or the specific tax consequences that may apply to any Investors that acquire Interests other than for cash, to any Investors that are not United States persons within the meaning of the U.S. federal income tax laws, or to Investors subject to special treatment under the federal income tax laws, such as banks and certain other financial institutions, insurance companies, trusts, securities brokers or dealers, regulated investment companies, real estate investment trusts, S corporations, Investors subject to the alternative minimum tax, dealers in securities and other persons not holding Interests as capital assets or that have made a mark-to-market election, Investors whose functional currency is not the U.S. Dollar, Investors who hold Interests as part of a straddle, hedge, conversion transaction or other integrated transaction, Investors classified as partnerships or other pass-through entities for U.S. federal income tax purposes (or persons holding indirect interests in the Fund through such Investors), governments or their agencies or instrumentalities, Investors subject to the rules that apply to expatriates under the Code, and, except as explicitly discussed below, tax-exempt organizations.   This summary addresses only U.S. federal income tax matters and does not address the state, local, non-U.S. or non-income tax laws that may apply to the Fund and the Investors, nor does it address the potential application of any tax treaty.

CIRCULAR 230 DISCLOSURE:  THIS MEMORANDUM WAS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR THE PURPOSE OF AVOIDING ANY U.S. FEDERAL INCOME TAX PENALTIES THAT THE SERVICE MAY ATTEMPT TO IMPOSE.  BECAUSE THIS DISCUSSION COULD BE VIEWED AS A “MARKETED OPINION” UNDER THE REGULATIONS, WE INFORM YOU THAT IT WAS WRITTEN TO SUPPORT THE “PROMOTION OR MARKETING” OF INTERESTS.  EACH RECIPIENT OF THIS MEMORANDUM SHOULD SEEK ADVICE BASED ON THAT PERSON’S PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISER.

The Fund is not intended to be an investment vehicle for tax-exempt organizations.  In addition to the particular matters set forth in this section and above under “Certain Risk Factors—Unrelated Business Taxable Income for Tax-Exempt Investors” , tax-exempt organizations should review carefully those sections of this Memorandum regarding liquidity and other financial matters to ascertain whether the investment objective of the Fund is consistent with their overall investment plans.  Each prospective tax-exempt Investor is urged to consult its own counsel regarding the acquisition of Interests in the Fund.

Tax Treatment of Fund Operations

Classification of the Fund.  Based upon the provisions of the Code and the Regulations, as currently in effect, each of the Fund and the Master Fund expects to be treated as a partnership for U.S. federal income tax purposes and not as an association taxable as a corporation.

Under Section 7704 of the Code, “publicly traded partnerships” are generally treated as corporations for U.S. federal income tax purposes.  A publicly traded partnership is any partnership the interests in which are traded on an established securities market or which are readily tradable on a secondary market, or the substantial equivalent thereof.  Interests in the Fund and the Master Fund will not be traded on an established securities market.  Regulations concerning the classification of partnerships as publicly traded partnerships provide certain safe harbors under which interests in a partnership will not be considered readily tradable on a secondary market, or the substantial equivalent thereof.  The Fund and/or the Master Fund may not be eligible for any of those safe harbors.

The Regulations specifically provide that the fact that a partnership does not qualify for the safe harbors is disregarded for purposes of determining whether interests in a partnership are readily tradable on a secondary market, or the substantial equivalent thereof.  Rather, in this event, the partnership’s status is examined under a general facts and circumstances test set forth in the Regulations.  Under this “facts and circumstances” test, and based upon the anticipated operations of the Fund as well as the legislative history to Section 7704 of the Code and the text of the Regulations, each of the Fund and the Master Fund believes that Interests in the Fund and interests in the Master Fund will not be considered to be readily tradable on a secondary market, or the substantial equivalent thereof, and that , therefore, neither the Fund nor the Master Fund will be classified as a publicly traded partnership taxable as a corporation.

If the Fund or the Master Fund were classified as a “publicly traded partnership”, the Fund or the Master Fund, as applicable, is not expected to be eligible for the exception from treatment as a corporation for certain publicly traded partnerships 90% or more of whose income for a taxable year, and for each preceding taxable year starting with the first taxable year in which it was classified as a publicly traded partnership, is derived from certain types of “qualifying income” (the “90% passive-type income test”).

Assuming that each of the Fund and the Master Fund is treated as a partnership (and not a publicly traded partnership treated as a corporation) for U.S. federal income tax purposes, neither the Fund nor the Master Fund will itself be subject to U.S. Federal income tax.  For federal income tax purposes, each Investor will be treated as a partner of the Fund and, as such, will be subject to tax upon its distributive share of each item of the Fund’s income, gain, loss and deductions including the amounts of such items allocated to the Fund by the Master Fund (which will include income allocated from the Portfolio Funds that are treated as partnerships) for each taxable year of the Fund ending with or within the Investor’s taxable year.  Each item will have the same character to an Investor, and will generally have the same source (either United States or foreign), as though the Investor realized the item directly.  Investors will be required to report these items regardless of the extent to which, or whether, the Fund or Investors receive cash distributions for such taxable year, and thus Investors may incur income tax liabilities in excess of any distributions to or from the Fund.

If it were determined that the Fund should be treated as a publicly traded partnership taxable as a corporation for U.S. Federal income tax purposes, the taxable income of the Fund would be subject to corporate income tax when recognized by the Fund; distributions of such income, other than in certain repurchases of Fund Interests, would be treated as dividend income when received by the Investors to the extent of the Fund’s current or accumulated earnings and profits; and Investors would not otherwise report profits or losses realized by the Fund.  Similar consequences would result if the Master Fund were determined to be a publicly traded partnership taxable as a corporation for U.S. Federal income tax purposes.

UNLESS OTHERWISE INDICATED, REFERENCES IN THE FOLLOWING DISCUSSION TO THE TAX CONSEQUENCES OF FUND INVESTMENTS, ACTIVITIES, INCOME, GAIN AND LOSS, INCLUDE THE DIRECT INVESTMENTS, ACTIVITIES, INCOME, GAIN AND LOSS OF THE FUND, AND THOSE INDIRECTLY ATTRIBUTABLE TO THE FUND AS A RESULT OF IT BEING A PARTNER IN THE MASTER FUND AND AN INDIRECT PARTNER IN THE PORTFOLIO FUNDS.

Allocation of Profits and Losses.  Under the LLC Agreement, the Fund’s net capital appreciation or net capital depreciation for each fiscal period is allocated among the Investors and to their Capital Accounts without regard to the amount of income or loss actually recognized by the Fund for U.S. Federal income tax purposes.  The LLC Agreement provides that items of income, deduction, gain, loss or credit actually recognized by the Fund for each fiscal year are generally to be allocated for U.S. Federal income tax purposes among the Investors pursuant to Regulations issued under Sections 704(b) and 704(c) of the Code, based upon amounts of the Fund’s net capital appreciation or net capital depreciation allocated to each Investor’s Capital Account for the current and prior fiscal years.

The Fund, through its investment in the Master Fund, may invest in Portfolio Funds that have taxable years that differ from the Fund’s taxable year.  This may result in a mismatching between the Fund’s capital appreciation or depreciation for a fiscal period attributable to such Portfolio Funds, and the amount of taxable income or loss actually recognized by the Fund for such fiscal period attributable to such Portfolio Funds.  This mismatch may cause entering or withdrawing Investors to be allocated more or less ordinary income or capital gain for income tax purposes than would be the case if such Portfolio Funds and the Fund had the same taxable year.

Under the LLC Agreement, the Adviser has the discretion to allocate specially an amount of the Fund’s net capital gains or losses, including short-term capital gain or loss, for U.S. Federal income tax purposes, to a withdrawing Investor to the extent that the Investor’s Capital Account exceeds or is less than its U.S. Federal income tax basis in its Interest in the Fund.  There can be no assurance that, if the Adviser makes such a special allocation, the Service will accept such allocation.  If such allocation were successfully challenged by the Service, the Fund’s gains or losses allocable to the remaining Investors would be changed.

Tax Elections; Returns; Tax Audits.  The Code provides for optional adjustments to the basis of partnership property under Section 734 in connection with distributions of partnership property to a partner and under Section 743 in connection with transfers of partnership interests, including by reason of death, provided that a partnership election has been made pursuant to Section 754.  Under the LLC Agreement, the Board, in its sole discretion, may cause the Fund to make such an election.  Any such election, once made, cannot be revoked without the Service’s consent.  The actual effect of any such election may depend on whether any Portfolio Fund also makes such an election.  As a result of the complexity and added expense of the tax accounting required to implement such an election, the Board does not presently intend to make such election.

An adjustment to the basis of partnership property under Section 734 also is required in the case of a distribution of partnership property to a partner with respect to which there is a “substantial basis reduction.”  A substantial basis reduction would occur in connection with a distribution of partnership property to a partner if the distribution would result in a downward adjustment of more than $250,000 to the basis of partnership property under Section 734 if a Section 754 election were in effect.  A mandatory adjustment to the basis of partnership property under Section 743 also is required in the case of a transfer of a partnership interest if the partnership has a “substantial built-in loss” immediately after such transfer.  A substantial built-in loss would exist if the partnership’s adjusted basis in its property exceeds the fair market value of the property by more than $250,000.  An “electing investment partnership” is not treated as having a substantial built-in loss, and thus is not required to make basis adjustments to partnership property under Section 743, in the case of a transfer of a partnership interest.  However, the Fund does not anticipate that it will qualify as an electing investment partnership and can provide no assurance as to whether any given Portfolio Fund will qualify as an electing investment partnership.

The Adviser decides how to report the Fund’s tax items on the Fund’s tax returns, and all Investors are required under the Code to treat the items consistently on their own returns, unless they file a statement with the Service disclosing the inconsistency.  Given the uncertainty and complexity of the tax laws, it is possible that the Service may not agree with the manner in which the Fund’s items have been reported.  In the event the income tax returns of the Fund are audited by the Service, the tax treatment of the Fund’s income and deductions generally is determined at the Fund level in a single proceeding rather than by individual audits of the Investors.  The Adviser is designated as the Fund’s “Tax Matters Partner” in the LLC Agreement.  As such, it has considerable authority to make decisions affecting the tax treatment and procedural rights of all Investors.  In addition, the Tax Matters Partner has the authority to bind certain Investors to settlement agreements and the right on behalf of all Investors to extend the statute of limitations relating to the Investors’ tax liabilities with respect to the Fund’s tax items.

Tax Consequences to a Withdrawing Investor

An Investor who tenders its entire Interest to the Fund for repurchase solely for cash generally will recognize capital gain or loss to the extent of the difference between the cash proceeds received by such Investor under the Note and such Investor’s adjusted tax basis in its Interest.  Gain, if any, will be recognized by a tendering Investor only as and after the total cash proceeds received by such Investor exceed the Investor’s adjusted tax basis in its Interest.  A loss, if any, may be recognized only after the tendering Investor has received full payment under the Note and only if all withdrawal proceeds (i.e., Note proceeds) are paid to the Investor in cash.  Any such capital gain or loss will be short-term, long-term, or some combination of both, depending upon the timing of the Investor’s contributions to the Fund.  However, a withdrawing Investor will recognize ordinary income or loss to the extent such Investor’s allocable share of the Fund’s “unrealized receivables” and “inventory items” (if any) differs from the Investor’s basis in such unrealized receivables and inventory items , as determined pursuant to the Regulations.  For these purposes, accrued but untaxed market discount, if any, on securities held by the Fund will be treated as an unrealized receivable with respect to the withdrawing Investor.  An Investor receiving a cash nonliquidating distribution will recognize gain or income in a similar manner to the extent that the amount of the distribution exceeds such Investor’s adjusted tax basis in its Interest in the Fund and will not recognize any loss .

As discussed above, the LLC Agreement provides that the Adviser may specially allocate items of Fund capital gain/loss, including short-term capital gain/loss, to a withdrawing Investor to the extent its liquidating distribution would otherwise exceed (or be less than) its adjusted tax basis in its Fund Interest.  Such a special allocation may result in the withdrawing Investor recognizing additional capital gain/loss from the Fund, which may include short-term gain/loss, in the Investor’s last taxable year in the Fund, thereby reducing (or increasing) the amount of long-term capital gain/loss recognized as a result of the receipt of the Investor’s liquidating distribution upon withdrawal.

Distribution of Property

A partner’s receipt of a distribution of property other than cash from a partnership is generally not taxable.  However, under Section 731 of the Code, a distribution consisting of marketable securities generally is treated for purposes of determining the amount of gain (but not loss) recognized as a distribution of cash (rather than property) unless the distributing partnership is an “investment partnership” within the meaning of Section 731(c)(3)(C)(i) of the Code and the recipient is an “eligible partner” within the meaning of Section 731(c)(3)(C)(iii) of the Code.  The Fund will determine at appropriate times whether it qualifies as an “investment partnership.”  Assuming it so qualifies, if an Investor is an “eligible partner,” which term should include an Investor whose contributions to the Fund consisted solely of cash, the recharacterization rule described above would not apply, even if the Interests were considered marketable securities.

Tax Treatment of Fund Investments

In General.  The Fund in its own right directly or through the Master Fund and the Portfolio Funds expects to act as a trader or investor or both, and not as a dealer, with respect to its securities transactions.  However, because the Fund (and the Master Fund) will likely not be in a position to control or influence the activities of the Portfolio Funds, no assurances can be given that the activities of one or more Portfolio Funds will not be treated as those of a dealer.  A trader and an investor are persons who buy and sell securities for their own accounts.  A dealer, on the other hand, is a person who purchases securities for resale to customers rather than for investment or speculation.

Generally, the gains and losses realized by a trader or an investor on the sale of securities are capital gains and losses.  Thus, subject to the treatment of certain currency exchange gains as ordinary income and certain other transactions described below, the Fund expects that its gains and losses from its securities transactions typically will be capital gains and capital losses.  These capital gains and losses may be long-term or short-term depending, in general, upon the length of time a particular investment position is maintained and, in some cases, upon the nature of the transaction.  Property held for more than one year generally will be eligible for long-term capital gain or loss treatment.  The application of certain rules relating to short sales, constructive sales, so-called “straddle” and “wash sale” transactions and “Section 1256 Contracts” may serve to alter the manner in which the holding period for a security is determined or may otherwise affect the characterization as long-term or short-term, and also the timing of the realization, of certain gains or losses.  Moreover, the straddle rules and short sale rules may require the capitalization of certain related expenses.

Under the Code, qualified dividend income is generally taxable to noncorporate taxpayers at reduced U.S. federal income tax rates.  An Investor’s qualified dividend income may include the Investor’s indirect allocable share of certain dividends received by Portfolio Funds from U.S. corporations and qualified foreign corporations, assuming certain requirements, including holding period requirements, are met.  Subject to certain limitations, qualified foreign corporations include those incorporated in a possession of the U.S. and foreign corporations eligible for benefits under a comprehensive income tax treaty identified by the Service.  A dividend of a foreign corporation may also be treated as qualified dividend income if the stock with respect to which it is paid is readily tradable on an established securities market in the U.S.  Investors that are corporations may be eligible for the dividends-received deduction with respect to their indirect allocable shares of certain dividends received by Portfolio Funds from U.S. corporations.

Long-term capital gains are taxable to noncorporate taxpayers at reduced U.S. federal income tax rates .  Short-term capital gains are taxed at ordinary income tax rates.  In any case, the effective rate imposed on net income and gains may be higher due to the phase out of certain tax deductions and exemptions.  See “ Certain U.S. Federal Income Tax Aspects—Limitation on Deductibility of Interest and Short Sale Expenses” below.  The excess of capital losses over capital gains may be offset against the ordinary income of an individual taxpayer, subject to an annual deduction limitation of $3,000.  Capital losses of an individual taxpayer generally may not be carried back but may be carried forward indefinitely.  For corporate taxpayers, capital gains are not subject to tax at reduced rates .  Capital losses of a corporate taxpayer may be offset only against capital gains.   Unused capital losses may be carried back three years, subject to certain limitations, and carried forward five years.

A 3.8% Medicare contribution tax generally applies to all or a portion of the net investment income of an Investor who is an individual and not a nonresident alien for federal income tax purposes and who has adjusted gross income (subject to certain adjustments) that exceeds a threshold amount ($250,000 if married filing jointly or if considered a “surviving spouse” for federal income tax purposes, $125,000 if married filing separately, and $200,000 in other cases).  This 3.8% tax also applies to all or a portion of the undistributed net investment income of certain Investors that are estates and trusts.  For these purposes, an Investor’s distributive share of income characterized as interest, dividend and capital gain income from the Fund will generally be taken into account in computing such Investor’s net investment income.

The Fund, indirectly through the Master Fund’s investments in Portfolio Funds , may realize ordinary income from, inter alia, accruals of interest and dividends on securities.  The Fund, through the Master Fund and the Portfolio Funds, may hold debt obligations with “original issue discount.”  In such case, the Fund would be required to take ordinary income into account on a current basis even though receipt of such amounts may occur in a subsequent year.  The Fund, through its indirect interest in the Portfolio Funds, also may acquire debt obligations with “market discount.”  Upon disposition of such an obligation, the Fund generally would be required to treat gain realized as interest income to the extent of the market discount which accrued during the period the debt obligation was held.  The Fund may realize ordinary income or loss with respect to any investments in Portfolio Funds treated as engaged in a trade or business for federal income tax purposes .  Income or loss from transactions involving derivatives, such as swap transactions, also may constitute ordinary income or loss, and in certain cases, such income may be recognizable prior to the receipt of cash associated with such income.  In addition, periodic amounts payable by the Portfolio Funds in connection with equity swaps, interest rate swaps, caps, floors and collars likely would be considered “miscellaneous itemized deductions” which, for a noncorporate Investor, may be subject to restrictions on their deductibility.  See “ Certain U.S. Federal Income Tax Aspects—Deductibility of Fund Investment Expenditures by Noncorporate Investors” below.  Moreover, gain recognized from certain “conversion transactions” will be treated as ordinary income.

Currency Fluctuations—“Section 988” Gains or Losses.  The amount of gain or loss on securities denominated in a foreign currency frequently will be affected by the fluctuation in the value of such foreign currencies relative to the value of the dollar.  Generally, gains or losses with respect to investments in common stock of foreign issuers will be taxed as capital gains or losses at the time of the disposition of such stock.  However, under Section 988 of the Code, gains and losses on the acquisition and disposition of foreign currency (e.g., the purchase of foreign currency and subsequent use of the currency to acquire stock) will be treated as ordinary income or loss.  Moreover, under Section 988, gains or losses on disposition of debt securities denominated in a foreign currency to the extent attributable to fluctuation in the value of the foreign currency between the date of acquisition of the debt security and the date of disposition will be treated as ordinary income or loss.  Similarly, gains or losses attributable to fluctuations in exchange rates that occur between the time the taxpayer accrues interest or other receivables or accrues expenses or other liabilities denominated in a foreign currency and the time the taxpayer actually collects such receivables or pays such liabilities may be treated as ordinary income or ordinary loss.

The Fund through its indirect interest in the Portfolio Funds may acquire foreign currency forward contracts, enter into foreign currency futures contracts and acquire put and call options on foreign currencies.  Generally, foreign currency regulated futures contracts and option contracts that qualify as “Section 1256 Contracts” (see “ Certain U.S. Federal Income Tax Aspects—Section 1256 Contracts” below), will not be subject to ordinary income or loss treatment under Section 988.  However, if the Fund, through the Portfolio Funds, acquires currency futures contracts or option contracts that are not Section 1256 Contracts, or any currency forward contracts, any gain or loss realized by the Fund with respect to such instruments will be ordinary, unless (i) the contract is a capital asset in the hands of the Fund and is not a part of a straddle transaction and (ii) an election is made (by the close of the day the transaction is entered into) to treat the gain or loss attributable to such contract as capital gain or loss.

Section 1256 Contracts.  In the case of “Section 1256 Contracts,” the Code generally applies a “mark to market” system of taxing unrealized gains and losses on such contracts and otherwise provides for special rules of taxation.  Under these rules, Section 1256 Contracts, which include certain regulated futures contracts, certain foreign currency forward contracts and certain options contracts, held at the end of each taxable year are treated for U.S. Federal income tax purposes as if they were sold by the holder for their fair market value on the last business day of such taxable year.  The net gain or loss, if any, resulting from such deemed sales, known as “marking to market,” together with any gain or loss resulting from actual sales of Section 1256 Contracts, must generally be taken into account by the holder as capital gain or loss in computing its taxable income for such year.  If a Section 1256 Contract held at the end of a taxable year is sold in the following year, the amount of any gain or loss realized on such sale will be adjusted to reflect the gain or loss previously taken into account under the “mark to market” rules.

Capital gains and losses from such Section 1256 Contracts generally are characterized as short-term capital gains or losses to the extent of 40% thereof and as long-term capital gains or losses to the extent of 60% thereof.  Such gains and losses will be taxed under the general rules described above.   Certain foreign currency transactions will be marked to market as Section 1256 Contracts, but gains and losses on those transactions will be treated as ordinary income and losses.  See “ Certain U.S. Federal Income Tax Aspects—Currency Fluctuations—‘Section 988’ Gains or Losses.”  If an individual taxpayer incurs a net capital loss for a year, the portion thereof, if any, which consists of a net loss on “Section 1256 Contracts” may, at the election of the taxpayer, be carried back three years.  Losses so carried back may be deducted only against net short- and long-term capital gains to the extent that such gains include gains on “Section 1256 Contracts.”

Mixed Straddle Election.  The Code allows a taxpayer to elect to offset gains and losses from positions which are part of a “mixed straddle.”  A “mixed straddle” is any straddle in which one or more but not all positions are Section 1256 Contracts.

The Fund (and the Master Fund or any Portfolio Fund) may be eligible to elect to establish one or more mixed straddle accounts for certain of its mixed straddle trading positions.  The mixed straddle account rules require a daily “marking to market” of all open positions in the account and a daily netting of gains and losses from positions in the account.  At the end of a taxable year, the annual net gains or losses from the mixed straddle account are recognized for tax purposes.  The application of the mixed straddle account rules is not entirely clear.  Therefore, there is no assurance that a mixed straddle account election by the Fund, the Master Fund or a Portfolio Fund will be accepted by the Service.

Short Sales.  Gain or loss from a short sale of property is generally considered as capital gain or loss to the extent the property used to close the short sale constitutes a capital asset in the taxpayer’s hands.  Except with respect to certain situations where the property used to close a short sale has a long-term holding period on the date of the short sale, special rules would generally treat the gains on short sales as short-term capital gains.  Moreover, a loss on a short sale will be treated as a long-term capital loss if, on the date of the short sale, “substantially identical property” has been held by the taxpayer for more than one year.  These rules also may terminate the running of the holding period of “substantially identical property” held by the taxpayer.

Gain or loss on a short sale will generally not be realized until such time that the short sale is closed.  However, if any of the Fund, the Master Fund or a Portfolio Fund holds a short sale position with respect to stock, certain debt obligations or partnership interests that has appreciated in value and then acquires property that is the same as or substantially identical to the property sold short, the applicable entity generally will recognize gain on the date it acquires such property as if the short sale were closed on such date with such property.  Similarly, if any of the Fund, the Master Fund or a Portfolio Fund holds an appreciated financial position with respect to stock, certain debt obligations or partnership interests and then enters into a short sale with respect to the same or substantially identical property, the applicable entity generally will recognize gain as if the appreciated financial position were sold at its fair market value on the date it enters into the short sale.  The subsequent holding period for any appreciated financial position that is subject to the constructive sale rules will be determined as if such position were acquired on the date of the constructive sale.

Constructive Ownership Transactions.  The Fund may indirectly gain exposure to Portfolio Funds and other “pass-thru” investment vehicles through the use of certain derivatives (including long positions in a notional principal contract, forward or futures contracts, the simultaneous holding of a call option and granting of a put option with substantially equal strike prices and maturity dates, and other similar derivatives that may be prescribed under future Regulations).  If the Fund enters into a derivative of this kind, any long-term capital gain from the derivative will be recharacterized as ordinary income to the extent the gain exceeds the long-term capital gain the Fund would have realized had it held the relevant Portfolio Fund or pass-thru investment vehicle directly.  Further, the portion of the gain which is recharacterized as ordinary income will be treated as having accrued over the term of the relevant derivative, and an Investor in the Fund may incur an interest charge with respect to any underpayment of tax that would have resulted with respect to each tax year during the term of the derivative had the ordinary income so accrued.

Effect of Straddle Rules on Investors’ Securities Positions.  The Service may treat certain positions in securities held, directly or indirectly, by an Investor and its indirect interest in similar securities held by any of the Fund, the Master Fund or a Portfolio Fund as “straddles” for U.S. Federal income tax purposes.  The application of the “straddle” rules in such a case could affect an Investor’s holding period for the securities involved and may defer the recognition of losses with respect to such securities.   The Fund will not generally be in a position to furnish to Investors information regarding the securities positions of Portfolio Funds in order to permit an Investor to determine whether its transactions in securities, which are also held by such Portfolio Funds, should be treated as offsetting positions for purposes of the straddle rules.

Lending Portfolio Securities.  If any of the Fund, the Master Fund or a Portfolio Fund lends securities from its portfolio to brokers, dealers and other financial institutions, the fund will not recognize gain or loss, either when the securities are transferred to the borrower or when they are returned to the fund, provided that, under the terms of the lending agreement (i) the borrower is required to return securities identical to the securities loaned and make payments to the fund of amounts equivalent to all interest, dividends, and other distributions (“substitute payments”) which the fund, as owner of the securities, is entitled to receive during the term of the lending transaction, and (ii) the fund’s risk of loss or opportunity for gain with respect to the loaned securities is not reduced.  Proposed Regulations would further require that for this treatment to apply the lending agreement be in writing and that the agreement be terminable by the fund upon notice of not more than five business days.

The substitute payments received by the fund are sourced (either U.S. source or foreign source) by reference to the source of the payments (dividend or interest) they replace.  Substitute interest or dividend payments generally have the same character as interest or dividend income, respectively, for purposes of determining the tax liability of and withholding of taxes with respect to a foreign person and the application of income tax treaties.  Proposed Regulations indicate that for other purposes the substitute payments shall be treated as a fee for the temporary use of property, and not as interest or dividend income.  Accordingly, for other purposes, including the dividends received deduction, the application of preferential rates applicable to qualified dividend income and the foreign tax credit provisions, the substitute payments may not be treated as interest and dividends.  Nevertheless, any substitute payments made to a fund enjoy the same general exemption from unrelated business taxable income as the interest and dividends they replace so long as the lending agreement contains certain provisions, including reasonable procedures to implement the borrower’s obligation to furnish the fund with collateral that at all times has a value at least equal to the value of the loaned securities.

Limitation on Deductibility of Interest and Short Sale Expenses.  For noncorporate taxpayers, Section 163(d) of the Code limits the deduction for “investment interest” (i.e., interest or short sale expenses for “indebtedness properly allocable to property held for investment”).  Investment interest is not deductible in the current year to the extent that it exceeds the taxpayer’s “net investment income,” consisting of net gain and ordinary income derived from investments in the current year less certain directly connected expenses (other than interest or short sale expenses).  For this purpose, any long-term capital gain and any qualified dividend income is excluded from net investment income unless the taxpayer elects to pay tax on such amounts at ordinary non-preferential income tax rates.

For purposes of this provision, the Fund’s activities will generally be treated as giving rise to investment income for an Investor, and the investment interest limitation would apply to a noncorporate Investor’s share of the interest and short sale expenses attributable to the Fund’s operation.  In such case, a noncorporate Investor would be denied a deduction for all or part of that portion of its distributive share of the Fund’s ordinary losses attributable to interest and short sale expenses unless it had sufficient investment income from all sources including the Fund.  An Investor that could not deduct losses currently as a result of the application of Section 163(d) would be entitled to carry forward such losses to future years, subject to the same limitation.  The investment interest limitation would also apply to interest paid by a noncorporate Investor on money borrowed to finance its investment in the Fund.  Potential Investors are advised to consult with their own tax advisers with respect to the application of the investment interest limitation in their particular tax situations.

Deductibility of Fund Investment Expenditures by Noncorporate Investors.  Investment expenses (e.g., investment advisory fees) of an individual, trust or estate are deductible only to the extent that such expenses exceed 2% of adjusted gross income.  Further, in the case of an Investor that is a partnership having 100 or more partners and which has elected to be treated as an “electing large partnership,” 70% of such deductions will be disallowed, although the remaining deductions generally will be allowed at the partnership level and will not be subject to the 2% floor that would otherwise be applicable to individual Investors.  In addition, the Code further restricts the ability of an individual with an adjusted gross income in excess of a specified threshold amount to deduct such investment expenses.  Under such provision, investment expenses in excess of 2% of adjusted gross income may only be deducted to the extent such excess expenses, along with certain other itemized deductions, exceed the lesser of (i) 3% of the excess of the individual’s adjusted gross income over the specified threshold amount or (ii) 80% of the amount of certain itemized deductions otherwise allowable for the taxable year.  Moreover, such investment expenses are miscellaneous itemized deductions which are not deductible by a noncorporate taxpayer in calculating its alternative minimum tax liability.

These limitations will apply to a noncorporate Investor’s share of the investment expenses of the Fund to the extent that such expenses are attributable to a Portfolio Fund that is not considered to be in a trade or business within the meaning of the Code.  These limitations on deductibility should not apply, however, to a noncorporate Investor’s share of the expenses of the Fund to the extent that such expenses are attributable to a Portfolio Fund that is considered to be in a trade or business within the meaning of the Code.

Although the Fund intends to treat any expenses related to a trade or business as not being subject to the foregoing limitations on deductibility, there can be no assurance that the Service will not treat such items as investment expenses which are subject to the limitations.

The consequences of these limitations will vary depending upon the particular tax situation of each taxpayer.  Accordingly, noncorporate Investors should consult their tax advisers with respect to the application of these limitations.

No deduction is allowed for sales loads paid by an Investor to acquire an Interest in the Fund; instead any such fees will be included in the Investor’s adjusted tax basis for its Interest in the Fund.

Application of Rules for Income and Losses from Passive Activities; Certain Other Loss Limitations .  The Code restricts the deductibility of losses from a “passive activity” against certain income which is not derived from a passive activity.  This restriction applies to individuals, personal service corporations and certain closely held corporations.  Income or loss from the Fund’s securities trading activity generally will not constitute income or loss from a passive activity.  Therefore, passive losses from other sources generally could not be deducted against an Investor’s share of income and gain from the Fund.  Income or loss attributable to investments in partnerships engaged in a trade or business other than securities trading may constitute passive activity income or loss.

Should the Fund incur losses, the amount of those losses that may be deducted by an Investor in any year is limited to the lesser of (1) the Investor’s tax basis for its investment in the Fund, or (2) with respect to Investors that are individuals, estates, trusts and certain closely held corporations, the Investor’s amount “at risk” with respect to the Fund at the end of such year. Fund losses that are not currently deductible by an Investor under either the “at risk” or the tax basis limitations may be deducted in a subsequent taxable year to the extent that the Investor has an additional amount of at-risk investment in the Fund or tax basis, as applicable, as of the close of such year. As a result of these limitations, an Investor may not be able to deduct fully his or her allocable share of Fund losses in the year those losses are incurred.

The tax basis of an Investor’s Interest will initially be equal to the amount of money invested and will be increased by its share of Fund income and by the Investor’s share of the liabilities of the Fund, if any, and decreased (but not below zero) by the amount of money and the adjusted basis of property distributed to the Investor and by the Investor’s share of any reduction in the liabilities of the Fund, Fund losses and nondeductible Fund expenditures not chargeable to capital account.

The amount that an Investor will be considered to have at risk for a taxable year will be determined as of the close of the Fund’s taxable year.  Generally, an Investor’s investment in the Fund will be considered at risk to the extent it is made with cash, with property, or with the proceeds of a loan for which the Investor is personally liable or that is secured by personal assets other than an investment in the Fund (to the extent of the net fair market value of the Investor’s interest in those assets).  Such amount will be increased by the Investor’s share of subsequent income of the Fund and contributions to the Fund and decreased by the Investor’s share of Fund losses and distributions (including withdrawal proceeds).  Deductions or losses of the Fund previously disallowed under the at-risk rules may be used to offset gain on the sale or exchange of Interests, including amounts treated as gain realized on a distribution in excess of the recipient Investor’s basis.  If the amount that an Investor is considered to have at risk in the Fund falls below zero (e.g., because of a distribution to the Investor), the difference between the at-risk amount and zero may be included in income to the extent that losses of the Fund were previously deducted by that Investor, and the amount so included in income will be treated as a deduction generated by the Fund in the following taxable year.

“Phantom Income” from Certain Foreign Equity Investments.  Pursuant to various “anti-deferral” provisions of the Code (the “Subpart F” and “passive foreign investment company” (“PFIC”) provisions), investments, if any, by the Fund through the Portfolio Funds in certain foreign corporations may cause an Investor to (i) recognize taxable income prior to the Fund’s receipt of distributable proceeds, (ii) pay an interest charge on receipts that are deemed as having been deferred and /or (iii) recognize ordinary income that, but for the “anti-deferral” provisions, would have been treated as capital gain.

It should be noted that dividends paid by a PFIC are not eligible for taxation at preferential rates that apply to qualified dividend income .

Foreign Taxes.  It is possible that certain dividends, interest and other amounts received from sources within foreign countries will be subject to withholding taxes imposed by such countries.  In addition, some foreign countries may impose capital gains taxes on certain securities transactions involving foreign issuers.  Tax treaties between certain countries and the United States may reduce or eliminate such taxes.

The Fund will inform Investors of their proportionate share of the foreign taxes paid or incurred by the Fund, the Master Fund or a Portfolio Fund that Investors will be required to include in their income.  The Investors generally will be entitled to claim either a credit (subject, however, to various limitations on foreign tax credits), or, if they itemize their deductions, a deduction (subject to the limitations generally applicable to deductions) for their share of such foreign taxes in computing their U.S. Federal income taxes.  An Investor that is tax exempt will not ordinarily benefit from such credit or deduction.

Unrelated Business Taxable Income.  Generally, a tax- exempt organization (such as an employee benefit plan, individual retirement account (“IRA”) or 401(k) or Keogh Plan) is exempt from U.S. Federal income tax on its passive investment income, such as dividends, interest and capital gains, whether realized by the organization directly or indirectly through a partnership in which it is a partner.1

This general exemption from tax does not apply to the unrelated business taxable income (“UBTI”) of an exempt organization.  Generally, except as noted above with respect to certain categories of exempt trading activity, UBTI includes non-investment income or gain derived, either directly or through partnerships, from a trade or business, the conduct of which is substantially unrelated to the exercise or performance of the organization’s exempt purpose or function.  UBTI also includes “unrelated debt-financed income,” which generally consists of (i) income derived by an exempt organization, directly or through a partnership, from income-producing property with respect to which there is “acquisition indebtedness” at any time during the taxable year, and (ii) gains derived by an exempt organization, directly or through a partnership, from the disposition of property with respect to which there is “acquisition indebtedness” at any time during the 12-month period ending with the date of such disposition.  With respect to its investments in partnerships engaged in a trade or business, the Fund’s income, or loss, from these investments may constitute UBTI.

1
With certain exceptions, tax-exempt organizations which are private foundations are subject to a 2% Federal excise tax on their “net investment income.” The rate of the excise tax for any taxable year may be reduced to 1% if the private foundation meets certain distribution requirements for the taxable year. A private foundation will be required to make payments of estimated tax with respect to this excise tax.

The Fund directly or indirectly through the Portfolio Funds may incur “acquisition indebtedness” with respect to certain transactions, such as the purchase of securities on margin.  Based upon a published ruling issued by the Service which generally holds that income and gain with respect to short sales of publicly traded stock does not constitute income from debt-financed property for purposes of computing UBTI, the Fund will treat its short sales of securities as not involving “acquisition indebtedness” and therefore as not generating UBTI.2  To the extent the Fund recognizes income (i.e., dividends and interest) from securities with respect to which there is “acquisition indebtedness” during a taxable year, the percentage of such income which will be treated as UBTI generally will be based on the percentage which the “average acquisition indebtedness” incurred with respect to such securities is of the “average amount of the adjusted basis” of such securities during the taxable year.

To the extent the Fund recognizes capital gain from securities with respect to which there is “acquisition indebtedness” at any time during the 12-month period ending with the date of their disposition, the percentage of such gain which will be treated as UBTI will be based on the percentage which the highest amount of such “acquisition indebtedness” is of the “average amount of the adjusted basis” of such securities during the taxable year.  In determining the unrelated debt-financed income of the Fund, an allocable portion of deductions directly connected with the Fund’s debt-financed property is taken into account.  Thus, for instance, a percentage of capital losses from debt-financed securities, based on the debt/basis percentage calculation described above, would offset gains treated as UBTI.

Since the calculation of the Fund’s “unrelated debt-financed income” is complex and will depend in large part on the amount of leverage, if any, used by the Portfolio Funds from time to time,3 it is impossible to predict what percentage of the Fund’s income and gains will be treated as UBTI for an Investor that is an exempt organization.  An exempt organization’s share of the income or gains of the Fund which is treated as UBTI may not be offset by losses of the exempt organization either from the Fund or otherwise, unless such losses are treated as attributable to an unrelated trade or business (e.g., losses from securities for which there is acquisition indebtedness).

To the extent that the Fund generates UBTI, the applicable U.S. Federal tax rate for a particular Investor generally would be either the corporate or trust tax rate depending upon the nature of the particular exempt organization.  An exempt organization may be required to substantiate, to the satisfaction of the Service, the method used to calculate its UBTI.  The Fund will be required to report to an Investor which is an exempt organization information as to the portion, if any, of its income and gains from the Fund for each year which will be treated as UBTI.  The calculation of such amount with respect to transactions entered into by the Fund is highly complex, and there is no assurance that the Fund’s calculation of UBTI will be accepted by the Service.

2	Moreover, income realized from option writing and futures contract transactions generally would not constitute UBTI.

3
The calculation of a particular exempt organization’s UBTI would also be affected if it incurs indebtedness to finance its investment in the Fund.  An exempt organization is required to make estimated tax payments with respect to its UBTI.

In general, if the Fund allocates UBTI to an exempt organization such as a qualified retirement plan or a private foundation, the portion of the Fund’s income and gains allocated to that organization which is not treated as UBTI will continue to be exempt from tax, as will the organization’s income and gains from other investments which are not treated as UBTI.  Therefore, the possibility of realizing UBTI from its investment in the Fund generally should not affect the tax-exempt status of such an exempt organization.4  However, a title-holding company will not be exempt from tax if it has certain types of UBTI.  Moreover, the charitable contribution deduction for a trust under Section 642(c) of the Code may be limited for any year in which the trust has UBTI, and a charitable remainder trust will be subject to a 100% tax on any UBTI it realizes .

An exempt organization (including an IRA) may be required to make tax payments, including estimated tax payments, and file an income tax return for any taxable year in which it has UBTI.  To file the return, it may be necessary for the exempt organization to obtain an Employer Identification Number.  A prospective Investor should consult its tax adviser with respect to the tax consequences of receiving UBTI from the Fund.  See also “ERISA Considerations.”

Reporting

The Fund and the Investors may be subject to additional U.S. tax information reporting obligations as a result of the Fund’s and the Master Fund’s investments.  All Investors will generally be required to provide certain tax forms in connection with their investments in the Fund.

Provisions of the Code and Regulations (the “Disclosure Provisions”) require participants in a “reportable transaction” to disclose certain information about the transaction on IRS Form 8886 and retain information relating to the transaction.  “Material advisors” with respect to a reportable transaction are also required to disclosure certain information about the transaction to the Service and are required to maintain lists identifying the transaction investors and furnish to the Service upon demand such investor information as well as detailed information regarding the transactions.  A transaction may be a “reportable transaction” based upon any of several indicia, including the existence of confidentiality agreements, certain indemnity arrangements, and recognition of investment or other losses, one or more of which may be present with respect to or in connection with an investment in or by the Fund.  In addition, the Disclosure Provisions could be interpreted to cover and require reporting of transactions that are generally not considered tax shelters, including certain foreign currency transactions.  Significant penalties may apply upon a failure to comply with these disclosure and/or list maintenance requirements, and with respect to understatements of tax resulting from participation in certain reportable transactions.  Investors are urged to consult their own tax advisors concerning any possible disclosure obligation with respect to their investment in the Fund and should be aware that the Fund and the Adviser intend to comply with the disclosure and list maintenance requirements under the Disclosure Provisions if they determine that they apply to the Fund.  Disclosure of a transaction to the Service does not indicate that the transaction or any claimed tax benefits pertaining to the transaction have been reviewed, examined or approved by the Service.

4
Certain exempt organizations which realize UBTI in a taxable year will not constitute “qualified organizations” for purposes of Section 514(c)(9)(B)(vi)(I) of the Code, pursuant to which, in limited circumstances, income from certain real estate partnerships in which such organizations invest might be treated as exempt from UBTI. A prospective tax-exempt Investor should consult its tax adviser in this regard.

Regulations generally impose an information reporting requirement on a U.S. person’s direct and indirect contributions of cash or property to a foreign partnership where (i) immediately after the contribution, the United States Person owns (directly, indirectly or by attribution) at least a 10% interest in the foreign partnership or (ii) the value of the cash and/or property transferred during the twelve-month period ending on the date of the contribution by the transferor (or any related person) exceeds $100,000.  Some or all of the Portfolio Funds may be structured as foreign partnerships.  Under these rules, an Investor may be deemed to have transferred a proportionate share of the cash and property contributed by the Master Fund to a Portfolio Fund.  Furthermore, if a U.S. person was required to report a transfer to a foreign partnership of appreciated property under the first sentence of this paragraph, and the foreign partnership disposes of the property while such U.S. person remains a direct or indirect partner, that U.S. person may be required to report the disposition by the partnership.

The foregoing is not intended to constitute an exhaustive description of all disclosure provisions and reporting requirements that may apply to an investment in Interests.  Investors are urged to consult their own tax advisors concerning these and any other reporting requirements.  In addition to resulting in significant penalties, failure to satisfy certain reporting requirements may result in an extension of the time period during which the Service can assess a tax, and under certain circumstances, such an extension may apply to assessments of amounts unrelated to any unsatisfied reporting requirement.

State and Local Taxation

In addition to the U.S. Federal income tax consequences described above, prospective investors should consider potential state and local tax consequences of an investment in the Fund.  State and local tax laws differ in the treatment of limited liability companies such as the Fund.   Some jurisdictions may impose entity level taxes on a limited liability company if it is found to have sufficient contact with that jurisdiction.  Such taxes may be based on the income and capital of the entity that is allocated to the jurisdiction.

State and local laws often differ from U.S. Federal income tax laws with respect to the treatment of specific items of income, gain, loss, deduction and credit.  An Investor’s distributive share of the taxable income or loss of the Fund generally will be required to be included in determining its reportable income for state and local tax purposes in the jurisdiction in which it is a resident.

Further, if a Portfolio Fund conducts business or other activities in a jurisdiction, then an Investor that is not a resident of that jurisdiction may nevertheless be subject to tax in that jurisdiction on its share of the Fund’s income attributable to those activities of the Portfolio Fund and may be required to file income tax or other returns in that jurisdiction.  Prospective investors should consult their tax advisers with respect to the availability of a credit for such tax in the jurisdiction in which that Investor is a resident.

Each prospective Investor should consult its tax adviser with regard to the state and local tax consequences of an investment in the Fund.

Tax Laws Subject to Change

The Code, Regulations and other rules with respect to all of the foregoing tax matters are constantly subject to change by Congress and the Department of the Treasury, and their interpretations may be modified or affected by judicial decisions or administrative interpretations. Hence, no assurance can be given that the interpretations described in this discussion will remain in effect. Any changes could be applied retroactively.

ERISA CONSIDERATIONS

Persons who are fiduciaries with respect to an employee benefit plan or other arrangement subject to the fiduciary responsibility provisions of Title I of the Employee Retirement Income Security Act of 1974, as amended (an “ERISA Plan” and “ERISA,” respectively), and persons who are fiduciaries with respect to an IRA or Keogh Plan, which is not subject to ERISA but is subject to the prohibited transaction rules of Section 4975 of the Code (together with ERISA Plans, “Benefit Plans”), should consider, among other things, the matters described below in determining whether to invest in the Fund.

ERISA imposes certain general and specific responsibilities on persons who are fiduciaries with respect to an ERISA Plan, including prudence, diversification, an obligation not to engage in a prohibited transaction and other standards.  In determining whether a particular investment is appropriate for an ERISA Plan, Department of Labor (“DOL”) regulations provide that a fiduciary of an ERISA Plan must give appropriate consideration to, among other things, the role that the investment plays in the ERISA Plan’s portfolio, taking into consideration whether the investment is designed reasonably to further the ERISA Plan’s purposes, an examination of the risk and return factors, the portfolio’s composition with regard to diversification, the liquidity and current return of the total portfolio relative to the anticipated cash flow needs of the ERISA Plan, the income tax consequences of the investment (see “ Certain U.S. Federal Income Tax Aspects—Unrelated Business Taxable Income” and “—Certain Issues Pertaining to Specific Exempt Organizations”) and the projected return of the total portfolio relative to the ERISA Plan’s funding objectives.  Before investing the assets of an ERISA Plan in the Fund, a fiduciary should determine whether such an investment is consistent with its fiduciary responsibilities and the foregoing regulations.  For example, a fiduciary should consider whether an investment in the Fund may be too illiquid or too speculative for a particular ERISA Plan, and whether the assets of the ERISA Plan would be sufficiently diversified.  If a fiduciary with respect to an ERISA Plan breaches its responsibilities with regard to selecting an investment or an investment course of action for the ERISA Plan, the fiduciary itself may be held personally liable for losses incurred by the ERISA Plan as a result of such breach.

Because the Fund has registered as an investment company under the 1940 Act, the underlying assets of the Fund should not be considered to be “plan assets” of the ERISA Plans or other Benefit Plans investing in the Fund for purposes of ERISA’s (or the Code’s) fiduciary responsibility and prohibited transaction rules.  Thus, the Adviser will not be a fiduciary within the meaning of ERISA by reason of its authority with respect to the Fund.

The Adviser will require a Benefit Plan which proposes to invest in the Fund to represent that it, and any fiduciaries responsible for such Plan’s investments, are aware of and understand the Fund’s investment objective, policies and strategies, and that the decision to invest plan assets in the Fund was made with appropriate consideration of relevant investment factors with regard to the Benefit Plan and is consistent with the duties and responsibilities imposed upon fiduciaries with regard to their investment decisions under ERISA and/or the Code.

Certain prospective investors that are Benefit Plans , or that are entities treated as holding the assets of Benefit Plans under Section 3(42) of ERISA and DOL Regulations Section 2510.3-101 (collectively, “Benefit Plan Investors”), may currently maintain relationships with the Adviser or other entities which are affiliated with the Adviser.   If the Adviser or one of its affiliates provides investment management, investment advisory or other services to a Benefit Plan Investor, it may be deemed to be a party in interest to, and/or a fiduciary of, the Benefit Plan Investor .  ERISA prohibits (and the Code penalizes) the use of ERISA and other Benefit Plan assets for the benefit of a party in interest, and also prohibits (or penalizes) an ERISA or other Benefit Plan fiduciary from using its position to cause the Benefit Plan to make an investment from which it or certain third parties in which such fiduciary has an interest would receive a fee or other consideration.   Benefit Plan Investors should consult with counsel to determine if participation in the Fund would involve a transaction which is prohibited by ERISA or the Code.  Fiduciaries of Benefit Plan Investors will be required to represent that the decision to invest in the Fund was made by them as fiduciaries, that they are independent of the Adviser and its affiliates , that as fiduciaries they are duly authorized to make such investment decision and that they have not relied on any individualized advice or recommendation of the Adviser or any of its affiliates as a primary basis for the decision to invest in the Fund.

Fiduciaries investing the assets of an ERISA Plan in the Fund are notified that the information in this Memorandum in relation to: (i) the compensation received by the Adviser hereunder; (ii) the services provided by the Adviser for such compensation and the purpose for the payment of the compensation; (iii) a description of the formula used to calculate the compensation; and (iv) the identity of the parties paying and receiving the compensation, is intended to satisfy the alternative reporting option with respect to compensation of the Adviser that is reportable on Schedule C of the ERISA Plan’s Form 5500.

The provisions of ERISA and the Code are subject to extensive and continuing administrative and judicial interpretation and review.  The discussion of ERISA and the Code contained in this Memorandum is general and may be affected by future publication of regulations and rulings.  Potential Investors investing assets of Benefit Plans should consult their legal advisers regarding the consequences under ERISA and the Code of the acquisition and ownership of Interests.

PROXY VOTING POLICIES AND PROCEDURES

The Fund invests substantially all of its assets in the Master Fund, which is a fund of funds that invests primarily in Portfolio Funds which have investors other than the Master Fund.  The Master Fund may invest a majority of its assets in non-voting securities of Portfolio Funds.

The Fund and the Master Fund have delegated voting of proxies in respect of portfolio holdings to the Adviser, to vote the proxies in accordance with the Adviser’s proxy voting guidelines and procedures.  However, Portfolio Funds typically do not submit matters to investors for vote.  If a Portfolio Fund submits a matter to the Master Fund for vote (and the Master Fund holds voting interests in the Portfolio Fund), the Adviser will vote on the matter in a way that it believes is in the best interest of the Master Fund and in accordance with the following proxy voting guidelines (the “Voting Guidelines”):

•	In voting proxies, the Adviser is guided by general fiduciary principles. The Adviser’s goal is to act prudently, solely in the best interest of the Fund.

•
The Adviser attempts to consider all factors of its vote that could affect the value of the investment and will vote proxies in the manner that it believes will be consistent with efforts to maximize Investor values.

•	The Adviser, absent a particular reason to the contrary, generally will vote with management’s recommendations on routine matters. Other matters will be voted on a case-by-case basis.

The Adviser applies its Voting Guidelines in a manner designed to identify and address material conflicts that may arise between the Adviser’s interests and those of its clients before voting proxies on behalf of such clients.  The Adviser relies on the following to seek to identify conflicts of interest with respect to proxy voting and assess their materiality:

•
The Adviser’s employees are under an obligation (i) to be aware of the potential for conflicts of interest on the part of the Adviser with respect to voting proxies on behalf of client accounts both as a result of an employee’s personal relationships and due to special circumstances that may arise during the conduct of the Adviser’s business, and (ii) to bring conflicts of interest of which they become aware to the attention of certain designated persons.

•
Such designated persons work with appropriate personnel of the Adviser to determine whether an identified conflict of interest is material.  A conflict of interest will be considered material to the extent that it is determined that such conflict has the potential to influence the Adviser’s decision-making in voting the proxy.  All materiality determinations will be based on an assessment of the particular facts and circumstances.  The Adviser shall maintain a written record of all materiality determinations.

•	If it is determined that a conflict of interest is not material, the Adviser may vote proxies notwithstanding the existence of the conflict.

•
If it is determined that a conflict of interest is material, the Adviser’s Chief Compliance Officer works with appropriate personnel of the Adviser to agree upon a method to resolve such conflict of interest before voting proxies affected by the conflict of interest.  Such methods may include:

•	disclosing the conflict to the Fund’s Board and obtaining the consent from Fund’s Board before voting;

•	engaging another party on behalf of the client to vote the proxy on its behalf;

•	engaging a third party to recommend a vote with respect to the proxy based on application of the policies set forth herein; or

•	such other method as is deemed appropriate under the circumstances given the nature of the conflict.

•	The Adviser shall maintain a written record of the method used to resolve a material conflict of interest.

SUMMARY OF LLC AGREEMENT

The following is a summary description of additional items and of select provisions of the limited liability company agreements for both the Fund and the Master Fund (the “LLC Agreement”) which are not described elsewhere in this Memorandum.  The description of such items and provisions is not definitive and reference should be made to the complete text of the LLC Agreement contained in Appendix A.

Interests in the Fund

Persons who purchase Interests in the offering being made hereby will be members of the Fund.  The Adviser, or its successor, in its capacity as investment adviser of the Fund, is a member of the Fund.  Additionally, the Adviser and its affiliates may contribute capital to and maintain an investment in the Fund, and to that extent also will be members of the Fund.  As described above, Interests in the Fund may be denominated in Units.

Liability of Investors

Investors in the Fund will be members of a limited liability company as provided under Delaware law.  Under Delaware law and the LLC Agreement, an Investor will not be liable personally for the debts, obligations or liabilities of the Fund, whether arising in contract, tort or otherwise, solely by reason of being an Investor, except that the Investor may be obligated to make Capital Contributions to the Fund and other payments pursuant to the LLC Agreement, and to repay any funds wrongfully distributed to the Investor.  However, the Adviser, in the exercise of its functions on behalf of the Fund , may require an Investor to contribute to the Fund, at any time or from time to time , whether before or after the Fund’s dissolution or after the Investor ceases to be an Investor, such amounts as the Adviser, in its discretion, determines are necessary to meet the Fund’s debts, obligations or liabilities (not to exceed for any Investor, the aggregate amount of any distributions, amounts paid in connection with a repurchase of all or a portion of the Investor’s Interests and any other amounts received by the Investor from the Fund during or after the fiscal year to which any debt, obligation or liability of the Fund arises or is incurred); provided however, that each Investor shall contribute only his pro rata share of the aggregate amount requested based on such Investor’s Capital Account in the fiscal year in which the debt, obligation or liability arose or was incurred as a percentage of the aggregate Capital Accounts of all Investors in the Fund in such fiscal year; and provided further that the provisions of the LLC Agreement shall not affect the obligations of the Investors under Delaware law.

Duty of Care of the Board and the Adviser

The LLC Agreement provides that none of the Directors, officers of the Fund , the Adviser, including any officer, director, member, partner, principal, employee or agent of the Adviser and each of their respective affiliates, shall be liable to the Fund or to any of the Investors for any loss or damage occasioned by any act or omission in the performance of such person’s services under the LLC Agreement, unless it shall be determined by final judicial decision on the merits from which there is no further right to appeal that such loss is due to an act or omission of such person constituting willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such person’s duties.  The LLC Agreement also provides that, to the extent permitted by law, the Fund shall indemnify each Director (including for this purpose their executors, heirs, assigns, successors or other legal representatives) and each officer of the Fund, but not by the Investors individually, against all losses, claims, damages, liabilities, costs and expenses, including, but not limited to, amounts paid in satisfaction of judgments, in compromise, or as fines or penalties, and reasonable counsel fees, incurred in connection with the defense or disposition of any action, suit, investigation or other proceeding, whether civil or criminal, before any judicial, arbitral , administrative or legislative body, in which such indemnitee may be or may have been involved as a party or otherwise, or with which such indemnitee may be or may have been threatened, while in office or thereafter, by reason of being or having been a Director or an officer of the Fund, as the case may be, of the Fund or the past or present performance of services to the Fund by such indemnitee, except to the extent such loss, claim, damage, liability, cost or expense shall have been finally determined in a non-appealable decision on the merits in any such action, suit, investigation or other proceeding to have been incurred or suffered by such indemnitee by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of such indemnitee’s office.   None of these persons will be personally liable to any Investor for the repayment of any balance in such Investor’s Capital Account or for Capital Contributions by such Investor to the Fund or by reason of any change in the U.S. Federal or state income tax laws applicable to the Fund or its Investors.  The rights of indemnification and exculpation provided under the LLC Agreement do not provide for indemnification of a director for any liability, including liability under U.S. Federal securities laws which, under certain circumstances, impose liability even on persons that act in good faith, to the extent, but only to the extent, that such indemnification would be in violation of applicable law.

Delegation of Certain Duties of the Board to the Adviser

The Board may from time to time delegate to the Adviser powers and authorities under the LLC Agreement, including without limitation the following:  admission of Investors ; consent to transfers of Interests of Investors; determinations relating to amounts and manner of contributions to capital; allocations of certain withholding taxes and other expenditures; determination of reserves; determinations of tax allocations; and determinations and allocations of amounts among Capital Accounts.

Amendment of the LLC Agreement

The LLC Agreement may be amended with the approval of the Board, including a majority of the Independent Directors, if required by the 1940 Act, or a majority, as defined in the 1940 Act, of the outstanding voting securities of the Fund.   Any amendment that would: (i) increase the obligation of an Investor to make any contribution to the capital of the Fund; (ii)   reduce the Capital Account of an Investor other than in accordance with the LLC Agreement; or (iii) modify the events causing the dissolution of the Fund; may be made only if (i) the written consent of each Investor adversely affected thereby is obtained prior to the effectiveness thereof or (ii) such amendment does not become effective until (A) each Investor has received written notice of such amendment (except as otherwise provided in the LLC Agreement) and (B) any Investor objecting to such amendment has been afforded a reasonable opportunity (pursuant to such procedures as may be prescribed by the Board) to tender his or her entire Interest for repurchase by the Fund.  As an example, the Board may at any time, without the consent of the other Investors, amend the LLC Agreement to (i) restate the LLC Agreement, (ii) effect compliance with any applicable law or regulation, or to cure any ambiguity or to correct or supplement any provision that may be inconsistent with another provision, provided such action does not affect the rights of any Investor in any material respect, or (iii) make such changes as may be necessary to assure the Fund’s continuing eligibility to be classified for U.S. Federal income tax purposes as a partnership which is not treated as a corporation under Section 7704(a) of the Code.   The Board shall give written notice of any proposed amendment to the LLC Agreement to each Investor, which notice shall set forth (i) the text of the proposed amendment or (ii) a summary thereof and a statement that the text thereof will be furnished to any Investor upon request.

Term, Dissolution and Liquidation

The Fund will be dissolved:

•	upon the affirmative vote to dissolve the Fund by the Board;

•
upon the expiration of any two-year period which commences on the date on which any Investor has submitted to the Fund a written request in accordance with the LLC Agreement, to tender its entire Interest for repurchase by the Fund if such Investor’s Interest has not been permitted to do so at any time during such period;

•	at the election of the Adviser;

•	upon the failure of Investors to elect successor Directors at a meeting called by the Adviser when no director remains; or

•	as required by operation of law.

Upon the occurrence of any event of dissolution, the Board, acting directly, or a liquidator under appointment by the Board, is charged with winding up the affairs of the Fund and liquidating its assets.  Net profits or net loss during the fiscal period including the period of liquidation will be allocated as described in the section titled “Capital Accounts and Allocations—Allocation of Net Profits and Net Losses.”

Upon the dissolution of the Fund, its assets are to be distributed (1) first to satisfy the debts, liabilities and obligations of the Fund, other than debts to Investors, including actual or anticipated liquidation expenses, (2) next to satisfy debts owing to the Investors, and (3) finally to the Investors proportionately in accordance with the balances in their respective Capital Accounts.  Assets may be distributed in kind on a pro rata basis if the Board or liquidator determines that such a distribution would be in the interests of the Investors in facilitating an orderly liquidation.

ADDITIONAL INFORMATION

Reports to Investors

The Fund will furnish to Investors as soon as practicable after the end of each taxable year such information as is necessary for such Investors to complete U.S. federal and state income tax or information returns, along with any other tax information required by law.  The Fund will send to Investors a semi-annual and an audited annual report within 60 days after the close of the period for which it is being made, or as otherwise required by the 1940 Act.  Quarterly reports from the Adviser regarding the Fund’s operations during such period also will be sent to Investors.

Fiscal Year

For accounting purposes, the Fund’s fiscal year is the 12-month period ending on March 31.  For tax purposes, the Fund intends to adopt the 12-month period ending December 31 of each year as its taxable year.  However, in certain circumstances, the Fund may be required to adopt a taxable year ending on another date.  A taxable year ending on such other date may be required temporarily until the Fund has attracted additional Investors with calendar years for tax purposes, at which time the Fund may be eligible to change its taxable year-end to December 31.

Independent Registered Public Accounting Firm

PricewaterhouseCoopers LLP serves as the independent registered public accounting firm of the Fund.  Its principal business address is 125 High Street, Boston, Massachusetts 02210.

Legal Counsel

Bingham McCutchen LLP, Boston, Massachusetts, acts as legal counsel to the Fund.  No independent counsel has been retained to represent Investors in the Fund. Each Investor should consult with its own counsel as to the legal and tax aspects of an investment in the Fund and its suitability for such Investor.

Brokerage and Custody

U.S. Bank National Association (the “Custodian”) serves as the primary custodian of the assets of the Fund, and may maintain custody of such assets with domestic and foreign subcustodians (which may be banks, trust companies, securities depositories and clearing agencies) approved by the Board.  Assets of the Fund and Portfolio Funds are not held by the Adviser or commingled with the assets of other accounts other than to the extent that securities are held in the name of a custodian in a securities depository, clearing agency or omnibus customer account of such custodian.  The Custodian’s principal business address is U.S. Bank N.A., 1555 N. River Center Drive, Milwaukee, Wisconsin 53212.

The portfolio managers generally will maintain custody of the assets of the Portfolio Funds they manage with one or more custodians or prime brokers.  The portfolio managers will allocate portfolio transactions to brokers selected by them; the Adviser has no discretion with respect to the selection of such brokers (other than to select brokers for direct investments made by the Fund in securities and to liquidate any redemption proceeds received by the Fund in kind).  In general, a Portfolio Fund is not required to obtain the lowest brokerage commission rates or combine or arrange orders to obtain the lowest brokerage rates on such Portfolio Fund’s brokerage business.  In general, portfolio managers have authority to consider, an may select brokers in consideration of such brokers’ provision or payment of the costs of research and other investment-management-related services as permitted by Section 28(e) of the United States Securities Exchange Act of 1934, as amended (i.e., “soft dollar” payments which are generally of benefit to the advisory accounts of the portfolio manager, although such services may not directly benefit the Portfolio Fund in which the Fund invests).  Moreover, some portfolio managers may receive soft dollar payments outside the scope of Section 28(e) (i.e., for uses other than for research or brokerage services).  The commission rates charged by brokers in the foregoing circumstances may be higher than those charged by other brokers who may not offer such services.

Subject to principles of “best execution” (as described herein), brokerage affiliates of the portfolio managers may execute a portion, and on occasion may execute a substantial portion, of the purchases and sales of securities for the portfolio of a Portfolio Fund.

Administrator

U.S. Bancorp Fund Services, LLC (the “Administrator”) serves as the administrator for the Fund and the Master Fund.  The Administrator provides day-to-day administrative services to the Fund and the Master Fund, including, but not limited to the calculation of the NAV of the Fund on a monthly basis as of the close of the last business day of each calendar month, assistance in processing repurchases and other accounting services.  The Administrator also provides , among other services, support to the Fund’s and the Master Fund’s chief compliance officer, oversight of the Fund’s Board and the Master Fund’s board of directors meeting agenda, and assistance to the Fund and the Master Fund in connection with periodic SEC filings and communications with Investors and other persons.  The Administrator receives from the Fund an administration fee (as described under “Summary of Fees and Expenses”) and will be entitled to reimbursement of certain out-of-pocket expenses incurred on behalf of the Fund.

FINANCIAL STATEMENTS

Reference is made to the audited financial statements of the Fund for the fiscal year ended March 31, 2014, which the Fund has prepared and will furnish to Investors and file with the SEC on Form N-CSR under the 1940 Act on or before June 9, 2014, and which are incorporated herein by reference in their entirety. The audited financial statements of the Fund for the fiscal year ended March 31, 2013, which the Fund has prepared and furnished to Investors and filed with the SEC on Form N-CSR under the 1940 Act on June 7, 2013, are incorporated herein by reference in their entirety. The unaudited financial statements of the Fund for the six-month period ended September 30, 2013, which the Fund has prepared and furnished to Investors and filed with the SEC on Form N-CSR under the 1940 Act on November 5, 2013, are incorporated herein by reference in their entirety.

INQUIRIES

Inquiries concerning the Fund and Interests in the Fund, including information concerning purchase and redemption procedures, should be directed to:

SCS Financial Services, LLC
One Winthrop Square, 4th Floor
Boston, MA 02110
IR @scsfinancial.com
(617) 204- 6407

*   *   *   *   *

All potential Investors in the Fund are encouraged to consult appropriate legal and tax counsel.

APPENDIX A

LIMITED LIABILITY COMPANY AGREEMENT

[TO BE PROVIDED SEPARATELY]

A-1

PART C -- OTHER INFORMATION

Item 25:   Financial Statements and Exhibits.

1.
Financial Statements:
Contained in Part A:  Not applicable
Contained in Part B:  Financial Statements of SCS Hedged Opportunities Fund, LLC (the “Registrant”) are incorporated in Part B by reference to the Registrant’s March 31, 2014 Annual Report (audited) on Form N-CSR as filed with the Securities and Exchange Commission (“SEC”) on or before June 9, 2014, the Registrant’s March 31, 2013 Annual Report (audited) on Form N-CSR as filed with the SEC on June 7, 2013, and to the Registrant’s September 30, 2013 Semi-Annual Report (unaudited) on Form N-CSR as filed with the SEC on December 5, 2013.

2.	Exhibits:

a.1
Certificate of Formation is incorporated herein by reference to Exhibit (a)(1) of the Registrant’s initial Registration Statement on Form N-2 (File No. 811-22404), as filed with the SEC on April 12, 2010.

a.2	Limited Liability Company Agreement of the Registrant, dated June 4, 2010, is filed herewith.
a.3	First Amendment, dated as of January 22, 2013, to the Limited Liability Company Agreement, dated as of June 4, 2010, is filed herewith.
b	Not applicable.
c	Not applicable.
d	Not applicable.
e	Not applicable.
f	Not applicable.
g.1	Investment Advisory Agreement, dated as of June 4, 2010, by and among the Registrant, SCS Hedged Opportunities Master Fund, LLC, and SCS Capital Management, LLC is filed herewith.
g.2	Amendment No. 1, dated as of April 1, 2013, to the Investment Advisory Agreement is filed herewith.
g.3
Form of Expense Limitation Agreement, dated June 4, 2010, is incorporated herein by reference to Exhibit (k) of Amendment No. 1 to the Registrant’s Registration Statement on Form N-2 (File No. 811-22404), as filed with the SEC on June 15, 2010.

h	Not applicable.
i	Not applicable.

j	Amended and Restated Custodian Agreement between the Registrant and U.S. Bank National Association, dated March 4, 2011, is filed herewith.
k
Amended and Restated Servicing Agreement by and among the Registrant, SCS Hedged Opportunities (TE) Fund, LLC, SCS Hedged Opportunities Fund, LDC, SCS Hedged Opportunities (1099) Fund, LLC, SCS Hedged Opportunities Master Fund, LLC, SCS Capital Management, LLC, and U.S. Bancorp Fund Services, LLC, dated June 8, 2012, is filed herewith.

l	Not applicable.
m	Not applicable.
n	Not applicable.
o	Not applicable.
p	Not applicable.
q	Not applicable.
r.1	Code of Ethics of the Registrant, dated September 24, 2010, is filed herewith.
r.2	Code of Ethics of SCS Capital Management, dated January 2013, is filed herewith.
r.3	Code of Ethics of Quasar Distributors, LLC, dated March 17, 2014, is filed herewith.
s.	Not applicable.

Item 26:  Marketing Arrangements.

Not applicable.

Item 27:   Other Expenses of Issuance and Distribution.

Not applicable.

Item 28:   Persons Controlled by or under Common Control with Registrant.

No person is directly or indirectly under common control with the Registrant, except that the Registrant may be deemed to be controlled by SCS Capital Management, LLC, the adviser of the Registrant (the “Adviser”).  Information regarding the ownership of the Adviser is set forth in its Form ADV, as filed with the SEC (File No. 801-61448).

Item 29:   Number of Holders of Securities.

As of March 31, 2014:

TITLE OF CLASS	NUMBER OF RECORD HOLDERS
LIMITED LIABILITY COMPANY INTERESTS	50

Item 30:   Indemnification.

Reference is made to Section 3.8 of the Registrant’s Limited Liability Company Agreement (the “LLC Agreement”). The Registrant hereby undertakes that it will apply the indemnification provisions of the LLC Agreement in a manner consistent with Release 40-11330 of the SEC under the Investment Company Act of 1940, as amended (the “1940 Act”), so long as the interpretation therein of Sections 17(h) and 17(i) of the 1940 Act remains in effect.

The Registrant, in conjunction with the Adviser and the Registrant’s Directors, maintains insurance on behalf of any person who is or was an independent director, officer, employee, or agent of the Registrant, or who is or was serving at the request of the Registrant as an individual general partner, director, officer, employee or agent of another managed investment company, against certain liability asserted against and incurred by, or arising out of, his or her position. However, in no event will the Registrant pay that portion of the premium, if any, for insurance to indemnify any such person for any act for which the Registrant itself is not permitted to indemnify.

Item 31:   Business and Other Connections of Investment Adviser.

A description of any other business, profession, vocation or employment of a substantial nature in which the investment adviser of the Registrant, and each member, director, executive officer, or partner of any such investment adviser, is or has been, at any time during the past two fiscal years, engaged in for his or her own account or in the capacity of member, director, officer, employee, partner or trustee, is set forth in the Form ADV of SCS Capital Management, LLC as filed with the SEC (File No. 801-61448), and is incorporated herein by reference.

Item 32:   Location of Accounts and Records.

The Administrator maintains certain required accounting related and financial books and records of the Registrant at 777 E. Wisconsin Avenue, Milwaukee, WI  53202. The other required books and records are maintained by the Adviser, at One Winthrop Square, Boston, MA  02110.

Item 33:   Management Services.

Not applicable.

Item 34:   Undertakings.

Not applicable.

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on the 30th day of May, 2014.

SCS HEDGED OPPORTUNITIES FUND, LLC

By:	/s/ Peter H. Mattoon
Name: Peter H. Mattoon
Title: President

EXHIBIT INDEX

Exhibit	Name

a.2	Limited Liability Company Agreement of the Registrant, dated June 4, 2010.
a.3	First Amendment, dated as of January 22, 2013, to the Limited Liability Company Agreement.
g.1	Investment Advisory Agreement, dated as of June 4, 2010, by and among the Registrant, SCS Hedged Opportunities Master Fund, LLC, and SCS Capital Management, LLC.
g.2	Amendment No. 1, dated as of April 1, 2013, to the Investment Advisory Agreement.
j	Amended and Restated Custodian Agreement between the Registrant and U.S. Bank National Association, dated March 4, 2011.
k
Amended and Restated Servicing Agreement by and among the Registrant, SCS Hedged Opportunities (TE) Fund, LLC, SCS Hedged Opportunities Fund, LDC, SCS Hedged Opportunities (1099) Fund, LLC, SCS Hedged Opportunities Master Fund, LLC, SCS Capital Management, LLC, and U.S. Bancorp Fund Services, LLC dated June 8, 2012.

r.1	Code of Ethics of the Registrant, dated September 24, 2010.
r.2	Code of Ethics of SCS Capital Management, dated January 2013.
r.3	Code of Ethics of Quasar Distributors, LLC, dated March 17, 2014.